Exhibit 10.1

EXECUTION VERSION

TERM LOAN AGREEMENT

dated as of

December 3, 2014,

among

SPORTSMAN’S WAREHOUSE, INC.,

as Borrower,

SPORTSMAN’S WAREHOUSE HOLDINGS, INC.,

as Holdings,

THE LENDERS PARTY HERETO

and

CORTLAND CAPITAL MARKET SERVICES LLC,

as Administrative Agent and Collateral Agent

KKR CREDIT ADVISORS (US) LLC,

as Lead Arranger

i

SCHEDULES
Schedule 1.01(a)	-	Subsidiary Guarantors
Schedule 1.01(b)	-	Mortgaged Property
Schedule 1.01(c)	-	Fiscal Quarters
Schedule 2.01	-	Lenders and Commitments
Schedule 3.08	-	Subsidiaries
Schedule 3.09	-	Litigation
Schedule 3.17	-	Environmental Matters
Schedule 3.18	-	Insurance
Schedule 3.19(a)	-	UCC Filing Offices
Schedule 3.20(a)	-	Owned Real Property
Schedule 3.20(b)	-	Leased Real Property
Schedule 4.02(a)	-	Local Counsel
Schedule 5.14	-	Post-Closing Actions
Schedule 6.01	-	Existing Indebtedness
Schedule 6.02	-	Existing Liens

EXHIBITS
Exhibit A	-	Form of Administrative Questionnaire
Exhibit B	-	Form of Assignment and Acceptance
Exhibit C	-	Form of Borrowing Request
Exhibit D	-	Form of Guarantee and Collateral Agreement
Exhibit E	-	Intercreditor Agreement
Exhibit F	-	Form of Affiliate Subordination Agreement
Exhibit G	-	Form of Compliance Certificate
Exhibit H-1	-	Form of U.S. Tax Compliance Certificate (Foreign Lenders That Are Not Partnerships)
Exhibit H-2	-	Form of U.S. Tax Compliance Certificate (Foreign Participants That Are Not Partnerships)

Exhibit H-3	-	Form of U.S. Tax Compliance Certificate (Foreign Participants That Are Partnerships)
Exhibit H-4	-	Form of U.S. Tax Compliance Certificate (Foreign Lenders That Are Partnerships)
Exhibit I	-	Form of Promissory Note
Exhibit J	-	Form of Conversion and Continuation Notice

TERM LOAN AGREEMENT dated as of December 3, 2014, among SPORTSMAN’S WAREHOUSE, INC., a Utah corporation (the “Borrower”), SPORTSMAN’S WAREHOUSE HOLDINGS, INC., a Delaware corporation (“Holdings”), the Lenders (such term and each other capitalized term used but not defined in this introductory statement having the meaning given it in Article I) from time to time party hereto, and CORTLAND CAPITAL MARKET SERVICES LLC, as administrative agent (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent”) and as collateral agent (in such capacity, together with its successors and assigns in such capacity, the “Collateral Agent”) for the Lenders.

The Borrower has requested the Lenders to extend credit in the form of Term Loans on the Closing Date, in an aggregate principal amount of $160,000,000. The proceeds of such Term Loans are to be used solely to (i) repay all amounts outstanding under the Existing Credit Agreement, (ii) to pay the certain fees and expenses related to the Transactions and (iii) for general corporate purposes of the Borrower and its Subsidiaries.

The Lenders are willing to extend such credit to the Borrower on the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01.  Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

“ABL Agent” means Wells Fargo Bank, N.A., as administrative agent and collateral agent under the ABL Documents or any future administrative agent or collateral agent under the ABL Documents and party to the Intercreditor Agreement.

“ABL Credit Agreement” shall mean that certain Credit Agreement, dated as of May 28, 2010 (as previously amended, as amended by the ABL Facility Amendment, and as may be further amended, amended and restated, supplemented, extended or otherwise modified from time to time), among the Borrower, as the lead borrower, the borrowers named therein, the ABL Agent and the other lenders party thereto, and any replacement credit agreement entered into pursuant to any Permitted Refinancing Indebtedness in respect thereof.

“ABL Documents” shall mean the ABL Credit Agreement and all other Loan Documents (as defined in the ABL Credit Agreement).

“ABL Facility Amendment” shall mean that certain Fifth Amendment to Credit Agreement, dated as of the date hereof, among the Borrower, as the lead borrower, the borrowers named therein, the ABL Agent and the other lenders party thereto.

“ABL Loans” shall mean the loans made pursuant to the ABL Credit Agreement.

“ABL Obligations” shall have the meaning assigned to such term in the Intercreditor Agreement as in effect as of the Closing Date.

“ABL Priority Collateral” shall have the meaning assigned to such term in the Intercreditor Agreement as in effect as of the Closing Date.

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Acquired Entity” shall have the meaning assigned to such term in Section 6.04(g).

“ Additional Lender” shall mean, at any time, any bank or other financial institution that agrees to provide any portion of any Incremental Term Loans or Other Term Loans pursuant to an Incremental Amendment in accordance with Section 2.22; provided that the Administrative Agent shall have consented (such consent not to be unreasonably withheld or delayed) to such bank or other financial institution making such Incremental Term Loans or Other Term Loans if such consent would be required under Section 9.04 for an assignment of Loans to such bank or other financial institution.

“Adjusted LIBO Rate” shall mean, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum equal to (a) the greater of 1.25% per annum and (b) the product of (i) the LIBO Rate in effect for such Interest Period and (ii) Statutory Reserves.

“Administrative Agent” shall have the meaning assigned to such term in the introductory statement to this Agreement.

“Administrative Questionnaire” shall mean an Administrative Questionnaire in the form of Exhibit A, or such other form as may be supplied from time to time by the Administrative Agent.

“Affiliate” shall mean, when used with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified; provided, however, that, for purposes of the definition of “Eligible Assignee” and Section 6.07 the term “Affiliate” shall also include any Person that directly or indirectly owns 5.0% or more of any class of Equity Interests of the Person specified or that is an officer or director of the Person specified.

“Affiliate Subordination Agreement” shall mean an Affiliate Subordination Agreement in the form of Exhibit F pursuant to which intercompany obligations and advances owed by any Loan Party are subordinated to the Obligations.

“Agent Fee Letter” shall mean that certain Fee Letter dated as of the Closing Date between the Borrower and the Agent.

“Agent Indemnitees” shall mean Administrative Agent and Collateral Agent, and each of their respective officers, directors, partners, employees, Affiliates, agents and attorneys.

“Agent Professionals” shall mean attorneys, accountants, appraisers, auditors, business valuation experts, environmental engineers or consultants, turnaround consultants and other professionals and experts retained by Administrative Agent or Collateral Agent.

“Agents” shall have the meaning assigned to such term in Article VIII.

“Agreement Value” shall mean, for each Hedging Agreement, on any date of determination, the maximum aggregate amount (giving effect to any netting agreements) that Holdings, the Borrower or any of their Subsidiaries would be required to pay if such Hedging Agreement were terminated on such date.

“Alternate Base Rate” shall mean, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1.0% and (c) the Adjusted LIBO Rate applicable for an Interest Period of one month commencing on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1.0%; provided that, solely for purposes of determining the Adjusted LIBO Rate for purposes of the foregoing, the LIBO Rate for any day shall be based on the rate set forth on such day at approximately 11:00 a.m. (London time) by reference to the Intercontinental Exchange Benchmark Administration Ltd Settlement Rate for deposits in dollars (as set forth by any service selected by the Administrative Agent that has been nominated by the Intercontinental Exchange Benchmark Administration Ltd (or the successor thereto if the Intercontinental Exchange Benchmark Administration Ltd is no longer making a LIBO Rate available) as an authorized vendor for the purpose of displaying such rates). If the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate or the Adjusted LIBO Rate, as the case may be, for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations or offers in accordance with the terms of the respective definitions thereof, the Alternate Base Rate shall be determined without regard to clause (b) or (c), as applicable, of the preceding sentence until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate, as the case may be. If at any time the Alternate Base Rate as calculated pursuant to the foregoing would otherwise be lower than 2.25% per annum, the Alternate Base Rate shall be deemed to be 2.25% per annum at such time.

“Applicable Margin” shall mean, for any day (a) with respect to any Eurodollar Term Loan, 6.00% per annum and (b) with respect to any ABR Term Loan, 5.00% per annum.

“Asset Sale” shall mean the sale, transfer or other disposition (by way of merger, casualty, condemnation or otherwise) by Holdings or any of the Subsidiaries of Holdings to any Person other than the Borrower or any Subsidiary Guarantor of (a) any Equity Interests of any of the Subsidiaries of Holdings (other than directors’ qualifying shares and other than issuances of Qualified Capital Stock of the Borrower or Minnesota Merchandising to Holdings) or (b) any other assets of Holdings, the Borrower or any of the Subsidiaries of Holdings (other than (i) inventory, damaged, obsolete or worn out assets, scrap and Permitted Investments, in each case disposed of in the ordinary course of business, and (ii) any sale, transfer or other disposition or series of related sales, transfers or other dispositions having a value not in excess of $500,000).

“Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Administrative Agent, in the form of Exhibit B or such other form as shall be approved by the Administrative Agent.

“ATF” shall mean the federal Bureau of Alcohol, Tobacco and Firearms and any comparable state agency or regulatory body.

“Available Amount” shall mean, as of any date of determination, an amount (if positive) equal to (a) the aggregate cumulative amount of Excess Cash Flow that is Not Otherwise Applied for all fiscal years (commencing with and including the first full fiscal year commencing after the Closing Date) ending on or prior to such date for which financial statements have been delivered pursuant to Section 5.04(a), plus (b) the amount of any Net Cash Proceeds from capital contributions received by Holdings or Net Cash Proceeds of Equity Issuances of Qualified Capital Stock by Holdings, in each case, to the extent not resulting in a Change of Control (other than in connection with Cure Amounts) to the extent contributed by Holdings as a capital contribution to the Borrower after the Closing Date and prior to such date of determination.

“Board” shall mean the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” shall have the meaning assigned to such term in the introductory statement to this Agreement.

“Borrower Materials” shall have the meaning assigned to such term in Section 9.01.

“Borrowing” shall mean Loans of the same Type made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

“Borrowing Request” shall mean a written request by the Borrower in accordance with the terms of Section 2.03 and substantially in the form of Exhibit C, or such other form as shall be approved by the Administrative Agent.

“Breakage Event” shall have the meaning assigned to such term in Section 2.16.

“Business Day” shall mean any day other than a Saturday, Sunday or day on which banks in New York City are authorized or required by law to close; provided, however, that when used in connection with a Eurodollar Loan or an ABR Loan based on the Adjusted LIBO Rate, the term “Business Day” shall also exclude any day on which banks are not open for dealings in Dollar deposits in the London interbank market.

“Calculation Period” shall mean the four Fiscal Quarters of Holdings.

“Capital Expenditures” shall mean, for any period, (a) the additions to property, plant and equipment and other capital expenditures of the Borrower and its consolidated Subsidiaries that are (or should be) set forth in a consolidated statement of cash flows of Holdings and its consolidated Subsidiaries for such period prepared in accordance with GAAP and (b) Capital Lease Obligations or Synthetic Lease Obligations incurred by the Borrower and its consolidated Subsidiaries during such period, but excluding in each case any such expenditure (w) made to restore, replace or rebuild property to the condition of such property immediately prior to any damage, loss, destruction or condemnation of such property, to the extent such expenditure is made with insurance proceeds, condemnation awards or damage recovery proceeds relating to any such damage, loss, destruction or condemnation, (x) financed with the proceeds of asset sales, sales or issuances of Equity Interests, capital contributions, insurance (other than business interruption insurance to the extent included in Consolidated Net Income) or Indebtedness (other than ABL Loans), (y) made as tenant in leasehold improvements to the extent reimbursed by landlords or (z) related to sale-leaseback transactions.

“Capital Lease Obligations” of any Person shall mean the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP. Whether a lease constitutes a Capital Lease Obligation shall be determined in accordance with GAAP and policies in conformity with those used to prepare the financial statements of Holdings and its Subsidiaries for the fiscal year ended February 1, 2014.

“CFC” shall mean any Subsidiary that is a controlled foreign corporation under Section 957 of the Code.

A “Change in Control” shall be deemed to have occurred if (a) any “person” or “group” (within the meaning of Rule 13d-5 of the Securities Exchange Act of 1934 as in effect on the date hereof), other than the Permitted Investors, shall own, directly or indirectly, beneficially or of record, shares representing more than 35.0% of the aggregate economic interests in, or the ordinary voting power represented by, the issued and outstanding capital stock of Holdings, (b) a majority of the seats (other than vacant seats) on the board of directors of Holdings shall at any time be occupied by persons who were neither (i) nominated by the board of directors of Holdings nor (ii) appointed by directors so nominated, (c) any change in control (or similar event, however denominated) with respect to Holdings or any Subsidiary of Holdings shall occur under and as defined in any indenture or agreement in respect of Material Indebtedness to which Holdings or any Subsidiary of Holdings is a party, or (d) Holdings shall cease to directly own, beneficially and of record, 100% of the issued and outstanding Equity Interests of the Borrower.

“Change in Law” shall mean the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty; (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority; (c) compliance by any Lender (or, for purposes of Section 2.14, by any lending office of such Lender or by such Lender’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; or (d) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Charges” shall have the meaning assigned to such term in Section 9.09.

“Closing Date” shall mean December 3, 2014.

“Closing Date Term Loans” shall mean the Term Loans made on the Closing Date pursuant to Section 2.01. For the avoidance of doubt, Incremental Term Loans shall not constitute Closing Date Term Loans.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” shall mean all the “Collateral” as defined in any Security Document and shall also include the Mortgaged Properties but shall exclude all Excluded Assets.

“Collateral Access Agreement” shall mean an agreement reasonably satisfactory in form and substance to the Collateral Agent and Required Lenders executed by (a) a bailee or other Person in possession of Collateral, and (b) each landlord of real property leased by any Loan Party, pursuant to which such Person (i) acknowledges the Collateral Agent’s Lien on the Collateral, (ii) releases such Person’s Liens in the Collateral held by such Person or located on such real estate, (iii) provides the Collateral Agent with access to the Collateral held by such bailee or other Person or located in or on such real property, (iv) as to any landlord, provides the Collateral Agent with a reasonable time to sell and dispose of the Collateral from such real property, and (v) makes such other agreements with the Collateral Agent as the Required Lenders may reasonably require.

“Collateral Agent” shall have the meaning assigned to such term in the introductory statement to this Agreement.

“Commitment” shall mean, with respect to any Lender, such Lender’s commitment to make Term Loans.

“Communications” shall have the meaning assigned to such term in Section 9.01.

“Compliance Certificate” shall mean a certificate of a Financial Officer substantially in the form of Exhibit G or such other form as is acceptable to the Administrative Agent and the Required Lenders.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated EBITDA” shall mean, for any period, Consolidated Net Income for such period plus (a) without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of (i) consolidated interest expense for such period, (ii) consolidated income tax expense for such period, (iii) all amounts attributable to depreciation and amortization for such period, (iv) any non-cash charges (other than the write-down of current assets and non-cash charges representing an accrual or reserve with respect to an item paid or expected to be paid in cash) for such period (including non-cash compensation expense and amounts representing non-cash adjustments for application arising by reason of the application of ASC No. 805 (relating to changes in accounting for the amortization of goodwill and certain other intangibles), ASC No. 350 and ASC No. 360 (relating to the write-down of long-lived assets) and ASC No. 805 (including in connection with “earn outs” incurred as deferred consideration pursuant to a Permitted Acquisition), (v) to the extent paid in accordance with Section 6.07, any management, monitoring, consulting and advisory costs and expenses paid in cash to the Sponsor during such period, (vi) costs and expenses incurred in connection with (x) the Transactions or (y) the incurrence of any Incremental Term Loans, in each case, in an amount not to exceed $1,000,000 in the aggregate, (vii) costs and expenses incurred in connection with Permitted Acquisitions in an amount not to exceed $2,500,000 in the aggregate, (viii) pre-opening and development costs and expenses incurred in connection with the opening of new Stores after the Closing Date in an amount not to exceed $5,000,000 in any fiscal year, (ix) any unusual or non-recurring charges, expenses or losses (including, without limitation, for litigation) for such period in an amount not to exceed $2,500,000; and minus (b) without duplication (i) all cash payments made during such period on account of reserves, restructuring charges and other non-cash charges added to Consolidated Net Income pursuant to clause (a)(iv) above in a previous period, (ii) any net after tax gain or income from the early extinguishment of Indebtedness, Hedging Agreements or other derivative investments and (iii) to the extent included in determining such Consolidated Net Income, any extraordinary gains and all non-cash items of income for such period, all determined on a consolidated basis in accordance with GAAP. For purposes of the determination of the Interest Coverage Ratio, the Total Net Leverage Ratio and the Total Secured Leverage Ratio at any time, Consolidated EBITDA shall be calculated on a Pro Forma Basis.

“Consolidated Interest Expense” shall mean, for any period, the sum of (a) the interest expense (including imputed interest expense in respect of Capital Lease Obligations and Synthetic Lease Obligations) of Holdings, the Borrower and the Subsidiaries of Holdings for such period, determined on a consolidated basis in accordance with GAAP, plus (b) any interest accrued during such period in respect of Indebtedness of Holdings, the Borrower or any Subsidiary of Holdings that is required to be capitalized rather than included in consolidated interest expense for such period in accordance with GAAP. Consolidated Interest Expense shall not include costs in connection with the issuance of Indebtedness, debt discount or premium or other financing fees and expenses, in each case, to the extent directly and exclusively related to the consummation of the Transactions. For purposes of the foregoing, interest expense shall be determined after giving effect to any net payments made or received by Holdings, the Borrower or any Subsidiary of Holdings with respect to interest rate Hedging Agreements.

“Consolidated Net Income” shall mean, for any period, the net income or loss of Holdings, the Borrower and the Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income of any Subsidiary of the Borrower to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, statute, rule or governmental regulation applicable to such Subsidiary, (b) the income or loss of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the Borrower or any Subsidiary or the date that such Person’s assets are acquired by the Borrower or any Subsidiary, (c) the income of any Person in which any other Person (other than the Borrower or a Wholly Owned Subsidiary or any director holding qualifying shares in accordance with applicable law) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to the Borrower or a Wholly Owned Subsidiary by such Person during such period and (d) any gains attributable to sales of assets out of the ordinary course of business.

“Contractual Obligation” shall mean, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its assets or properties is bound.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “Controlling” and “Controlled” shall have meanings correlative thereto.

“Conversion and Continuation Notice” shall mean a written notice by the Borrower in accordance with the terms of Section 2.03 and substantially in the form of Exhibit J, or such other form as shall be approved by the Administrative Agent.

“Credit Event” shall have the meaning assigned to such term in Section 4.01.

“Current Assets” shall mean, on any date of determination, the consolidated current assets (other than cash and Permitted Investments) of Holdings, the Borrower and the Subsidiaries of Holdings. For purposes of calculating Current Assets for any period in which a Permitted Acquisition occurs, the “consolidated current assets” of any Acquired Entity (determined on a basis consistent with the corresponding definitions herein, with appropriate reference changes) as of the date such Permitted Acquisition is consummated shall be added to Current Assets as of the first day of the applicable period.

“Current Liabilities” shall mean, on any date of determination, the consolidated current liabilities of Holdings, the Borrower and the Subsidiaries of Holdings at such time, but excluding, without duplication, the current portion of any long-term Indebtedness and outstanding ABL Loans. For purposes of calculating Current Assets for any period in which a Permitted Acquisition occurs, the “consolidated current liabilities” of any Acquired Entity (determined on a basis consistent with the corresponding definitions herein, with appropriate reference changes) as of the date such Permitted Acquisition is consummated shall be added to Current Liabilities as of the first day of the applicable period.

“Debtor Relief Laws” shall mean the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” shall mean any event or condition which upon notice, lapse of time or both would constitute an Event of Default.

“Disqualified Stock” shall mean any Equity Interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, or requires the payment of any cash dividend or any other scheduled payment constituting a return of capital, in each case at any time on or prior to the first anniversary of the Latest Maturity Date (as of the date of issuance of such Equity Interests), (b) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) debt securities or (ii) any Equity Interest referred to in clause (a) above, in each case at any time prior to the first anniversary of the Latest Maturity Date (as of the date of issuance of such Equity Interests) or (c) has the benefit of any covenants that restrict the payment of the Term Loans or that are EBITDA or debt multiple based (i.e,. financial covenants) (it being understood that this clause (c) shall not apply to Equity Interests issued to management of the Loan Parties that matures or is redeemable upon termination of employment with respect to which the redemption price is calculated with respect to EBITDA or a debt multiple).

“Dollars” or “$” shall mean lawful money of the United States of America.

“Domestic Subsidiaries” shall mean all Subsidiaries incorporated or organized under the laws of the United States of America, any State thereof or the District of Columbia.

“Eligible Assignee” means in the case of Term Loans, (a) a Lender, (b) an Affiliate of a Lender, (c) a Related Fund of a Lender and (d) any other Person (other than a natural person) approved by the Administrative Agent and, except with respect to assignments (i) while an Event of Default has occurred and is continuing or (ii) to a Lender, an Affiliate of a Lender or a Related Fund of a Lender, the Borrower (each such approval not to be unreasonably withheld or delayed); provided that the Borrower shall be deemed to have consented to any proposed Eligible Assignee unless it shall object thereto by written notice to the Administrative Agent within five Business Days after having received notice thereof; provided, further, that notwithstanding the foregoing, “Eligible Assignee” shall not include the Borrower, the Sponsor or any of their respective Affiliates.

“Environmental Laws” shall mean all former, current and future Federal, state, local and foreign laws (including common law), treaties, regulations, rules, ordinances, codes, decrees, judgments, directives, orders (including consent orders), and agreements in each case, relating to protection of the environment, natural resources, human health and safety or the presence, Release of, or exposure to, Hazardous Materials, or the generation, manufacture, processing, distribution, use, treatment, storage, transport, recycling or handling of, or the arrangement for such activities with respect to, Hazardous Materials.

“Environmental Liability” shall mean all liabilities, obligations, damages, losses, claims, actions, suits, judgments, orders, fines, penalties, fees, expenses and costs (including administrative oversight costs, natural resource damages and remediation costs), whether contingent or otherwise, arising out of or relating to (a) compliance or non-compliance with any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” shall mean shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity interests in any Person, and any option, warrant or other right entitling the holder thereof to purchase or otherwise acquire any such equity interest.

“Equity Issuance” shall mean any issuance or sale by Holdings of any Equity Interests of Holdings, as applicable, except in each case for (a) any issuance of directors’ qualifying shares and (b) sales or issuances of common stock of Holdings to management or employees of Holdings, the Borrower or any Subsidiary under any employee stock option or stock purchase plan or employee benefit plan in existence from time to time.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code, or solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” shall mean (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan (other than an event for which the 30-day notice period is waived), (b) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived, (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan, (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan or the withdrawal or partial withdrawal of the Borrower or any of its ERISA Affiliates from any Plan or Multiemployer Plan, (e) the receipt by the Borrower or any of its ERISA Affiliates from the PBGC or a plan administrator of any notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan, (f) the adoption of any amendment to a Plan that would require the provision of security pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA, (g) the receipt by the Borrower or any of its ERISA Affiliates of any notice, or the receipt by any Multiemployer Plan from the Borrower or any of its ERISA Affiliates of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA, (h) the occurrence of a “prohibited transaction” with respect to which Holdings, the Borrower or any of the Subsidiaries is a “disqualified person” (within the meaning of Section 4975 of the Code) or with respect to which Holdings, the Borrower or any such Subsidiary could otherwise be liable, (i) any Foreign Benefit Event or (j) any other event or condition with respect to a Plan or Multiemployer Plan that could result in liability of Holdings, the Borrower or any Subsidiary.

“Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

“Events of Default” shall have the meaning assigned to such term in Section 7.01.

“Excess Cash Flow” shall mean, for any fiscal year of Holdings (commencing with the first such fiscal year that begins after the Closing Date), the excess of (a) the sum, without duplication, of (i) Consolidated EBITDA for such fiscal year and (ii) reductions to non-cash working capital of Holdings, the Borrower and the Subsidiaries for such fiscal year (i.e., the decrease, if any, in Current Assets minus Current Liabilities from the beginning to the end of such fiscal year) minus (b) the sum, without duplication, of (i) the amount of any Taxes payable in cash by Holdings, the Borrower and the Subsidiaries with respect to such fiscal year, (ii) Consolidated Interest Expense for such fiscal year paid in cash, (iii) Capital Expenditures made in cash during such fiscal year, except to the extent financed with the proceeds of Indebtedness, equity issuances, casualty proceeds, condemnation proceeds or other proceeds that would not be included in Consolidated EBITDA, (iv) permanent repayments of Indebtedness (other than (x) mandatory prepayments of Loans under Section 2.13, (y) voluntary prepayments of Term Loans that reduce scheduled amortization during the applicable fiscal year or (z) payments of ABL Loans to the extent not accompanied by a commitment reduction)) made in cash by Holdings, the Borrower and the Subsidiaries during such fiscal year, but only to the extent that the Indebtedness so paid by its terms cannot be reborrowed or redrawn and such payments do not occur in connection with a refinancing of the Indebtedness so paid and are not made with the proceeds of other Indebtedness or from the issuance of Equity Interests, (v) additions to noncash working capital for such fiscal year (i.e., the increase, if any, in Current Assets minus Current Liabilities from the beginning to the end of such fiscal year), (vi) to the extent paid in accordance with Section 6.07, any management, monitoring, consulting and advisory costs and expenses paid in cash to the Sponsor during such period and (vii) costs and expenses incurred in connection with Permitted Acquisitions. For the avoidance of doubt, for purposes of calculating Excess Cash Flow, Consolidated EBITDA shall not be calculated on a Pro Forma Basis.

“Excess Cash Flow Percentage” shall mean 50.0%; provided, that, the Excess Cash Flow Percentage shall be reduced to (i) 25.0% if the Total Net Leverage Ratio as of the last day of the applicable fiscal year to which the Excess Cash Flow prepayment relates is greater than or equal to 1.50 to 1.00 but is less than 2.50 to 1.00 and (ii) 0% if the Total Net Leverage Ratio as of the last day of such fiscal year is less than 1.50 to 1.00.

“Excluded Assets” shall mean (a) any fee-owned real property that is not Material Real Property and any leasehold interests in real property, (b) motor vehicles and other assets subject to certificates of title or ownership, (c) letter of credit rights, except to the extent that the filing of UCC financing statements is sufficient for perfection of security interests in such letter of credit rights, subject to all other clauses of this definition, (d) Equity Interests in any Person (other than any Wholly Owned Subsidiaries) to the extent the pledge thereof is not permitted by the terms of such Person’s existing organizational or joint venture documents (without giving effect to any amendment or modification thereto made in contemplation of or in connection with such pledge or the Transactions), (e) any lease, license or other agreement with any Person (but not any proceeds or receivables thereof) if, to the extent and for so long as, the grant of a Lien thereon to secure the Obligations constitutes a breach of or a default under, or creates a right of termination in favor of any party (other than Holdings or any of its Subsidiaries) with respect to, such lease, license or other agreement (but only to the extent any of the foregoing is not rendered ineffective by, or is otherwise unenforceable under, the Uniform Commercial Code or any Requirements of Law, including any Debtor Relief Law), (f) any asset if, to the extent and for so long as the grant of a Lien thereon to secure the Obligations is prohibited by any Requirements of Law (other than to the extent that any such prohibition would be rendered ineffective pursuant to the Uniform Commercial Code or any other applicable Requirements of Law), (g) those assets as to which the Administrative Agent (in consultation with the Borrower) reasonably determines that the costs (including any adverse tax consequences or other liabilities reasonably expected to be incurred by Holdings, the Borrower or any Subsidiary) of obtaining, perfecting or maintaining a Lien on such assets exceed the fair market value thereof or the practical benefit to the Secured Parties afforded thereby, (h) any governmental licenses or state or local franchises, charters and authorizations, to the extent security interests in such licenses, franchises, charters or authorizations are prohibited or restricted by the terms thereof, (i) any assets of a CFC, Excluded Holdco, or an Excluded Domestic Subsidiary, and (j) any “intent-to-use” application for registration of a Trademark filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. §1051, prior to the filing of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto, but only if and to the extent that the granting of a security interest in such application would result in the invalidation of such application or any resulting registration; provided that, notwithstanding anything to the contrary herein, the Excluded Assets shall not include any asset which constitutes collateral for any obligations under or in respect of the ABL Documents; provided, further, that all Proceeds (as defined in the Uniform Commercial Code) substitutions or replacements of any “Excluded Assets” described in clauses (a) through (i) (unless such Proceeds (as defined in the Uniform Commercial Code), substitutions or replacements would constitute “Excluded Assets”) shall constitute Collateral.

“Excluded Domestic Subsidiary” means any Domestic Subsidiary that is a direct or indirect Subsidiary of a CFC.

“Excluded Holdco” means a Domestic Subsidiary or a Foreign Subsidiary substantially all of the assets of which consist of Equity Interests of one or more CFCs.

“Excluded Taxes” shall mean any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.21(a)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.20, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.20(g) and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Existing Credit Agreement” shall mean that certain Credit Agreement, dated as of August 20, 2013, among the Borrower, Holdings, the lenders from time to time party thereto and Credit Suisse AG, as administrative agent and collateral agent.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, any intergovernmental agreements with respect thereto, and any laws implementing intergovernmental agreements.

“FCPA” shall have the meaning assigned to such term in Section 3.25.

“Federal Funds Effective Rate” shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Fee Letter” shall mean that certain Fee Letter dated as of the Closing Date between the Borrower and KKR Credit Advisors (US) LLC.

“Fees” shall mean the fees set forth in (i) the Agent Fee Letter and (ii) the Fee Letter.

“Financial Covenants” shall mean the covenants set forth in Section 6.10 and 6.11.

“Financial Officer” of any Person shall mean the chief financial officer, principal accounting officer, treasurer or controller of such Person.

“Fiscal Quarter” shall mean each relevant fiscal quarter of Borrower and Holdings for the dates set forth on Schedule 1.01(c).

“Flood Insurance Laws” shall mean, together, (a) the National Flood Insurance Act of 1968 and (b) the Flood Disaster Protection Act of 1973, each as amended and together with any successor law of such type.

“Foreign Benefit Event” shall mean, with respect to any Foreign Pension Plan, (a) the existence of unfunded liabilities in excess of the amount permitted under any applicable law, or in excess of the amount that would be permitted absent a waiver from a Governmental Authority, (b) the failure to make the required contributions or payments, under any applicable law, on or before the due date for such contributions or payments, (c) the receipt of a notice by a Governmental Authority relating to the intention to terminate any such Foreign Pension Plan or to appoint a trustee or similar official to administer any such Foreign Pension Plan, or alleging the insolvency of any such Foreign Pension Plan, (d) the incurrence of any liability in excess of $1,000,000 by Holdings, the Borrower or any Subsidiary under applicable law on account of the complete or partial termination of such Foreign Pension Plan or the complete or partial withdrawal of any participating employer therein, or (e) the occurrence of any transaction that is prohibited under any applicable law and that could reasonably be expected to result in the incurrence of any liability by Holdings, the Borrower or any of the Subsidiaries, or the imposition on Holdings, the Borrower or any of the Subsidiaries of any fine, excise tax or penalty resulting from any noncompliance with any applicable law, in each case in excess of $1,000,000.

“Foreign Lender” shall mean any Lender that is not a U.S. Person.

“Foreign Pension Plan” shall mean any benefit plan that under applicable law is required to be funded through a trust or other funding vehicle other than a trust or funding vehicle maintained exclusively by a Governmental Authority.

“Foreign Subsidiary” shall mean any Subsidiary that is not a Domestic Subsidiary.

“GAAP” shall mean United States generally accepted accounting principles applied on a consistent basis but subject to Section 1.02.

“Government Official” shall mean (a) an executive, official, employee or agent of a governmental department, agency or instrumentality, (b) a director, officer, employee or agent of a wholly or partially government -owned or -controlled company or business, (c) a political party or official thereof, or candidate for political office or (d) an executive, official, employee or agent of a public international organization (e.g., the International Monetary Fund or the World Bank).

“Governmental Authority” shall mean the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local or foreign, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank). For the avoidance of doubt “Governmental Authority” shall include Bureau of Alcohol, Tobacco and Firearms and any state agency, authority, instrumentality, regulatory body or other entity having a similar purview.

“Granting Lender” shall have the meaning assigned to such term in Section 9.04(k).

“Guarantee” of or by any Person shall mean any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness or other obligation, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment of such Indebtedness or other obligation or (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation; provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.

“Guarantee and Collateral Agreement” shall mean the Guarantee and Collateral Agreement, substantially in the form of Exhibit D, among the Borrower, Holdings, the Subsidiaries party thereto and the Collateral Agent for the benefit of the Secured Parties.

“Guarantors” shall mean Holdings and the Subsidiary Guarantors.

“ Hazardous Materials” shall mean (a) any petroleum products or byproducts and all other hydrocarbons, coal ash, radon gas, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, chlorofluorocarbons and all other ozone-depleting substances and (b) any chemical, material, substance or waste that is prohibited, limited or regulated by or pursuant to any Environmental Law.

“Hedging Agreement” shall mean any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

“Holdings” shall have the meaning assigned to such term in the introductory statement to this Agreement.

“Incremental Term Borrowing” shall mean a Borrowing comprised of Incremental Term Loans.

“Incremental Term Lender” shall mean a Lender with an Incremental Term Loan Commitment or an outstanding Incremental Term Loan.

“Incremental Term Loan Amount” shall mean, at any time, the excess, if any, of (a) $30,000,000 minus (b) the aggregate amount of all Incremental Term Loan Commitments established prior to such time pursuant to Section 2.22.

“Incremental Term Loan Assumption Agreement” shall mean an Incremental Term Loan Assumption Agreement among, and in form and substance reasonably satisfactory to, the Borrower, the Administrative Agent and one or more Incremental Term Lenders.

“Incremental Term Loan Commitments” shall mean the Commitment of any Lender, established pursuant to Section 2.22, to make Incremental Term Loans to the Borrower.

“Incremental Term Loan Repayment Dates” shall mean the dates scheduled for the repayment of principal of any Incremental Term Loan as set forth in the applicable Incremental Term Loan Assumption Agreement.

“Incremental Term Loans” shall mean Term Loans made by one or more Lenders to the Borrower pursuant to Section 2.22.

“Indebtedness” of any Person shall mean, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (e) all obligations of such Person issued or assumed as the deferred purchase price of property or services (excluding trade accounts payable and accrued obligations incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all Synthetic Lease Obligations of such Person, (j) net obligations of such Person under any Hedging Agreements, valued at the Agreement Value thereof, (k) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interests of such Person or any other Person or any warrants, rights or options to acquire such equity interests, valued, in the case of redeemable preferred interests, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (l) all obligations of such Person as an account party in respect of letters of credit, (m) all obligations of such Person in respect of bankers’ acceptances, (n) the liquidation value of all Disqualified Stock of such Person and (o) all obligations of such Person in respect of earn-out or similar performance-based deferred purchase price arrangements if such obligations are required by GAAP to be reflected on the balance sheet of such Person. The Indebtedness of any Person shall include the Indebtedness of any partnership in which such Person is a general partner.

“Indemnified Taxes” shall mean (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee” shall have the meaning assigned to such term in Section 9.05(b). “Information” shall have the meaning assigned to such term in Section 9.16.

“Initial Yield” means, with respect to any Indebtedness, the amount (as determined by the Administrative Agent) to be equal to the sum of (i) the one-month Adjusted LIBO Rate (giving effect to any “floor” or minimum rate) plus (ii) the margin above the Adjusted LIBO Rate on such Term Loans plus (i) if applicable, the amount of any OID paid with respect to such Indebtedness divided by the lesser of (x) the Weighted Average Life to Maturity of such Indebtedness and (y) four.

“Intellectual Property” shall have the meaning assigned to such term in the Guarantee and Collateral Agreement.

“Intercreditor Agreement” shall mean that certain Intercreditor Agreement, dated as of the date hereof, among Holdings, the Borrower, Cortland Capital Market Services LLC, as Administrative Agent and Collateral Agent, and Wells Fargo Bank N.A., as ABL Agent, substantially in the form of Exhibit E, as amended, restated, supplemented, modified, extended or replaced from time to time to the extent not prohibited by this Agreement or the Intercreditor Agreement.

“Interest Coverage Ratio” shall mean, for any period, the ratio of (a) Consolidated EBITDA for such period to (b) (x) Consolidated Interest Expense for such period to the extent such Consolidated Interest Expense has been paid in cash or is required to be paid in cash (and is not capitalized, paid in kind or accreted or amortized) minus (y) the aggregate amount of (i) interest income of Holdings, the Borrower and the Subsidiaries for such period, (ii) amortization of deferred financing costs, debt issuance costs, commissions, discounts, fees and expenses, pay-in-kind interest expense and any other amounts of non- cash interest (including as a result of the effects of acquisition method accounting) and (iii) debt discount or premium and financing fees and expenses, including underwriting and arrangement fees and prepayment or redemption premiums.

“Interest Payment Date” shall mean (a) with respect to any ABR Loan, the last Business Day of each March, June, September and December, and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months’ duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months’ duration been applicable to such Borrowing.

“Interest Period” shall mean, with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 months (or, if available to all relevant Lenders, 9 or 12 months) thereafter, as the Borrower may elect; provided, however, that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period and (c) no Interest Period for any Loan shall extend beyond the maturity date of such Loan. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests or indebtedness or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of Indebtedness of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person or (c) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“IRS” means the United States Internal Revenue Service.

“Junior Indebtedness” shall mean any Indebtedness that is unsecured or contractually subordinated or secured on a junior basis to the Obligations or any Permitted Refinancing Indebtedness in respect thereof. The ABL Credit Agreement and the ABL Loans (and any Permitted Refinancing Indebtedness in respect of the ABL Credit Agreement and the ABL Loans) shall not be considered to be “Junior Financing”.

“Latest Maturity Date” shall mean, at any date of determination, the latest maturity or expiration date applicable to any Loan or Commitment hereunder at such time, including the latest maturity or expiration date of any Incremental Term Loans or Other Term Loans.

“Lead Arranger” shall mean KKR Credit Advisors (US) LLC, a Delaware limited liability company.

“Lenders” shall mean (a) the Persons listed on Schedule 2.01 and (b) any Person that has become a party hereto pursuant to an Assignment and Acceptance (except with respect to Section 9.05, other than any such Person that has ceased to be a party hereto pursuant to an Assignment and Acceptance).

“LIBO Rate” shall mean, with respect to any Eurodollar Borrowing for any Interest Period, the rate per annum determined by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is two Business Days prior to the commencement of such Interest Period by reference to the Intercontinental Exchange Benchmark Administration Ltd Interest Settlement Rates for deposits in Dollars (as set forth by any service selected by the Administrative Agent that has been nominated by the Intercontinental Exchange Benchmark Administration Ltd (or the successor thereto if the Intercontinental Exchange Benchmark Administration Ltd is no longer making a LIBO Rate available) as an authorized information vendor for the purpose of displaying such rates) for a period equal to such Interest Period; provided that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the “LIBO Rate” shall be the interest rate per annum determined by the Administrative Agent to be the average of the rates per annum at which deposits in Dollars are offered for such relevant Interest Period to major banks in the London interbank market in London, England by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is two Business Days prior to the beginning of such Interest Period.

“Lien” shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Loan Documents” shall mean this Agreement, the Security Documents, each Incremental Term Loan Assumption Agreement, the Agent Fee Letter, the Fee Letter, the promissory notes, if any, executed and delivered pursuant to Section 2.04(e) and any other document executed in connection with the foregoing.

“Loan Parties” shall mean Holdings, the Borrower and the Subsidiary Guarantors.

“Loans” or “Term Loans” shall mean (i) the Closing Date Term Loans made pursuant to Sections 2.01(a) and (b) and (ii) the Incremental Term Loans made pursuant to Section 2.22.

“Margin Stock” shall have the meaning assigned to such term in Regulation U.

“Material Adverse Effect” shall mean (a) a materially adverse effect on the business, assets, liabilities, operations, condition (financial or otherwise), operating results of Holdings, the Borrower and their Subsidiaries, taken as a whole, (b) a material impairment of the ability of Holdings, the Borrower or any other Loan Party to perform any of its obligations under any Loan Document to which it is or will be a party (c) a material impairment of the rights and remedies of or benefits available to the Lenders under any Loan Document or (d) a material adverse effect on the Collateral or on the validity, perfection or priority of any Lien granted by any Loan Party in favor of the Collateral Agent for the benefit of the Secured Parties on any material portion of the Collateral.

“Material Indebtedness” shall mean Indebtedness (other than the Loans), or obligations in respect of one or more Hedging Agreements, of any one or more of Holdings, the Borrower or any Subsidiary in an aggregate principal amount exceeding $5,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of Holdings, the Borrower or any Subsidiary in respect of any Hedging Agreement at any time shall be the Agreement Value of such Hedging Agreement at such time.

“Material Real Property” shall mean any real property (including fixtures) that, individually, has a fair market value greater than or equal to $1,000,000, including, without limitation, any real property listed on Schedule 1.01(b).

“Maximum Rate” shall have the meaning assigned to such term in Section 9.09.

“Minnesota Merchandising” shall mean Minnesota Merchandising Corp., a Minnesota corporation.

“Moody’s” shall mean Moody’s Investors Service, Inc., or any successor thereto.

“Mortgaged Properties” shall mean, as of the Closing Date, excluding the Specified Real Property, the owned real properties of the Loan Parties specified on Schedule 1.01(b), and shall include each other parcel of real property and improvements thereto with respect to which a Mortgage is granted pursuant to Sections 5.12 and 5.13.

“Mortgages” shall mean the mortgages, deeds of trust, leasehold mortgages, assignments of leases and rents, modifications and other security documents delivered pursuant to Sections 5.12 and 5.13, each in favor of the Collateral Agent (or any other Person designated by the Collateral Agent) and in form and substance reasonably acceptable to the Collateral Agent, as modified and supplemented and in effect from time to time.

“Multiemployer Plan” shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Cash Proceeds” shall mean (a) with respect to any Asset Sale or Recovery Event, the cash proceeds (including cash proceeds subsequently received (as and when received) in respect of noncash consideration initially received), net of (i) selling expenses (including reasonable broker’s fees or commissions, legal fees, transfer and similar taxes and the Borrower’s good faith estimate of income taxes paid or payable in connection with such sale) or expenses relating to settlement of the underlying insurance claim or taking associated with such Recovery Event paid to Persons that are not Affiliates of any Loan Party, (ii) amounts provided as a reserve, in accordance with GAAP, against any liabilities under any indemnification obligations or purchase price adjustment associated with such Asset Sale (provided that, to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Cash Proceeds), (iii) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness for borrowed money which is secured by the asset sold in such Asset Sale and which is required to be repaid with such proceeds (other than (I) any such Indebtedness assumed by the purchaser of such asset and (II) Indebtedness under the ABL Documents) and (iv) to the extent such cash proceeds are received from Asset Sales of, or Recovery Events with respect to, ABL Priority Collateral, so long as any ABL Obligations (other than contingent indemnification obligations for which no claim has then been asserted) remain outstanding, the principal amount, premium or penalty, if any, interest and other ABL Obligations, in each case, which are required to be repaid or cash collateralized with any such proceeds; provided, however, that, if (x) the Borrower shall deliver a certificate of a Financial Officer to the Administrative Agent and the Lenders at the time of receipt thereof setting forth the Borrower’s intent to reinvest such proceeds in productive assets of a kind then used or usable in the business of the Borrower and its Subsidiaries within 180 days of receipt of such proceeds and (y) no Default or Event of Default shall have occurred and shall be continuing at the time of such certificate or at the proposed time of the application of such proceeds, such proceeds shall not constitute Net Cash Proceeds except to the extent not so used at the end of such 180-day period, at which time such proceeds shall be deemed to be Net Cash Proceeds; and (b) with respect to any issuance or incurrence of Indebtedness or Equity Issuance, the cash proceeds thereof, net of all taxes and customary fees, commissions, costs and other expenses incurred in connection therewith (limited, in the case of expenses, to those expenses paid to Persons that are not Affiliates of any Loan Party).

“Non-Consenting Lender” shall have the meaning assigned to such term in Section 2.21(a).

“Not Otherwise Applied” shall mean, as of any date of determination, the aggregate amount of Excess Cash Flow for all fiscal years (commencing with the first full fiscal year commencing after the Closing Date) ending on or prior to such date minus (i) all prepayments made (or to be made) by the Borrower in accordance with Section 2.13(b) and voluntary prepayments that reduce the amount of the prepayment required under Section 2.13(b), (ii) all Investments made in reliance on Section 6.04(i)), (iii) all Restricted Payments made in reliance on Section 6.06(c) or (iv) prepayments, redemptions, repurchases or retirements of Indebtedness made in reliance on 6.09(c).

“Obligations” shall mean (i) the principal of and interest (including interest accruing (or that would accrue but for the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding) after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to Holdings, the Borrower or any Subsidiary Guarantor, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) on the Loans and (ii) all other obligations and liabilities of the Borrower or any other Loan Party (including with respect to Guarantees) to any Agent, any Lender or any other Secured Party, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement or any other Loan Document or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to the Administrative Agent, the Collateral Agent, or to any Lender that are required to be paid by the Borrower or any Guarantor pursuant to any Loan Document), Guarantee obligations, obligations arising under Hedging Agreements or otherwise.

“OFAC” shall have the meaning assigned to such term in Section 3.24.

“OID” shall mean, with respect to any Indebtedness, the amount of any discount at which such Indebtedness is incurred or fee received by the lenders providing such Indebtedness (other than any customary arrangement or commitment fees payable in connection therewith to, and retained by, the arranger with respect to such Indebtedness (and not paid to all lenders generally with respect to such Indebtedness)), expressed as a percentage of such Indebtedness.

“Organizational Documents” means (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and, if applicable, any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” shall mean all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.21).

“Other Term Loans” shall have the meaning assigned to such term in Section 2.22(a).

“Participant” has the meaning assigned to such term in Section 9.04(h).

“Participant Register” has the meaning specified in of Section 9.04(h)

“PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

“Perfection Certificate” shall mean the Perfection Certificate substantially in the form of Exhibit B to the Guarantee and Collateral Agreement.

“Permitted Acquisition” shall have the meaning assigned to such term in Section 6.04(g).

“Permitted Investments” shall mean:

(a)    direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of issuance thereof;

(b)    investments in commercial paper maturing within 270 days from the date of issuance thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s;

(c)    investments in certificates of deposit, banker’s acceptances and time deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, the Administrative Agent or any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $500,000,000 and that issues (or the parent of which issues) commercial paper rated at least “Prime-1” (or the then equivalent grade) by Moody’s or “A-1” (or the then equivalent grade) by S&P;

(d)    fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria of clause (c) above; and

(e)    investments in “money market funds” within the meaning of Rule 2a-7 of the Investment Company Act of 1940, as amended, substantially all of whose assets are invested in investments of the type described in clauses (a) through (d) above;

“Permitted Investors” shall mean the Sponsor.

“Permitted Refinancing Indebtedness” shall mean, with respect to any Indebtedness (the “Refinanced Indebtedness”), any Indebtedness issued in exchange for, or the net proceeds of which are used to modify, refinance, refund, renew or extend such Refinanced Indebtedness; provided that (a) the aggregate principal amount (or accreted value, if applicable) thereof does not exceed the aggregate principal amount (or accreted value, if applicable) of the Refinanced Indebtedness outstanding immediately prior to such exchange, modification, refinancing, refunding, renewal or extension, except by an amount equal to the unpaid accrued interest and premium thereon plus other reasonable and customary amounts paid, and reasonable and customary fees and expenses incurred, in connection with such exchange, modification, refinancing, refunding, renewal or extension; and provided, further, that, in the case of Permitted Refinancing Indebtedness incurred in respect of the ABL Credit Agreement, the aggregate commitments for loans and letters of credit thereunder may not exceed the principal amount permitted to be incurred pursuant to Section 6.01(g), (b) any Permitted Refinancing Indebtedness has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Refinanced Indebtedness, (c) immediately before and after giving effect thereto, no Event of Default shall have occurred and be continuing, (d) if the Refinanced Indebtedness is subordinated in right of payment to the Obligations, any Permitted Refinancing Indebtedness is subordinated in right of payment to the Obligations on terms at least as favorable to the Administrative Agent and the Lenders as those contained in the documentation governing the Refinanced Indebtedness, (e) the primary obligor(s) in respect of any Permitted Refinancing Indebtedness are the primary obligor(s) in respect of the applicable Refinanced Indebtedness, and each Person (if any) that Guarantees, any Permitted Refinancing Indebtedness is a Person (if any) that Guaranteed (or would have been obligated to Guarantee) the applicable Refinanced Indebtedness, (f) to the extent the Permitted Refinanced Indebtedness is secured, any such Permitted Refinancing Indebtedness shall be secured by no additional assets of Holdings, the Borrower and its Restricted Subsidiaries than the assets securing such Refinanced Indebtedness (except to the extent of after-acquired assets or proceeds of assets that would have secured such Refinanced Indebtedness) and (g) in the case of Permitted Refinancing Indebtedness incurred in respect of the ABL Credit Agreement, if such Permitted Refinancing Indebtedness is secured, such Permitted Refinancing Indebtedness and the Liens securing such Permitted Refinancing Indebtedness, shall be subject to the Intercreditor Agreement.

“Person” shall mean any natural person, corporation, business trust, joint venture, association, company, limited liability company, partnership, Governmental Authority or other entity.

“Plan” shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 307 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Platform” shall have the meaning assigned to such term in Section 9.01.

“Pledged Collateral” shall have the meaning assigned to such term in the Guarantee and Collateral Agreement

“Prime Rate” shall mean the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the United States or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by Administrative Agent) or any similar release by the Federal Reserve Board (as determined by Required Lender).

“Pro Forma Basis” shall mean, with respect to compliance with any test or covenant hereunder, that all Specified Transactions and the following transactions in connection therewith (if any) shall be deemed to have occurred as of the first day of the applicable Calculation Period in such test or covenant: (a) income statement items (whether positive or negative) attributable to the property or Person subject to such Specified Transaction, (i) in the case of an Asset Sale of all or substantially all Equity Interests in or assets of any Subsidiary of Holdings or any division, business unit, line of business or facility used for operations of Holdings or any of its Subsidiaries, shall be excluded, and (ii) in the case of a Permitted Acquisition or Investment described in the definition of “Specified Transaction”, shall be included, (b) any retirement of Indebtedness and (c) any Indebtedness incurred or assumed by Holdings or any of its Subsidiaries in connection therewith, and if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination; provided that the foregoing pro forma adjustments may be applied to any such test or covenant solely to the extent that such adjustments are consistent with the definition of Consolidated EBITDA and give effect to events that are (x) directly attributable to such transaction, (y) reasonably expected to have a continuing impact on Holdings and its Subsidiaries and (z) factually supportable.

“Public Lender” shall have the meaning assigned to such term in Section 9.01.

“Qualified Capital Stock” of any Person shall mean any Equity Interest of such Person that is not Disqualified Stock.

“Recipient” means (a) the Administrative Agent and (b) any Lender, as applicable.

“Recovery Event” shall mean any settlement of or payment in respect of any property or casualty insurance claim or any taking under power of eminent domain or by condemnation or similar proceeding of or relating to any property or asset of Holdings, the Borrower or any Subsidiary, in each case, having a value in excess of $500,000 individually or $1,000,000 in the aggregate in any fiscal year.

“Register” shall have the meaning assigned to such term in Section 9.04(f).

“Regulation T” shall mean Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation U” shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation X” shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Related Fund” shall mean, with respect to any Lender that is a fund or commingled investment vehicle that invests in bank loans, any other fund that invests in bank loans and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

“Related Parties” shall mean, with respect to any specified Person, such Person’s Affiliates and the respective directors, trustees, partners, officers, employees, agents, administrators, managers, representatives, legal counsel and advisors of such Person and such Person’s Affiliates.

“Release” shall mean any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment or within or upon any building, structure, facility or fixture.

“Repayment Date” shall have the meaning given such term in Section 2.11(a).

“Required Lenders” shall mean, at any time, Lenders having Loans, and unused Commitments representing more than 50% of the sum of all Loans outstanding and unused Commitments at such time.

“Requirement of Law” shall mean, as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its assets or property or to which such Person or any of its assets or property is subject.

“Responsible Officer” of any Person shall mean any executive officer or Financial Officer of such Person and any other officer or similar official thereof responsible for the administration of the obligations of such Person in respect of this Agreement.

“Restricted Indebtedness” shall mean Indebtedness of Holdings, the Borrower or any Subsidiary, the payment, prepayment, repurchase or defeasance of which is restricted under Section 6.09(b).

“Restricted Payment” shall mean any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in Holdings, the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Equity Interests in Holdings, the Borrower or any Subsidiary.

“S&P” shall mean Standard & Poor’s Ratings Service, a division of the McGraw-Hill Companies, Inc., or any successor thereto.

“Section 5.04 Financials” means, as applicable, (i) the financial statements delivered, or required to be delivered, pursuant to Section 5.04(a) or (b), together with the accompanying Compliance Certificate delivered, or required to be delivered, pursuant to Section 5.04(c) or (ii) with respect to periods prior to periods covered by such Section 5.04 Financials (and prior to the Closing Date), the financial statements provided to the Administrative Agent and Lenders with respect to such period with an accompanying officer’s certificate certifying as to the accuracy thereof.

“Secured Parties” shall mean (a) the Lenders, (b) the Administrative Agent, (c) the Collateral Agent and (d) the successors and assigns of each of the foregoing.

“Security Documents” shall mean the Mortgages, the Guarantee and Collateral Agreement, the Intercreditor Agreement and each of the security agreements, mortgages and other instruments and documents executed and delivered pursuant to any of the foregoing or pursuant to Section 5.12.

“Solvent” shall mean, with respect to any Person, that, as of the date of determination, (a) the amount of the “fair value” of the assets of such Person will, as of such date, exceed the amount of all “liabilities of such Person, contingent or otherwise”, as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the “present fair saleable value” of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) “debt” means liability on a “claim”, and (ii) “claim” means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

“Specified Event of Default” shall mean an Event of Default under (a) Section 7.01(b), Section 7.01(c) or Section 7.01(d) (solely as a result of failing to comply with Section 6.10 or Section 6.11) or (b) Section 7.01(g) or Section 7.01(h).

“Specified Real Property” shall mean that certain parcel owned by the Borrower, located in Williston, North Dakota.

“Specified Transaction” means, with respect to any period, any Permitted Acquisition or other Investment consisting of an acquisition of 100% of the Equity Interests of a Person, or all or substantially all of the assets of a Person, or a division or line of business of a Person, any sale or disposition of all or substantially all of the Equity Interests in or assets of any Subsidiary of Holdings or any division, business unit, line of business or facility used for the operations of Holdings or any of its Subsidiaries, any incurrence or repayment of Indebtedness, any Restricted Payment under Section 6.06(c) any incurrence of Incremental Term Loans and any incurrence or permanent repayment of Indebtedness (which, in the case of revolving Indebtedness, is accompanied by a commitment reduction) in connection with any of the foregoing.

“Sponsor” shall mean Seidler Equity Partners and its Affiliates that are under the Control of Seidler Equity Partners and formed for the purpose of holding Investments or Equity Interests (other than Holdings, the Borrower and the Subsidiaries).

“SPV” shall have the meaning assigned to such term in Section 9.04(k).

“Statutory Reserves” shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board and any other banking authority, domestic or foreign, to which the Administrative Agent or any Lender (including any branch, Affiliate or other fronting office making or holding a Loan) is subject for Eurocurrency Liabilities (as defined in Regulation D of the Board). Eurodollar Loans shall be deemed to constitute Eurocurrency Liabilities (as defined in Regulation D of the Board) and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to the Administrative Agent or any Lender under such Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Stores” shall mean any retail store operated by any Loan Party.

“Subordinated Indebtedness” shall mean, with respect to the Obligations, any Indebtedness of the Borrower or any Guarantor which is by its terms subordinated in right of payment to the Obligations (including, in the case of a Guarantor, Obligations of such Guarantor under its Guaranty).

“Subsidiary” or “subsidiary” shall mean, with respect to any Person (herein referred to as the “parent”), any corporation, partnership, limited liability company, association or other business entity (a) of which securities or other ownership interests representing more than 50.0% of the equity or more than 50.0% of the ordinary voting power or more than 50.0% of the general partnership interests are, at the time any determination is being made, owned, Controlled or held, or (b) that is, at the time any determination is made, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. Unless otherwise specified, “Subsidiary” and “subsidiary” shall refer to the Subsidiaries of Holdings.

“Subsidiary Guarantor” shall mean each Subsidiary listed on Schedule 1.01(a), and each other Subsidiary that is or becomes a party to the Guarantee and Collateral Agreement, in each case, other than any such Person that has ceased to be a Subsidiary Guarantor as a result of a transaction not prohibited by this Agreement; provided however that in no event shall a CFC, an Excluded Holdco or an Excluded Domestic Subsidiary serve as a Subsidiary Guarantor.

“Synthetic Lease” shall mean, as to any Person, any lease (including leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) (a) that is accounted for as an operating lease under GAAP and (b) in respect of which the lessee retains or obtains ownership of the property so leased for U.S. federal income tax purposes, other than any such lease under which such Person is the lessor.

“Synthetic Lease Obligations” shall mean, as to any Person, an amount equal to the capitalized amount of the remaining lease payments under any Synthetic Lease that would appear on a balance sheet of such person in accordance with GAAP if such obligations were accounted for as Capital Lease Obligations.

“Synthetic Purchase Agreement” shall mean any swap, derivative or other agreement or combination of agreements pursuant to which Holdings, the Borrower or any Subsidiary is or may become obligated to make (a) any payment in connection with a purchase by any third party from a Person other than Holdings, the Borrower or any Subsidiary of any Equity Interest or Restricted Indebtedness or (b) any payment (other than on account of a permitted purchase by it of any Equity Interest or Restricted Indebtedness) the amount of which is determined by reference to the price or value at any time of any Equity Interest or Restricted Indebtedness; provided that no phantom stock or similar plan providing for payments only to current or former directors, officers or employees of Holdings, the Borrower or the Subsidiaries (or to their heirs or estates) shall be deemed to be a Synthetic Purchase Agreement.

“Taxes” shall mean any and all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Borrowing” shall mean a Borrowing comprised of Term Loans.

“Term Facility” shall mean the term loan facility provided for by this Agreement.

“Term Loan Commitment” shall mean, with respect to each Lender, the commitment of such Lender to make Term Loans hereunder as set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender assumed its Term Loan Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04.

“Term Loan Maturity Date” shall mean December 3, 2020.

“Term Loan Repayment Dates” shall mean the Repayment Dates and the Incremental Term Loan Repayment Dates.

“Term Loans” shall mean (i) the Closing Date Term Loans made pursuant to Section 2.01 and (ii) the Incremental Term Loans made pursuant to Section 2.22.

“Total Debt” shall mean, on any date of determination, the total Indebtedness of Holdings, the Borrower and the Subsidiaries at such time (excluding Indebtedness of the type described in clause (i), clause (j), clause (k) and clause (l) of the definition of such term, except, in the case of such clause (l), to the extent of any unreimbursed drawings thereunder).

“Total Net Debt” shall mean, on any date of determination, (a) Total Debt minus (b) Unrestricted Cash; provided that the aggregated amount of cash and Permitted Investments permitted to reduce Total Net Debt pursuant to this clause (b) shall not exceed $7,500,000.

“Total Net Leverage Ratio” shall mean, on any date of determination, the ratio of Total Net Debt on such date to Consolidated EBITDA for the period of four consecutive Fiscal Quarters most recently ended on or prior to such date.

“Total Secured Debt” shall mean, on any date of determination, the Total Debt that consists of Indebtedness that is then secured by Liens on property or assets of Holdings or any of its Subsidiaries.

“Total Secured Leverage Ratio” shall mean, on any date of determination, the ratio of Total Secured Debt on such date to Consolidated EBITDA for the period of four consecutive Fiscal Quarters most recently ended on or prior to such date.

“Transactions” shall mean, collectively, (a) the execution, delivery and performance by the Loan Parties of the Loan Documents to which they are a party and the making of the Borrowings hereunder, (b) the repayment of all amounts outstanding under or in respect of the Existing Credit Agreement and the termination of the commitments thereunder, (c) the execution, delivery and performance by the Loan Parties party thereto of amendments to, and/or amendments and restatements of, certain of the ABL Documents and (d) the payment of related fees and expenses.

“Type”, when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, the term “Rate” shall mean the Adjusted LIBO Rate and the Alternate Base Rate.

“Uniform Commercial Code” or “UCC” shall mean, unless otherwise specified, the Uniform Commercial Code as from time to time in effect in the State of New York or to the extent it may be required to apply to any item of Collateral, the Uniform Commercial Code (or similar code or statute) of any applicable jurisdiction.

“United States” and “U.S.” shall each mean the United States of America.

“Unrestricted Cash” shall mean the aggregate amount of unrestricted cash and Permitted Investments of Holdings and its Subsidiaries which is subject to a valid and perfected Lien in favor of the Collateral Agent, excluding cash and Permitted Investments which are (or are required to be) listed as “restricted” on the consolidated balance sheet of Holdings, the Borrower and the Subsidiaries as of such date (other than to the extent the restricted nature of such cash and Permitted Investments is solely due to the Liens under the Loan Documents or the ABL Documents).

“U.S. Person” shall mean any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.20(g)(i)(b)(iii).

“USA PATRIOT Act” shall mean The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107- 56 (signed into law October 26, 2001)), as amended from time to time.

“USCO” shall mean the United States Copyright Office.

“USPTO” shall mean the United States Patent and Trademark Office.

“Weighted Average Life to Maturity” shall mean, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.

“Wholly Owned Subsidiary” of any Person shall mean a subsidiary of such Person of which securities (except for directors’ qualifying shares) or other ownership interests representing 100% of the Equity Interests are, at the time any determination is being made, owned, Controlled or held by such Person or one or more wholly owned Subsidiaries of such Person or by such Person and one or more wholly owned Subsidiaries of such Person.

“Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent” means the Borrower and the Administrative Agent.

“Yield Differential” shall have the meaning assigned to such term in Section 2.22(b).

SECTION 1.02.  Terms Generally. (a)    The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”; and the words “asset” and “property” shall be construed as having the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. The words “hereof”, “herein”, “hereunder” and “hereby” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, (a) any reference in this Agreement to any Loan Document or any other contract or agreement shall mean such document, contract or agreement as amended, restated, supplemented or otherwise modified from time to time, in each case, in accordance with or as permitted under the express terms of this Agreement, and (b) all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, however, that if the Borrower notifies the Administrative Agent and the Lenders that the Borrower wishes to amend any covenant in Article VI or any related definition to eliminate the effect of any change in GAAP occurring after the date of this Agreement on the operation of such covenant (or if the Administrative Agent notifies the Borrower that the Required Lenders wish to amend Article VI or any related definition for such purpose), then the Borrower’s compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Required Lenders.

(b)    For purposes of determining compliance with the Financial Covenants contained in this Agreement and for any determinations of the Total Net Leverage Ratio, the Total Secured Leverage Ratio, the Interest Coverage Ratio and any other financial ratio (whether for purposes of any incurrence test or otherwise), any election by any Person to measure any portion of a non-derivative financial liability included in the definition of Indebtedness at fair value (as permitted by Financial Accounting Standards Board No. 159 or any similar accounting standard) other than to reflect a hedge of such non- derivative financial liability (including without limitation, both interest rate and foreign currency hedges) shall be disregarded and such determination shall be made instead using the outstanding amount of such Indebtedness.

SECTION 1.03.  Pro Forma Calculations. All calculations permitted or required to be made on a Pro Forma Basis by Holdings, the Borrower or any Subsidiary pursuant to this Agreement shall include only those adjustments that (a) would be permitted or required by Regulation S-X under the Securities Act of 1933, as amended, or (b) have been certified by a Financial Officer of the Borrower as having been prepared in good faith based upon reasonable assumptions, which assumptions are written in a reasonably detailed manner and are reasonably acceptable to the Administrative Agent and the Required Lenders. Notwithstanding anything to the contrary herein, for purposes of determining compliance with any test or covenant contained in this Agreement with respect to any period during which any Specified Transaction occurs, the Total Net Leverage Ratio, the Total Secured Leverage Ratio, the Interest Coverage Ratio and the ratio set forth in Section 2.22(c) shall be calculated with respect to such period and such Specified Transaction on a Pro Forma Basis. For the avoidance of doubt, (i) in the case of any test other than compliance with the Financial Covenants and the Total Net Leverage Ratio used in determining the applicable Excess Cash Flow Percentage, such test shall be calculated on a Pro Forma Basis taking into account all Specified Transactions that have occurred from the beginning of the most recently completed Calculation Period through the date of such test, and (ii) in the case of the Financial Covenants and the Total Net Leverage Ratio used in determining the applicable Excess Cash Flow Percentage, such test shall be calculated on a Pro Forma Basis taking into account all Specified Transactions that have occurred during the applicable Calculation Period. Any reference to compliance on a Pro Forma Basis with the Financial Covenants as of any date prior to the last day of the initial Calculation Period with respect to which the Financial Covenants are applicable shall refer to the covenant levels applicable for the first period specified in Sections 6.10 and 6.11, as applicable.

SECTION 1.04.  Classification of Loans and Borrowings. For purposes of this Agreement, (a) Loans and Commitments may be referred to by Type (e.g., a “Eurodollar Loan”) and (b) Borrowings also may be referred to Type (e.g., a “Eurodollar Borrowing”).

ARTICLE II

The Credits

SECTION 2.01.  Commitments. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly, to make a Closing Date Term Loan to the Borrower on the Closing Date in a

principal amount not to exceed its Term Loan Commitment set forth on Schedule 2.01. Amounts paid or prepaid in respect of Term Loans may not be reborrowed.

SECTION 2.02.  Loans. (a)    Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their applicable Commitments; provided, however, that the failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). The Loans comprising any Borrowing shall be in an aggregate principal amount that is (i) an integral multiple of $1,000,000 and not less than $5,000,000 (except, with respect to any Incremental Term Borrowing, to the extent otherwise provided in the related Incremental Term Loan Assumption Agreement) or (ii) equal to the remaining available balance of the applicable Commitments.

(b)    Subject to Sections 2.08 and 2.15, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request pursuant to Section 2.03. Each Lender may at its option make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect (i) the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement, or (ii) the name of the Lender in the Register. Borrowings of more than one Type may be outstanding at the same time; provided, however, that the Borrower shall not be entitled to request any Borrowing that, if made, would result in more than five Eurodollar Borrowings outstanding hereunder at any time. For purposes of the foregoing, Borrowings having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Borrowings. Notwithstanding anything herein to the contrary, the Interest Period for any Eurodollar Loan made on the Closing Date shall end on January 30, 2015.

(c)    Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to such account in Chicago as the Administrative Agent may designate not later than 1:00 p.m., New York City time, and the Administrative Agent shall promptly credit the amounts so received to an account designated by the Borrower in the applicable Borrowing Request or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders.

(d)    Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with paragraph (c) above and the Administrative Agent may (but shall not be obligated to), in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If the Administrative Agent shall have so made funds available then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower to but excluding the date such amount is repaid to the Administrative Agent at (i) in the case of the Borrower, a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, a rate determined by the Administrative Agent to represent its cost of overnight or short-term funds (which determination shall be conclusive absent manifest error). If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender’s Loan as part of such Borrowing for purposes of this Agreement.

SECTION 2.03.  Borrowing Procedure. In order to request a Borrowing, the Borrower shall notify the Administrative Agent in writing by delivering a Borrowing Request in the form of Exhibit C (a) in the case of a Eurodollar Borrowing, not later than 12:00 (noon)., New York City time, three Business Days (or such shorter period as permitted by the Administrative Agent in its sole discretion) before a proposed Borrowing, and (b) in the case of an ABR Borrowing, not later than 12:00 noon, New York City time, one Business Day (or such shorter period as permitted by the Administrative Agent in its sole discretion) before a proposed Borrowing. Each such written Borrowing Request shall be irrevocable, and shall specify the following information: (i) whether the Borrowing is to be a Eurodollar Borrowing or an ABR Borrowing; (ii) the date of such Borrowing (which shall be a Business Day); (iii) the number and location of the account to which funds are to be disbursed; (iv) the amount of such Borrowing; and (v) if such Borrowing is to be a Eurodollar Borrowing, the Interest Period with respect thereto; provided, however, that, notwithstanding any contrary specification in any Borrowing Request, each requested Borrowing shall comply with the requirements set forth in Section 2.02. If no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period with respect to any Eurodollar Borrowing is specified in any such notice, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. The Administrative Agent shall promptly advise the applicable Lenders of any notice given pursuant to this Section 2.03 (and the contents thereof), and of each Lender’s portion of the requested Borrowing.

SECTION 2.04.  Evidence of Debt; Repayment of Loans. (a)    The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each (i) Lender, the principal amount of each Closing Date Term Loan of such Lender as provided in Section 2.11 and (ii) Incremental Term Lender the principal amount of each Incremental Term Loan of such Lender as provided in the applicable Incremental Term Loan Assumption Agreement.

(b)    Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

(c)    The Administrative Agent shall maintain accounts in which it will record (i) the amount of each Loan made hereunder, the Type thereof and, if applicable, the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower or any Guarantor and each Lender’s share thereof.

(d)    The entries made in the accounts maintained pursuant to paragraphs (b) and (c) above shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower to repay the Loans in accordance with their terms.

(e)    Any Lender may request that Loans made by it hereunder be evidenced by a Promissory Note in the form of Exhibit I. In such event, the Borrower shall execute and deliver to such Lender a promissory note payable to such Lender and its registered assigns and in a form and substance reasonably acceptable to the Administrative Agent, such Lender and the Borrower. Notwithstanding any other provision of this Agreement, in the event any Lender shall request and receive such a promissory note, the interests represented by such note shall at all times (including after any assignment of all or part of such interests pursuant to Section 9.04) be represented by one or more promissory notes payable to the payee named therein or its registered assigns.

SECTION 2.05.  Fees.

(a)    The Borrower agrees to pay the fees set forth in the Fee Letter to the parties, at the times and in the amounts specified therein.

(b)    The Borrower, Administrative Agent and the Lenders agree (i) that the Term Loans are debt for U.S. federal income tax purposes, (ii) that such debt instrument is not governed by the rules set out in Treasury Regulations Section 1.1275-4, and (iii) to adhere to all portions of this Agreement relevant for any U.S. federal income tax purpose and not to file any U.S. federal income tax return, report or declaration (or any other tax return, report or declaration of another jurisdiction if U.S. federal taxable income is employed as a basis for determining taxable income in such jurisdiction) inconsistent herewith, unless otherwise required by applicable law. The inclusion of this Section 2.05(b) is not an admission by Administrative Agent or any Lender that it is subject to U.S. taxation.

(c)    The Borrower agrees to pay to the Administrative Agent, for its own account, the administrative fees and other expenses set forth in the Agent Fee Letter at the times and in the amounts specified therein.

(d)    All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the applicable Lenders. Once paid, none of the Fees shall be refundable under any circumstances.

SECTION 2.06.  Interest on Loans. (a)    Subject to the provisions of Section 2.07, the Loans comprising each ABR Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 days) at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin.

(b)    Subject to the provisions of Section 2.07, the Loans comprising each Eurodollar Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin.

(c)    Interest on each Loan shall be payable on the Interest Payment Dates applicable to such Loan except as otherwise provided in this Agreement. The applicable Alternate Base Rate or Adjusted LIBO Rate for each Interest Period or day within an Interest Period, as the case may be, shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

SECTION 2.07.  Default Interest. From and after the occurrence and during the continuance of (i) any Specified Event of Default pursuant to clause (a) of the definition thereof, upon written notice by the Administrative Agent (in each case, which notice shall be given upon the direction of the Required Lenders) to the Borrower or (ii) any Specified Event of Default pursuant to clause (b) of the definition thereof, automatically and without notice to the Borrower, all amounts outstanding under this Agreement and the other Loan Documents shall bear interest (after as well as before judgment), payable on demand, (a) in the case of principal, at the rate otherwise applicable to such Loan pursuant to Section 2.06 plus 2.0% per annum and (b) with respect to all other amounts, at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 365 days) equal to the rate that would be applicable to an ABR Loan plus 2.0% per annum.

SECTION 2.08.  Alternate Rate of Interest. In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Borrowing the Administrative Agent shall have determined that Dollar deposits in the principal amounts of the Loans comprising such Borrowing are not generally available in the London interbank market, or that reasonable means do not exist for ascertaining the Adjusted LIBO Rate, the Administrative Agent shall, as soon as practicable thereafter, give written, e-mail or fax notice of such determination to the Borrower and the Lenders. In the event of any such determination, until the Administrative Agent shall have advised the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, any request by the Borrower for a Eurodollar Borrowing pursuant to Section 2.03 or 2.10 shall be deemed to be a request for an ABR Borrowing. Each determination by the Administrative Agent under this Section 2.08 shall be conclusive absent manifest error.

SECTION 2.09.  Termination and Reduction of Commitments. The Term Loan Commitments (other than any Incremental Term Loan Commitments, which shall terminate as provided in the related Incremental Term Loan Assumption Agreement) shall automatically terminate upon the making of the Term Loans on the Closing Date. Notwithstanding the foregoing, all the Commitments shall automatically terminate at 5:00 p.m., New York City time, on December 3, 2014, if the initial Credit Event shall not have occurred by such time.

SECTION 2.10.  Conversion and Continuation of Borrowings. The Borrower shall have the right at any time upon the prior irrevocable written Conversion and Continuation Notice to the Administrative Agent (a)    not later than 12:00 (noon), New York City time, one Business Day prior to conversion or continuation, to convert any Eurodollar Borrowing into an ABR Borrowing as of such day,

(b)    not later than 12:00 (noon), New York City time, three Business Days prior to conversion or continuation, to convert any ABR Borrowing into a Eurodollar Borrowing or to continue any Eurodollar Borrowing as a Eurodollar Borrowing for an additional Interest Period, and (c) not later than 12:00 (noon), New York City time, three Business Days prior to conversion, to convert the Interest Period with respect to any Eurodollar Borrowing to another permissible Interest Period, subject in each case to the following:

(i)    [reserved;]

(ii)    each conversion or continuation shall be made pro rata among the Lenders in accordance with the respective principal amounts of the Loans comprising the converted or continued Borrowing;

(iii)    if less than all the outstanding principal amount of any Borrowing shall be converted or continued, then each resulting Borrowing shall satisfy the limitations specified in Sections 2.02(a) and 2.02(b) regarding the principal amount and maximum number of Borrowings of the relevant Type;

(iv)    each conversion shall be effected by each Lender and the Administrative Agent by recording for the account of such Lender the new Loan of such Lender resulting from such conversion and reducing the Loan (or portion thereof) of such Lender being converted by an equivalent principal amount; accrued interest on any Eurodollar Loan (or portion thereof) being converted shall be paid by the Borrower at the time of conversion;

(v)    if any Eurodollar Borrowing is converted at a time other than the end of the Interest Period applicable thereto, the Borrower shall pay, upon demand, any amounts due to the Lenders pursuant to Section 2.16;

(vi)    any portion of a Borrowing maturing or required to be repaid in less than one month may not be converted into or continued as a Eurodollar Borrowing;

(vii)    any portion of a Eurodollar Borrowing that cannot be converted into or continued as a Eurodollar Borrowing by reason of the immediately preceding clause shall be automatically converted at the end of the Interest Period in effect for such Borrowing into an ABR Borrowing;

(viii)    no Interest Period may be selected for any Eurodollar Term Borrowing that would end later than a Term Loan Repayment Date occurring on or after the first day of such Interest Period if, after giving effect to such selection, the aggregate outstanding amount of (A) the Eurodollar Term Borrowings comprised of Closing Date Term Loans or Incremental Term Loans, as applicable, with Interest Periods ending on or prior to such Term Loan Repayment Date and (B) the ABR Term Borrowings comprised of Closing Date Term Loans or Incremental Term Loans, as applicable, would not be at least equal to the principal amount of Term Borrowings to be paid on such Term Loan Repayment Date; and

(ix)    upon notice to the Borrower from the Administrative Agent given at the request of the Required Lenders, after the occurrence and during the continuance of a Default or Event of Default, no outstanding Loan may be converted into, or continued as, a Eurodollar Loan.

Each notice pursuant to this Section 2.10 shall be irrevocable and shall refer to this Agreement and specify (i) the identity and amount of the Borrowing that the Borrower requests be converted or continued, (ii) whether such Borrowing is to be converted to or continued as a Eurodollar Borrowing or an ABR Borrowing, (iii) if such notice requests a conversion, the date of such conversion (which shall be a Business Day) and (iv) if such Borrowing is to be converted to or continued as a Eurodollar Borrowing, the Interest Period with respect thereto. If no Interest Period is specified in any such notice with respect to any conversion to or continuation as a Eurodollar Borrowing, the Borrower shall be deemed to have selected an Interest Period of one month’s duration. The Administrative Agent shall advise the Lenders of any notice given pursuant to this Section 2.10 and of each Lender’s portion of any converted or continued Borrowing. If the Borrower shall not have given notice in accordance with this Section 2.10 to continue any Borrowing into a subsequent Interest Period (and shall not otherwise have given notice in accordance with this Section 2.10 to convert such Borrowing), such Borrowing shall, at the end of the Interest Period applicable thereto (unless repaid pursuant to the terms hereof), automatically be continued as or converted into, as applicable, an ABR Borrowing.

SECTION 2.11.  Repayment of Term Borrowings. (a)    The Borrower shall pay to the Administrative Agent, for the account of the Lenders, (x) on May 1, 2015, and on the last Business Day of each subsequent Fiscal Quarter (each such date, together with the Term Loan Maturity Date, being called a “Repayment Date”), a principal amount of the Term Loans (other than Other Term Loans) equal to 0.25% of the aggregate principal amount of the Term Loans outstanding on the Closing Date (as such payments are adjusted from time to time pursuant to Sections 2.12(b), 2.13(e) and 2.22(d)) and (y) on the Term Loan Maturity Date, the unpaid outstanding balance of the Term Loans (other than Other Term Loans), in each case, together with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment. Such repayments of Term Loans shall be allocated pro rata to the Term Loans then outstanding (other than Other Term Loans).

(b)    To the extent not previously paid (and except as may be otherwise expressly provided in any amendment to this Agreement with respect to Other Term Loans), all Term Loans shall be due and payable on the Term Loan Maturity Date together with accrued and unpaid interest on the principal amount to be paid to but excluding the date of payment.

(c)    All repayments pursuant to this Section 2.11 shall be subject to Section 2.16, but shall otherwise be without premium or penalty.

SECTION 2.12.  Voluntary Prepayment. (a)    The Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, upon at least three Business Days’ prior written or e-mail notice in the case of Eurodollar Loans, or written or e-mail notice at least one Business Day prior to the date of prepayment in the case of ABR Loans, to the Administrative Agent before 12:00 (noon), New York City time; provided, however, that each partial prepayment (but not a prepayment in full) shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000.

(b)    Voluntary prepayments of Term Loans shall be applied as directed by the Borrower against the remaining scheduled installments of principal due in respect of the Term Loans.

(c)    Each notice of prepayment shall specify the prepayment date and the principal amount of each Borrowing (or portion thereof) to be prepaid, shall be irrevocable and shall commit the Borrower to prepay such Borrowing by the amount stated therein on the date stated therein; provided, however, that if such prepayment is for all of the then outstanding Loans, then the Borrower may revoke such notice and/or extend the prepayment date by not more than five Business Days; provided further, however, that the provisions of Section 2.16 shall apply with respect to any such revocation or extension. All prepayments under this Section 2.12 shall be subject to Sections 2.16 and 2.25 but shall otherwise be without premium or penalty. All prepayments under this Section 2.12 shall be accompanied by accrued and unpaid interest on the principal amount to be prepaid to but excluding the date of payment.

SECTION 2.13.  Mandatory Prepayments. (a)    Not later than the third Business Day following the receipt of Net Cash Proceeds in respect of any Asset Sale or Recovery Event, the Borrower shall apply 100% of the Net Cash Proceeds received with respect thereto to prepay outstanding Term Loans in accordance with Section 2.13(e).

(b)    Commencing with the first fiscal year commencing after the Closing Date, no later than the fifth Business Day following the date on which the financial statements of the Borrower with respect to each such fiscal year are required to be delivered pursuant to Section 5.04(a), the Borrower shall prepay outstanding Term Loans in accordance with Section 2.13(e) in an aggregate principal amount equal to (x) (i) the Excess Cash Flow Percentage for such fiscal year then ended multiplied by (ii) the Excess Cash Flow for such fiscal year then ended minus (y) voluntary prepayments of Term Loans during such fiscal year (other than any such voluntary prepayments that reduce scheduled amortization during the applicable fiscal year) but only to the extent that such prepayments are not funded with Indebtedness and such prepayments do not occur in connection with a refinancing of all or any portion of such Indebtedness.

(c)    In the event that any Loan Party or any subsidiary of a Loan Party shall receive Net Cash Proceeds from the issuance or incurrence of Indebtedness for money borrowed of any Loan Party or any subsidiary of a Loan Party (other than any cash proceeds from the issuance of Indebtedness for money borrowed permitted pursuant to Section 6.01), the Borrower shall, substantially simultaneously with (and in any event not later than the third Business Day next following) the receipt of such Net Cash Proceeds by such Loan Party or such subsidiary, apply an amount equal to 100% of such Net Cash Proceeds to prepay outstanding Term Loans in accordance with Section 2.13(e).

(d)    In the event that Holdings or the Borrower receives any Cure Amount, the Borrower shall, substantially simultaneously with (and in any event within one Business Day following) the receipt of such Cure Amount by Holdings or the Borrower, apply an amount equal to 100% of such Cure Amount to prepay outstanding Term Loans in accordance with Section 2.13(e).

(e)    Unless any applicable Incremental Term Loan Assumption Agreement specifies that the applicable Term Loans participate on a less than pro rata basis in any mandatory prepayments hereunder (it being understood and agreed that no such agreement may specify that any Term Loan participates on greater than a pro rata basis), in each case solely with respect to the Closing Date Term Loans, each mandatory prepayment of outstanding Term Loans under this Agreement shall be allocated pro rata among the Term Loans then outstanding, applied, first, against any scheduled amortization payments that would otherwise be due in the succeeding 12-month period, in direct order of maturity, and, second, against the remaining scheduled amortization payments due in respect thereof pro rata; provided that, subject to the foregoing, mandatory prepayments of outstanding Term Loans shall be applied, first, against ABR Loans, and, second, against LIBO Rate Loans.

(f)    The Borrower shall deliver to the Administrative Agent, at the time of each prepayment required under this Section 2.13, (i) a certificate signed by a Financial Officer of the Borrower setting forth in reasonable detail the calculation of the amount of such prepayment and (ii) to the extent practicable, at least three days prior written notice of such prepayment. Each notice of prepayment shall specify the prepayment date, the Type of each Loan being prepaid and the principal amount of each Loan (or portion thereof) to be prepaid. All prepayments of Borrowings under this Section 2.13 shall be subject to Sections 2.16 and 2.25, but shall otherwise be without premium or penalty, and shall be accompanied by accrued and unpaid interest on the principal amount to be prepaid to but excluding the date of payment.

SECTION 2.14.  Reserve Requirements; Change in Circumstances. (a)    Notwithstanding any other provision of this Agreement, if any Change in Law shall (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by any Lender (except any such reserve requirement which is reflected in the Adjusted LIBO Rate); (ii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or (iii) impose on such Lender or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender, and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise) by an amount deemed by such Lender to be material, then the Borrower will pay to such Lender, upon demand, such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(b)    If any Lender shall have determined that any Change in Law regarding capital adequacy has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Loans made to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time the Borrower shall pay to such Lender, upon demand, such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c)    A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as applicable, as specified in paragraph (a) or (b) above shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate delivered by it within 10 days after its receipt of the same.

(d)    Failure or delay on the part of any Lender to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be under any obligation to compensate any Lender under paragraph (a) or (b) above with respect to increased costs or reductions with respect to any period prior to the date that is 120 days prior to such request if such Lender knew or could reasonably have been expected to know of the circumstances giving rise to such increased costs or reductions and of the fact that such circumstances would result in a claim for increased compensation by reason of such increased costs or reductions; provided further that the foregoing limitation shall not apply to any increased costs or reductions arising out of the retroactive application of any Change in Law within such 120-day period. The protection of this Section shall be available to each Lender regardless of any possible contention of the invalidity or inapplicability of the Change in Law that shall have occurred or been imposed.

SECTION 2.15.  Change in Legality. (a)    Notwithstanding any other provision of this Agreement, if any Change in Law shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan, then, by written notice to the Borrower and to the Administrative Agent:

(i)    such Lender may declare that Eurodollar Loans will not thereafter (for the duration of such unlawfulness) be made by such Lender hereunder (or be continued for additional Interest Periods) and ABR Loans will not thereafter (for such duration) be converted into Eurodollar Loans, whereupon any request for a Eurodollar Borrowing (or to convert an ABR Borrowing to a Eurodollar Borrowing or to continue a Eurodollar Borrowing for an additional Interest Period) shall, as to such Lender only, be deemed a request for an ABR Loan (or a request to continue an ABR Loan as such for an additional Interest Period or to convert a Eurodollar Loan into an ABR Loan, as the case may be), unless such declaration shall be subsequently withdrawn; and

(ii)    such Lender may require that all outstanding Eurodollar Loans made by it be converted to ABR Loans, in which event all such Eurodollar Loans shall be automatically converted to ABR Loans as of the effective date of such notice as provided in paragraph (b) below.

In the event any Lender shall exercise its rights under (i) or (ii) above, all payments and prepayments of principal that would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Lender or the converted Eurodollar Loans of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Loans.

(b)    For purposes of this Section 2.15, a notice to the Borrower by any Lender shall be effective as to each Eurodollar Loan made by such Lender, if lawful, on the last day of the Interest Period then applicable to such Eurodollar Loan; in all other cases such notice shall be effective on the date of receipt by the Borrower.

SECTION 2.16.  Breakage. The Borrower shall indemnify each Lender against any loss or expense that such Lender may sustain or incur as a consequence of (a) any event, other than a default by such Lender in the performance of its obligations hereunder, which results in (i) such Lender receiving or being deemed to receive any amount on account of the principal of any Eurodollar Loan prior to the end of the Interest Period in effect therefor, (ii) the conversion of any Eurodollar Loan to an ABR Loan, or the conversion of the Interest Period with respect to any Eurodollar Loan, in each case other than on the last day of the Interest Period in effect therefor, or (iii) any Eurodollar Loan to be made by such Lender (including any Eurodollar Loan to be made pursuant to a conversion or continuation under Section 2.10) not being made after notice of such Loan shall have been given by the Borrower hereunder (any of the events referred to in this clause (a) being called a “Breakage Event”) or (b) any default in the making of any payment or prepayment required to be made hereunder. In the case of any Breakage Event, such loss shall include an amount equal to the excess, as reasonably determined by such Lender, of (i) its cost of obtaining funds for the Eurodollar Loan that is the subject of such Breakage Event for the period from the date of such Breakage Event to the last day of the Interest Period in effect (or that would have been in effect) for such Loan minus (ii) the amount of interest likely to be realized by such Lender in redeploying the funds released or not utilized by reason of such Breakage Event for such period. A certificate of any Lender setting forth any amount or amounts which such Lender is entitled to receive pursuant to this Section 2.16 shall be delivered to the Borrower and shall be conclusive absent manifest error.

SECTION 2.17.  Pro Rata Treatment. Subject to any express provisions of this Agreement to the contrary (including, without limitation, any such provisions added pursuant to any Incremental Term Loan Assignment Agreement) with respect to any Loans or Commitments, as applicable, each Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest on the Loans, each reduction of the Commitments and each conversion of any Borrowing to or continuation of any Borrowing as a Borrowing of any Type shall be allocated pro rata among the Lenders with Loans or Commitments, as applicable, in accordance with their respective applicable Commitments (or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their outstanding Loans). Each Lender agrees that in computing such Lender’s portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender’s percentage of such Borrowing to the next higher or lower whole Dollar amount.

SECTION 2.18.  Sharing of Setoffs. Subject to any express provisions of this Agreement to the contrary (including, without limitation, any such provisions added pursuant to any Incremental Term Loan Assignment Agreement) each Lender agrees that if it shall, through the exercise of a right of banker’s lien, setoff or counterclaim against the Borrower or any other Loan Party, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Loan as a result of which the unpaid principal portion of its Loans shall be proportionately less than the unpaid principal portion of the Loans of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in the Loans of such other Lender, so that the aggregate unpaid principal amount of the Loans held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all Loans then outstanding as the principal amount of its Loans prior to such exercise of banker’s lien, setoff or counterclaim or other event was to the principal amount of all Loans outstanding prior to such exercise of banker’s lien, setoff or counterclaim or other event; provided, however, that (i) if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.18 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest, and (ii) the provisions of this Section 2.18 shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to Holdings or any of its Affiliates (as to which the provisions of this Section 2.18 shall apply). The Borrower and Holdings expressly consent to the foregoing arrangements and agree that any Lender holding a participation in a Loan deemed to have been so purchased may exercise any and all rights of banker’s lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower and Holdings to such Lender by reason thereof as fully as if such Lender had made a Loan directly to the Borrower in the amount of such participation.

SECTION 2.19.  Payments. (a)    The Borrower shall make each payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder and under any other Loan Document not later than 12:00 (noon), New York City time, on the date when due in immediately available Dollars, without setoff, defense or counterclaim. Any amounts received after 12:00 (noon), New York City time, on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. Each such payment shall be made to the Administrative Agent to such account as designated in writing by the Administrative Agent. The Administrative Agent shall promptly distribute to each Lender any payments received by the Administrative Agent on behalf of such Lender.

(b)    Except as otherwise expressly provided herein, whenever any payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder or under any other Loan Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.

SECTION 2.20.  Taxes. (a)    Defined Terms. For purposes of this Section 2.20, the term “applicable law” includes FATCA.

(b)    Any and all payments by or on account of any obligation of the Borrower or any other Loan Party hereunder or under any other Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c)    In addition, the Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or, at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(d)    The Borrower shall indemnify the Administrative Agent and each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own or on behalf of a Lender shall be conclusive absent manifest error.

(e)    Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04(h) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).

(f)     As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority pursuant to this Section 2.20, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(g)    Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent or as otherwise prescribed by applicable law, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.20(g) (i)(a), (i)(b) and (i)(d) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(i)    Without limiting the generality of the foregoing,

(a)    any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(b)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(i)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(ii)    executed originals of IRS Form W-8ECI;

(iii)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit H-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E; or

(iv)    to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-2 or Exhibit H-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-4 on behalf of each such direct and indirect partner;

(c)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(d)    if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(h)    If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.20 (including by the payment of additional amounts pursuant to this Section 2.20), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

SECTION 2.21.  Assignment of Commitments Under Certain Circumstances; Duty to Mitigate. (a) In the event (i) any Lender delivers a certificate requesting compensation pursuant to Section 2.14, (ii) any Lender delivers a notice described in Section 2.15, (iii) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority on account of any Lender pursuant to Section 2.20 or (iv) any Lender (such Lender, a “Non-Consenting Lender”) refuses to consent to any amendment, waiver or other modification of any Loan Document requested by the Borrower that requires the consent of a greater percentage of the Lenders than the Required Lenders and such amendment, waiver or other modification is consented to by the Required Lenders, then, in each case, the Borrower may, at its sole expense and effort (including with respect to the processing and recordation fee referred to in Section 9.04(b)), upon notice to such Lender and the Administrative Agent, require such Lender to transfer and assign, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all of its interests, rights and obligations under this Agreement to an Eligible Assignee that shall assume such assigned obligations and, with respect to clause (iv) above, shall consent to such requested amendment, waiver or other modification of any Loan Documents (which assignee may be another Lender, if a Lender accepts such assignment); provided that (x) such assignment shall not conflict with any law, rule or regulation or order of any court or other Governmental Authority having jurisdiction, (y) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld or delayed, and (z) the Borrower or such assignee shall have paid to the affected Lender in immediately available funds an amount equal to the sum of the principal of and interest accrued to the date of such payment on the outstanding Loans of such Lender, plus all Fees and other amounts accrued for the account of such Lender hereunder with respect thereto (including any amounts under Sections 2.14, 2.16 and 2.25); provided further that, if prior to any such transfer and assignment the circumstances or event that resulted in such Lender’s claim for compensation under Section 2.14, notice under Section 2.15 or the amounts paid pursuant to Section 2.20, as the case may be, cease to cause such Lender to suffer increased costs or reductions in amounts received or receivable or reduction in return on capital, or cease to have the consequences specified in Section 2.15, or cease to result in amounts being payable under Section 2.20, as the case may be (including as a result of any action taken by such Lender pursuant to paragraph (b) below), or if such Lender shall waive its right to claim further compensation under Section 2.14 in respect of such circumstances or event or shall withdraw its notice under Section 2.15 or shall waive its right to further payments under Section 2.20 in respect of such circumstances or event or shall consent to the proposed amendment, waiver, consent or other modification, as the case may be, then such Lender shall not thereafter be required to make any such transfer and assignment hereunder. Each Lender hereby grants to the Administrative Agent and the Borrower an irrevocable power of attorney (which power is coupled with an interest) to execute and deliver, on behalf of such Lender, as the case may be, as assignor, any Assignment and Acceptance necessary to effectuate any assignment of such Lender’s interests hereunder in the circumstances contemplated by this Section 2.21(a).

(b)    If (i) any Lender shall request compensation under Section 2.14, (ii) any Lender delivers a notice described in Section 2.15 or (iii) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority on account of any Lender, pursuant to Section 2.20, then such Lender shall use reasonable efforts (which shall not require such Lender to incur an unreimbursed loss or unreimbursed cost or expense or otherwise take any action inconsistent with its internal policies or legal or regulatory restrictions or suffer any disadvantage or burden deemed by it to be significant) (x) to file any certificate or document reasonably requested in writing by the Borrower or (y) to assign its rights and delegate and transfer its obligations hereunder to another of its offices, branches or affiliates, if such filing or assignment would reduce its claims for compensation under Section 2.14 or enable it to withdraw its notice pursuant to Section 2.15 or would reduce amounts payable pursuant to Section 2.20, as the case may be, in the future. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such filing or assignment, delegation and transfer.

SECTION 2.22.  Incremental Term Loans. (a)    The Borrower may, by written notice to the Administrative Agent from time to time, request Incremental Term Loan Commitments in an amount not to exceed the Incremental Term Loan Amount from one or more Lenders or Additional Lenders, all of which must be Eligible Assignees; provided that the aggregate amount of Incremental Term Loan Commitments hereunder shall not exceed the Incremental Term Loan Amount. Such notice shall set forth (i) the amount of the Incremental Term Loan Commitments being requested (which shall be in minimum increments of $1,000,000 and a minimum amount of $10,000,000 or such lesser amount equal to the remaining Incremental Term Loan Amount), (ii) the date on which such Incremental Term Loan Commitments are requested to become effective (which shall not be less than 10 Business Days nor more than 60 days after the date of such notice) (or such shorter or longer period as may be acceptable to the Administrative Agent and the Required Lenders), (iii) whether such Incremental Term Loan Commitments are commitments (x) to make additional Term Loans on terms identical to the Term Loans then outstanding or (y) commitments to make Term Loans with terms different from the Term Loans then outstanding (“Other Term Loans”), and (iv) the Total Secured Leverage Ratio, calculated on a Pro Forma Basis as of the last day of the most recent Calculation Period for which Section 5.04 Financials have been delivered after giving effect to any additional Term Loans that would be made under any additional Incremental Term Loan Commitments.

(b)    The Borrower may seek Incremental Term Loan Commitments from existing Lenders and/or Additional Lenders (each of which shall be entitled to agree or decline to participate in its sole discretion). The Borrower and each Incremental Term Lender shall execute and deliver to the Administrative Agent and the Lenders an Incremental Term Loan Assumption Agreement reasonably acceptable to the Administrative Agent and the Required Lenders and such other documentation as the Administrative Agent or Lenders shall reasonably specify to evidence the Incremental Term Loan Commitment of each Incremental Term Lender. The terms and provisions of the Incremental Term Loans shall be identical to those of the Closing Date Term Loans except as otherwise set forth herein or in the Incremental Term Loan Assumption Agreement. Without the prior written consent of the Required Lenders, (i) the final maturity date of any Incremental Term Loans shall be no earlier than the Latest Maturity Date, (ii) the Weighted Average Life to Maturity of the Incremental Term Loans shall be no shorter than the longest Weighted Average Life to Maturity of any Term Loans then outstanding (except to the extent of nominal amortization for periods where amortization has been eliminated as a result of prepayment of the applicable Loans) and (iii) if the Initial Yield on any such Incremental Term Loans exceeds the Initial Yield then in effect for any then-outstanding Eurodollar Term Loans (based, in each case, on Eurodollar Loans having a one-month Interest Period, regardless of the then-existing Interest Period or Type of Term Loan) by more than 50 basis points (the amount of such excess above 50 basis points being referred to herein as the “Yield Differential”), then the Applicable Margin then in effect for all Term Loans outstanding shall automatically be increased by the applicable Yield Differential, effective upon the making of the Incremental Term Loans. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Incremental Term Loan Assumption Agreement. Each of the parties hereto hereby agrees that, upon the effectiveness of any Incremental Term Loan Assumption Agreement, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Incremental Term Loan Commitment and the Incremental Term Loans evidenced thereby, and the Administrative Agent and the Borrower may revise this Agreement to evidence such amendments.

(c)    Notwithstanding the foregoing, no Incremental Term Loan Commitment shall become effective under this Section 2.22 unless (i) on the date of such effectiveness, the conditions set forth in paragraphs (b) and (c) of Section 4.01 shall be satisfied and the Administrative Agent and Lenders shall have received a certificate to that effect dated such date and executed by a Financial Officer of the Borrower, (ii) as of the date of incurrence of such Incremental Term Loan Commitment and as of the last day of the most recent Calculation Period for which Section 5.04 Financials have been delivered, (x) the Borrower shall be in compliance with the Financial Covenants, and (y) the Total Secured Leverage Ratio shall not exceed 3.25 to 1.00, in each case, calculated on a Pro Forma Basis as of the last day of the most recent Calculation Period for which Section 5.04 Financials have been delivered after giving effect to any additional Term Loans or Other Term Loans, (iii) the Administrative Agent and Lenders shall have received from the Borrower all fees and other amounts due and payable in respect of the Incremental Term Loan Commitments, including, to the extent invoiced, reimbursement or payment of all out-of- pocket expenses required to be reimbursed or paid by the Borrower hereunder or under any other Loan Document, and (iv) except as otherwise specified in the applicable Incremental Term Loan Assumption Agreement, the Administrative Agent and Lenders shall have received (for distribution to the Lenders) legal opinions, board resolutions and other closing certificates reasonably requested by the Administrative Agent and Lenders and consistent with those delivered on the Closing Date under Section 4.02.

(d)    Each of the parties hereto hereby agrees that the Administrative Agent may, in consultation with the Borrower, take any and all action as may be reasonably necessary to ensure that, if applicable, all Incremental Term Loans, when originally made, are included in each Borrowing of outstanding Closing Date Term Loans on a pro rata basis. This may be accomplished by requiring each applicable outstanding Eurodollar Term Borrowing to be converted into an ABR Term Borrowing on the date of each such Incremental Term Loan, or by allocating a portion of each such applicable Incremental Term Loan to each applicable outstanding Eurodollar Term Borrowing on a pro rata basis. Any conversion of Eurodollar Term Loans to ABR Term Loans required by the preceding sentence shall be subject to Section 2.16. If any Incremental Term Loan is to be allocated to an existing Interest Period for a Eurodollar Term Borrowing, then the interest rate thereon for such Interest Period and the other economic consequences thereof shall be as set forth in the applicable Incremental Term Loan Assumption Agreement. In addition, to the extent any Incremental Term Loans are not Other Term Loans, the scheduled amortization payments under Section 2.11(a)(i) required to be made after the making of such Incremental Term Loans shall be ratably increased by the aggregate principal amount of such Incremental Term Loans and shall be further increased for all Lenders on a pro rata basis to the extent necessary to avoid any reduction in the amortization payments to which the Lenders were entitled before such recalculation.

(e)    This Section 2.22 shall supersede any provisions of Section 2.17, 2.18 or 9.08 to the contrary.

SECTION 2.23.  [Reserved].

SECTION 2.24.  [Reserved].

SECTION 2.25.  Prepayment Premium.If, on or prior to the date that is two years after the Closing Date, (a) there shall occur any amendment, amendment and restatement or other modification of this Agreement that has the effect of reducing the Applicable Margin with respect to any Term Loans (including any reduction or elimination of any “LIBOR floor”) or (b) all or any portion of any Term Loans (including any Other Term Loans unless otherwise expressly provided in the applicable Incremental Term Loan Assumption Agreement) are repaid, prepaid (including in connection with any mandatory prepayment of the Loans pursuant to Section 2.13(c)) or refinanced substantially concurrently with or using the proceeds from, the issuance or incurrence of Indebtedness having an Initial Yield lower than the applicable total yield of the Term Loans so prepaid or refinanced (as determined by the Administrative Agent and the Required Lenders to be equal to (i) the sum of (x) the Applicable Margin then in effect for such Eurodollar Loans (based, in each case, on Eurodollar Loans having a one-month Interest Period, regardless of the then-existing Interest Period or Type of Term Loan) plus the one-month Adjusted LIBO Rate applicable to such Term Loans, plus (y) an amount equal to 2.0% of the Closing Date Term Loans, divided by (i) four, then each such amendment, amendment and restatement, modification, repayment, prepayment or refinancing, as the case may be, shall be accompanied by a fee or prepayment premium, as applicable, equal to (A) 2.25% of the outstanding principal amount of the Term Loans affected by such amendment, amendment and restatement or modification, or subject to such repayment, prepayment or refinancing if such amendment, amendment and restatement, modification, repayment, prepayment or refinancing occurs on or prior to the date that is one year after the Closing Date or (B) 1.25% of the outstanding principal amount of the Term Loans affected by such amendment, amendment and restatement or modification, or subject to such repayment, prepayment or refinancing if such amendment, amendment and restatement, modification, repayment, prepayment or refinancing occurs after the date that is one year after the Closing Date but on or prior to the date that is two years after the Closing Date. As a condition to effectiveness of any required assignment by any Non-Consenting Lender of its Term Loans (including any Other Term Loans unless otherwise expressly provided in the applicable Incremental Term Loan Assumption Agreement) pursuant to Section 2.21(a) or otherwise in respect of any amendment, amendment and restatement or modification to this Agreement effective prior to the date that is two years after the Closing Date that has the effect of reducing the applicable total yield (as determined by the Administrative Agent and the Required Lenders on the same basis) for any Term Loans, the Borrower shall pay to such Non-Consenting Lender of Term Loans a premium or fee equal to the premium or fee that would apply pursuant to the preceding sentence if such Non-Consenting Lender’s Term Loans being assigned were being prepaid and subject to the premium or fee set forth in the immediately preceding sentence.

ARTICLE III

Representations and Warranties

Each of Holdings and the Borrower represents and warrants to the Administrative Agent, the Collateral Agent and each of the Lenders on the Closing Date and on the date of any other Credit Event that:

SECTION 3.01.  Organization; Powers. Holdings, the Borrower and each of the Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (c) is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where the failure so to qualify, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, and (d) has the power and authority to execute, deliver and perform its obligations under each of the Loan Documents and each other agreement or instrument contemplated thereby to which it is or will be a party and, in the case of the Borrower, to borrow hereunder.

SECTION 3.02.  Authorization. The Transactions (a) have been duly authorized by all requisite corporate (or other organizational) and, if required, stockholder (or other equityholder) action and (b) will not (i) violate (A) any provision of material law, statute, rule or regulation, or of the Organizational Documents of Holdings, the Borrower or any Subsidiary, (B) any order of any Governmental Authority or (C) any provision of any material indenture, agreement or other instrument to which Holdings, the Borrower or any Subsidiary is a party or by which any of them or any of their property is or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under any such material indenture, agreement or other instrument, or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by Holdings, the Borrower or any Subsidiary (other than any Lien created hereunder or under the Security Documents).

SECTION 3.03.  Enforceability. This Agreement has been duly executed and delivered by Holdings and the Borrower and constitutes, and each other Loan Document when executed and delivered by the each Loan Party party thereto will constitute, a legal, valid and binding obligation of such Loan Party enforceable against such Loan Party in accordance with its terms, except as such enforceability may be limited by any Debtor Relief Law and by general principles of equity, regardless of whether considered in a proceeding in equity or in law.

SECTION 3.04.  Governmental Approvals. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the Transactions, except for (a) the filing of Uniform Commercial Code financing statements and filings with the United States Patent and Trademark Office and the United States Copyright Office, (b) recordation of the Mortgages and (c) such as have been made or obtained and are in full force and effect

SECTION 3.05.  Financial Statements. The Borrower has heretofore furnished to the Lenders Holdings’ consolidated balance sheets and related consolidated statements of income, stockholder’s equity and cash flows (i) as of and for the fiscal years ended February 1, 2014, February 2, 2013 and January 28, 2012, in each case, audited by and accompanied by the opinion of KPMG LLC, independent public accountants, and (ii) as of and for the Fiscal Quarter ended August 2, 2014, certified by its chief financial officer. Such financial statements present fairly in all material respects the financial condition and results of operations and cash flows of Holdings and its consolidated Subsidiaries as of such dates and for such periods. Such balance sheets and the notes thereto disclose all material liabilities, direct or contingent, of Holdings and its consolidated Subsidiaries as of the dates thereof. Such financial statements were prepared in accordance with GAAP applied on a consistent basis, subject, in the case of unaudited financial statements, to year-end audit adjustments and the absence of footnotes. The Borrower has heretofore delivered to the Lenders its unaudited pro forma consolidated balance sheet and related pro forma statements of income, stockholder’s equity and cash flows as of and for the period ended September 27, 2014, prepared giving effect to the Transactions as if they had occurred, with respect to such balance sheet, on such date and, with respect to such income statements, on the first day of the 12- month period ending on such date. Such pro forma financial statements have been prepared in good faith by the Borrower, based on the assumptions that are believed by the Borrower on the Closing Date to be reasonable), accurately reflect all adjustments required to be made to give effect to the Transactions and present fairly in all material respects on a pro forma basis the estimated consolidated financial position of Holdings and its consolidated Subsidiaries as of such date and for such period, assuming that the Transactions had actually occurred at such date or at the beginning of such period, as the case may be.

SECTION 3.06.  No Material Adverse Change. No event, change or condition has occurred that has had, or could reasonably be expected to have, a material adverse effect on the business, assets, liabilities, operations, condition (financial or otherwise), operating results or prospects of Holdings, the Borrower and the Subsidiaries, taken as a whole, since February 1, 2014.

SECTION 3.07.  Title to Properties; Possession Under Leases. Each of Holdings, the Borrower and the Subsidiaries has good and marketable title to, or valid leasehold interests in, all its material properties and assets (including all Mortgaged Property), except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes. All such material properties and assets are free and clear of Liens, other than Liens expressly permitted by Section 6.02. Each of Holdings, the Borrower and the Subsidiaries has complied with all obligations under all material leases to which it is a party and all such leases are in full force and effect. Each of Holdings, the Borrower and the Subsidiaries enjoys peaceful and undisturbed possession under all such material leases.

SECTION 3.08.  Subsidiaries. Schedule 3.08 sets forth, as of the Closing Date, a list of all Subsidiaries of Holdings and the percentage ownership interest of Holdings, the Borrower or the applicable Subsidiary therein. The Equity Interests so indicated on Schedule 3.08 are fully paid and non- assessable and are owned by Holdings, the Borrower, or the applicable Subsidiary directly or indirectly, free and clear of all Liens (other than Liens created under the Security Documents and Liens created under the ABL Documents). All Equity Interests of the Borrower are owned by Holdings.

SECTION 3.09.  Litigation; Compliance with Laws. (a)    Except as set forth on Schedule 3.09, there are no investigations, actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of Holdings or the Borrower, threatened in writing against or affecting Holdings or the Borrower or any Subsidiary or any business, property or rights of any such Person (i) that involve any Loan Document or the Transactions or (ii) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined could reasonably be expected, individually or in the aggregate, to result in, a Material Adverse Effect.

(b)    None of Holdings, the Borrower or any of the Subsidiaries or any of their respective material properties or assets is in violation of, nor will the continued operation of their material properties and assets as currently conducted violate, any law, rule or regulation (including any ATF law, rule or regulation or any zoning, building, Environmental Law, ordinance, code or approval or any building permits) or any restrictions of record or agreements affecting the Mortgaged Property, or is in default with respect to any judgment, writ, injunction, decree or order of any Governmental Authority, where such violation or default (individually or in the aggregate with each other violation or default) could reasonably be expected to result in a Material Adverse Effect.

SECTION 3.10.  Agreements. (a)    None of Holdings, the Borrower or any of the Subsidiaries is a party to any agreement or instrument or subject to any corporate restriction that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(b)    None of Holdings, the Borrower or any of the Subsidiaries is in default in any manner under any provision of any indenture or other agreement or instrument evidencing Indebtedness, or any other material agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound, where such default has result or could reasonably be expected to result in a Material Adverse Effect.

SECTION 3.11.  Federal Reserve Regulations. (a)    None of Holdings, the Borrower or any of the Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.

(b)    No part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of, or that is inconsistent with, the provisions of the regulations of the Board, including Regulation T, Regulation U or Regulation X.

SECTION 3.12.  Investment Company Act. None of Holdings, the Borrower or any Subsidiary is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended.

SECTION 3.13.  Use of Proceeds. The Borrower will (a) use the proceeds of the Loans (other than any Incremental Term Loans) only for the purposes specified in the introductory statement to this Agreement and (b) use the proceeds of Incremental Term Loans only for general corporate purposes, including Permitted Acquisitions.

SECTION 3.14.  Tax Returns. Each of Holdings, the Borrower and the Subsidiaries has filed or caused to be filed all U.S. federal, state, local and foreign Tax returns or materials required to have been filed by it with any Governmental Authority and has paid or caused to be paid all material taxes and assessments due and payable by it, except Taxes that are being contested in good faith by appropriate proceedings and for which Holdings, the Borrower or such Subsidiary, as applicable, shall have set aside on its books adequate reserves in accordance with GAAP. There are no written proposed or pending Tax assesments, deficiencies, audits or other proceedings against Holdings, the Borrower or the Subsidiaries.

SECTION 3.15.  No Material Misstatements. No written information, report, financial statement, exhibit or schedule furnished by or on behalf of Holdings or the Borrower to the Administrative Agent or any Lender in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto contained, contains or will contain any material misstatement of fact or omitted, omits or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not misleading; provided that to the extent any such information, report, financial statement, exhibit or schedule was based upon or constitutes a forecast or projection or other forward-looking information, each of Holdings and the Borrower represents only that it acted in good faith and utilized reasonable assumptions (based upon accounting principles consistent with the historical audited financial statements of Holdings) in the preparation of such information, report, financial statement, exhibit or schedule.

SECTION 3.16.  Employee Benefit Plans. (a)    Each of the Borrower and its ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events, could reasonably be expected to result in material liability of the Borrower or any of its ERISA Affiliates. The aggregate “amount of unfunded benefit liabilities” (within the meaning of Section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, does not exceed $1,000,000. As of the most recent valuation date for each Multiemployer Plan, the potential Withdrawal Liability of the Borrower and its ERISA Affiliates for a complete or partial withdrawal from such Multiemployer Plan is zero.

(b)    As of the Closing Date, Holdings, the Borrower and each their respective Subsidiaries do not have any Foreign Pension Plans.

SECTION 3.17.  Environmental Matters. Except as set forth in Schedule 3.17 and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, none of Holdings, the Borrower or any of the Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

SECTION 3.18.  Insurance. Schedule 3.18 sets forth a true, complete and correct description of all insurance maintained by each of Holdings or the Borrower for itself or for the Subsidiaries as of the date hereof. As of the date hereof, such insurance is in full force and effect and all premiums have been duly paid. Holdings, the Borrower and the Subsidiaries have insurance in such amounts and covering such risks and liabilities as are in accordance with the requirements set forth in Section 5.02(b).

SECTION 3.19.  Security Documents. (a)    The Guarantee and Collateral Agreement, upon execution and delivery thereof by the parties thereto, will create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Guarantee and Collateral Agreement) and the proceeds thereof and (i) when the Pledged Collateral (as defined in the Guarantee and Collateral Agreement) is delivered to the Collateral Agent, the Lien created under Guarantee and Collateral Agreement shall constitute a fully perfected first priority (subject to the Intercreditor Agreement) Lien on, and security interest in, all right, title and interest of the Loan Parties in such Pledged Collateral, in each case prior and superior in right to any other Person, and (ii) control agreements are entered into with respect to any deposit account constituting Collateral, the Lien created under Guarantee and Collateral Agreement shall constitute a fully perfected first priority (subject to the Intercreditor Agreement) Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral, in each case prior and superior in right to any other Person, and (iii) when financing statements in appropriate form are filed in the offices specified on Schedule 3.19(a), the Lien created under the Guarantee and Collateral Agreement will constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral in which a security interest may be perfected by filing such a financing statement, in each case prior and superior in right to any other Person, other than with respect to Liens expressly permitted by Section 6.02.

(b)    Upon the recordation of the Guarantee and Collateral Agreement (or a short-form security agreement in form and substance reasonably satisfactory to the Borrower and the Collateral Agent) with the USPTO or the USCO, as applicable, together with the financing statements in appropriate form filed in the offices specified on Schedule 3.19(a), the Lien created under the Guarantee and Collateral Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Intellectual Property (as defined in the Guarantee and Collateral Agreement) in which a security interest may be perfected by filing in the United States and its territories and possessions, in each case prior and superior in right to any other Person (it being understood that subsequent recordings in the USPTO and the USCO, as applicable, may be necessary to perfect a Lien on registered trademarks and patents, trademark and patent applications and registered copyrights acquired by the Loan Parties after the date hereof).

SECTION 3.20.  Location of Real Property and Leased Premises. (a) Schedule 3.20(a) lists completely and correctly as of the Closing Date all real property owned by the Borrower and the Subsidiaries and the addresses thereof. The Borrower and the Subsidiaries own in fee all the real property set forth on Schedule 3.20(a). Holdings does not own any real property.

(b)    Schedule 3.20(b) lists completely and correctly as of the Closing Date all real property leased by the Borrower and the Subsidiaries and the addresses thereof. The Borrower and the Subsidiaries have valid leases in all the real property set forth on Schedule 3.20(b). Holdings does not lease any real property.

SECTION 3.21.  Labor Matters. There are no strikes, lockouts or slowdowns against Holdings, the Borrower or any Subsidiary pending or, to the knowledge of Holdings or the Borrower, threatened. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which Holdings, the Borrower or any Subsidiary is bound.

SECTION 3.22.  Solvency. Holdings and its Subsidiaries, on a consolidated basis, are and immediately after giving effect to the consummation of the Transactions, including the incurrence of all Indebtedness and obligations being incurred in connection herewith and therewith and the other transactions contemplated hereby and thereby, and after giving effect to the application of the proceeds of such Indebtedness, will be Solvent,

SECTION 3.23.  Transaction Documents. Holdings and the Borrower have delivered to the Administrative Agent and Lenders a complete and correct copy of the ABL Credit Agreement, the ABL Facility Amendment and all other material ABL Documents (in each case, including all schedules, exhibits, amendments, supplements and modifications thereto, but excluding letters under which no material obligations exist other than the payment of fees). As of the Closing Date and after giving effect to the Transactions, no “Default” or “Event of Default” (each as defined in the ABL Credit Agreement) shall have occurred and be continuing.

SECTION 3.24.  Sanctioned Persons. Neither Holdings, the Borrower nor any of their respective Subsidiaries (i) is a Person whose property or interest in property is blocked or that has been determined to be subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)), (ii) does knowingly engage in any dealings or transactions prohibited by Section 2 of such executive order, or otherwise knowingly associate with any such person in any manner violative of Section 2, and (iii) is a Person on the list of Specially Designated Nationals and Blocked Persons published by the Office of Foreign Assets Control of the United States Department of the Treasury on June 24, 2003, as updated from time to time, or the subject of the limitations or prohibitions under any other United States Department of the Treasury’s Office of Foreign Assets Control (“OFAC”) regulation or executive order.

SECTION 3.25.  Foreign Corrupt Practices Act. Each of Holdings, the Borrower and the Subsidiaries and their respective directors, officers, agents, employees and any Person acting for or on behalf of Holdings, the Borrower or any Subsidiary, has complied with, and will comply with, the U.S. Foreign Corrupt Practices Act, as amended from time to time (the “FCPA”), or any other applicable anti- bribery or anti-corruption law, and they have not made, offered, promised or authorized, and will not make, offer, promise or authorize, whether directly or indirectly, any payment of anything of value to a Government Official while knowing or having a reasonable belief that all or some portion will be used for the purpose of: (a) influencing any act, decision or failure to act by a Government Official in his or her official capacity, (b) inducing a Government Official to use his or her influence with a government or instrumentality to affect any act or decision of such government or entity or (c) securing an improper advantage, in each case in order to obtain, retain or direct business.

SECTION 3.26.  USA PATRIOT Act. Each of Holdings, the Borrower and each Subsidiary is in compliance with the USA PATRIOT Act.

ARTICLE IV

Conditions of Lending

The obligations of the Lenders to make Loans are subject to the satisfaction of the following conditions:

SECTION 4.01.  All Credit Events. On the date of each Borrowing (other than a conversion or a continuation of a Borrowing), including each Borrowing of Incremental Term Loans (each such event being called a “Credit Event”):

(a)    The Administrative Agent and Lenders shall have received a written Borrowing Request as required by Section 2.03 (or such notice shall have been deemed given in accordance with Section 2.02).

(b)    The representations and warranties set forth in Article III and in each other Loan Document shall (i) with respect to representations and warranties that are qualified by materiality or “Material Adverse Effect”, be true and correct and (ii) with respect to representations and warranties that are not qualified by materiality or “Material Adverse Effect”, be true and correct in all material respects, in each case, on and as of the date of such Credit Event with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall (i) with respect to representations and warranties that are qualified by materiality or “Material Adverse Effect”, be true and correct and (ii) with respect to representations and warranties that are not qualified by materiality or “Material Adverse Effect”, be true and correct in all material respects, in each case, on as of such earlier date.

(c)    At the time of and immediately after such Credit Event, no Default or Event of Default shall have occurred and be continuing.

Each Credit Event shall be deemed to constitute a representation and warranty by the Borrower and Holdings on the date of such Credit Event as to the matters specified in paragraphs (b) and (c) of this Section 4.01.

SECTION 4.02.  Additional Conditions Precedent. On the Closing Date:

(a)    The Administrative Agent and Lenders shall have received a favorable written opinion of (i) Winston & Strawn LLP, counsel for Holdings and the Borrower, in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders, and (ii) each local counsel listed on Schedule 4.02(a), in form and substance reasonably satisfactory to the Administrative Agent and Required Lenders, in each case (A) dated the Closing Date, (B) addressed to the Administrative Agent and the Lenders and (C) covering such matters relating to the Loan Documents and the Transactions as the Administrative Agent or the Required Lenders shall reasonably request, and Holdings and the Borrower hereby request such counsel to deliver such opinions.

(b)    The Administrative Agent and Lenders shall have received (i) a copy of the certificate or articles of incorporation or organization, including all amendments thereto, of each Loan Party, certified as of a recent date by the Secretary of State of the state of its organization, and a certificate as to the good standing of each Loan Party as of a recent date, from such Secretary of State; (ii) a certificate of the secretary or assistant secretary of each Loan Party dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the Organizational Documents of such Loan Party as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors or similar governing body of such Loan Party authorizing the execution, delivery and performance of the Loan Documents to which such Person is a party and, in the case of the Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate or articles of incorporation or organization of such Loan Party have not been amended since the date of the last amendment thereto shown on the certificate furnished pursuant to clause (i) above, and (D) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party; (iii) a certificate of another Responsible Officer as to the incumbency and specimen signature of the secretary or assistant secretary executing the certificate pursuant to clause (ii) above; (iv) a copy of all signed Loan Documents; and (v) such other documents as the Lenders or the Administrative Agent may reasonably request.

(c)    The Administrative Agent and Lenders shall have received a certificate, dated the Closing Date and signed by a Financial Officer of the Borrower, confirming compliance with the conditions precedent set forth in paragraphs (b) and (c) of Section 4.01 and paragraphs (m) and (n) of Section 4.02.

(d)    The Administrative Agent and the Lenders shall have received (or shall receive substantially concurrently with the funding of the Closing Date Term Loans) all Fees and other amounts due and payable on or prior to the Closing Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder or under any other Loan Document.

(e)    The Security Documents shall have been duly executed by each Loan Party that is to be a party thereto and shall be in full force and effect on the Closing Date. The Collateral Agent on behalf of the Secured Parties shall have a security interest in the Collateral of the type and priority described in each Security Document. The Collateral Agent shall have received all certificates evidencing any certificated Equity Interests pledged to the Collateral Agent pursuant to the Guarantee and Collateral Agreement, together with undated stock powers, duly executed in blank.

(f)    The Collateral Agent and the Lenders shall have received a Perfection Certificate with respect to the Loan Parties dated the Closing Date and duly executed by a Responsible Officer of Holdings and the Borrower, and shall have received (i) the results of Uniform Commercial Code filing (or equivalent filing) searches, tax and judgment lien searches, bankruptcy and pending lawsuit searches or equivalent reports or searches made with respect to the Loan Parties in the states (or other jurisdictions) of formation of such Persons in each case as indicated on such Perfection Certificate, together with copies of the financing statements (or similar documents) disclosed by such searches, and (ii) evidence reasonably satisfactory to the Collateral Agent and the Required Lenders that the Liens indicated in any such financing statement (or similar document) would be permitted under Section 6.02 or have been or will be contemporaneously released or terminated.

(g)    The Administrative Agent and Lenders shall have received (i) a public corporate credit rating from S&P and a public corporate family rating from Moody’s, in each case, in respect of the Borrower and (ii) a public rating of the Term Facility by each of S&P and Moody’s, the form and substance of which shall be satisfactory to the Required Lenders.

(h)    The Administrative Agent, the Collateral Agent and Lenders shall have received a copy of, or a certificate as to coverage under, the insurance policies, together with the endorsements thereto, naming the Collateral Agent as additional insured and loss payee, as are required by Section 5.02, the form and substance of which shall be satisfactory to the Required Lenders.

(i)    Such other documents as the Administrative Agent and the Lenders may reasonably request on the Closing Date (including without limitation, IRS form W-9s, W-8BENs, or such other tax form as may be applicable, tax identification numbers and addresses).

(j) (i)     The ABL Facility Amendment shall have been duly executed and delivered by each party thereto and shall be in full force and effect, and ABL Credit Agreement and the other ABL Loan Documents, in each case, as amended by the ABL Facility Amendment, shall be in full force and effect, and (ii) the aggregate amount of Commitments under the ABL Credit Agreement shall not exceed $135,000,000 on the Closing Date.

(k)     The Intercreditor Agreement shall have been duly executed by each Loan Party that is to be a party thereto and the ABL Agent and shall be in full force and effect on the Closing Date.

(l)    Immediately after giving effect to the Transactions and the other transactions contemplated hereby (i) Holdings, the Borrower and the Subsidiaries shall have outstanding no Indebtedness or preferred stock, in each case, other than, without duplication (a) Indebtedness outstanding under this Agreement and the other Loan Documents, (b) Indebtedness outstanding under the ABL Loan Documents and (c) Indebtedness permitted pursuant to Section 6.01 and (ii) the Total Net Leverage Ratio shall not exceed 3.50 to 1.00 on a Pro Forma Basis for the most recent Calculation Period for which Section 5.04 Financials have been delivered.

(m)    The Administrative Agent and the Lenders shall have received the financial statements and opinion referred to in Section 3.05, none of which shall demonstrate a material adverse change in the financial condition of the Borrower from (and shall not otherwise be materially inconsistent with) the financial statements or forecasts previously provided to the Lenders. Since February 1, 2014, there shall not have been any Material Adverse Effect that has occurred and is continuing.

(n)    The Administrative Agent and Lenders shall have received a certificate from the chief financial officer of Holdings and the Borrower certifying that Holdings and its Subsidiaries, on a consolidated basis, are, and immediately after giving effect to the consummation of the Transactions, including the incurrence of all Indebtedness and obligations being incurred in connection herewith and therewith and the other transactions contemplated hereby and thereby, and after giving effect to the application of the proceeds of such Indebtedness, will be Solvent.

(o)    The Administrative Agent and Lenders shall be reasonably satisfied in all respects with any Tax sharing arrangements among Holdings and its Subsidiaries after giving effect to the Transactions.

(p)    All requisite Governmental Authorities and third parties shall have approved or consented to the Transactions and the other transactions contemplated hereby to the extent required (and all such approvals and consents shall be in full force and effect), all applicable appeal periods shall have expired and there shall not be any pending or threatened litigation, governmental, administrative or judicial action that could reasonably be expected to restrain, prevent or impose burdensome conditions on the Transactions or the other transactions contemplated hereby.

(q)    The Administrative Agent and the Lenders shall have received, at least five days prior to the Closing Date (or such later date as may be acceptable to the Administrative Agent and the Required Lenders in their sole discretion), to the extent requested, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act.

(r)    All obligations and indebtedness in respect of the Existing Credit Agreement shall be repaid and satisfied in full (or shall be repaid and satisfied in full on the Closing Date), including, without limitation, the termination of all outstanding commitments in effect under the Existing Credit Agreement, on terms and conditions and pursuant to documentation reasonably satisfactory to the Administrative Agent and the Required Lenders. All Liens and guarantees in respect of such obligations shall have been terminated and released (or will, on the Closing Date, be terminated and released), and the Administrative Agent and Lenders shall have received evidence thereof reasonably satisfactory to the Administrative Agent and Required Lenders and a “pay-off” letter reasonably satisfactory to the Administrative Agent and Required Lenders with respect to such obligations and such UCC termination statements, control agreement terminations and other instruments and documents, in each case in proper form for recording, as the Administrative Agent or Lenders shall have reasonably requested to release and terminate of record the Liens securing such obligations (or arrangements for such release and termination reasonably satisfactory to the Administrative Agent and the Required Lenders shall have been made).

ARTICLE V

Affirmative Covenants

Each of Holdings and the Borrower covenants and agrees with the Administrative Agent, the Collateral Agent and each Lender that so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document shall have been paid in full, each of Holdings and the Borrower will, and will cause each of the Subsidiaries to:

SECTION 5.01.  Existence; Compliance with Laws; Businesses and Properties. (a)    Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except as otherwise expressly permitted under Section 6.05.

(b)    Do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses (including any ATF licenses), permits, franchises, authorizations, patents, copyrights, trademarks and trade names material to the conduct of its business; maintain and operate such business in substantially the manner in which it is presently conducted and operated; comply in all respects with all applicable laws, rules, regulations and decrees and orders of any Governmental Authority, whether now in effect or hereafter enacted except to the extent failure to comply could not reasonably be expect to result in a Material Adverse Effect; and at all times maintain and preserve all property material to the conduct of such business and keep such property in good repair, working order and condition.

(c)    Comply with all Contractual Obligations and Requirements of Law (including, without limitation, ERISA, the USA PATRIOT Act, the FCPA, ATF rules and regulations, OFAC regulations and executive orders and all applicable Environmental Laws), except to the extent that failure to comply therewith (other than in the case of the USA PATRIOT Act or the FCPA, ATF rules and regulations or OFAC regulations or executive orders) could not, in the aggregate, reasonably be expected to result in a Material Adverse Effect

SECTION 5.02.  Insurance. (a)    Keep its insurable properties adequately insured at all times by financially sound and reputable insurers; maintain such other insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies in the same or similar industry and engaged in the same or similar business activities in the same or similar locations, including public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it; and maintain such other insurance as may be required by law. The Borrower will furnish to the Lenders, upon the reasonable request of the Administrative Agent or Required Lenders, information in reasonable detail as to the insurance so maintained.

(b)    Cause all such policies covering any Collateral to be endorsed or otherwise amended to include a customary lender’s loss payable endorsement and/or naming the Collateral Agent as additional insured, in form and substance reasonably satisfactory to the Administrative Agent, the Collateral Agent and the Required Lenders, which endorsement shall provide that, from and after the Closing Date, if the insurance carrier shall have received written notice from the Administrative Agent or the Collateral Agent of the occurrence of an Event of Default, the insurance carrier shall pay all proceeds otherwise payable to the Borrower or the Loan Parties under such policies directly to the Collateral Agent (provided that, for so long as the ABL Credit Agreement is in effect, such endorsement will be subject to the rights of the lenders under the ABL Credit Agreement with respect to Collateral other than Term Priority Collateral (as defined in the Intercreditor Agreement); cause all such policies to provide that neither the Borrower, the Administrative Agent, the Collateral Agent nor any other party shall be a coinsurer thereunder and to contain a “Replacement Cost Endorsement”, without any deduction for depreciation, and such other provisions as the Administrative Agent or the Collateral Agent may reasonably require from time to time to protect their interests; deliver copies of all such endorsements or amendments (or other evidence thereof as may be reasonably satisfactory to the Collateral Agent) (together with certificates evidencing such policies) to the Collateral Agent; to the extent available on commercially reasonably terms, cause each such policy to provide that it shall not be canceled, modified or not renewed (i) by reason of nonpayment of premium upon not less than 10 days’ prior written notice thereof by the insurer to the Administrative Agent and the Collateral Agent (giving the Administrative Agent and the Collateral Agent the right to cure defaults in the payment of premiums) or (ii) for any other reason upon not less than 30 days’ prior written notice thereof by the insurer to the Administrative Agent and the Collateral Agent; deliver to the Administrative Agent and the Collateral Agent, prior to the cancellation, modification or nonrenewal of any such policy of insurance, a copy of a renewal or replacement policy (or other evidence of renewal of a policy previously delivered to the Administrative Agent and the Collateral Agent) together with evidence reasonably satisfactory to the Administrative Agent and the Collateral Agent of payment of the premium therefor.

(c)    If at any time the area in which any portion of the Mortgaged Properties is located in an area designated as (i) a “flood hazard area” by the Federal Emergency Management Agency (or any successor agency) and for which flood insurance has been made available under the National Flood Insurance Act of 1968 (or any amendment or successor act thereto, obtain and maintain flood insurance in such total amount sufficient to comply with the National Flood Insurance Act of 1968, as amended, or (ii) a “Zone 1” area, obtain earthquake insurance in such total amount as the Administrative Agent, the Collateral Agent or the Required Lenders may from time to time require.

(d)    With respect to any Mortgaged Property, carry and maintain comprehensive general liability insurance including the “broad form CGL endorsement” and coverage on an occurrence basis against claims made for personal injury (including bodily injury, death and property damage) and umbrella liability insurance against any and all claims, in no event for a combined single limit of less than that which is customary for companies in the same or similar businesses operating in the same or similar locations, naming the Collateral Agent as an additional insured, on forms reasonably satisfactory to the Collateral Agent.

(e)    Notify the Administrative Agent and the Collateral Agent promptly whenever any separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 5.02 is taken out by any Loan Party; and promptly deliver to the Administrative Agent and the Collateral Agent a copy of such policy or policies (or other evidence thereof as may be reasonably satisfactory to the Collateral Agent) (together with a certificate or certificates evidencing the same).

SECTION 5.03.  Obligations and Taxes. Pay its Material Indebtedness and other obligations promptly and in accordance with their terms and pay and discharge promptly when due all material Taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default; provided, however, that such payment and discharge shall not be required with respect to any such Tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and Holdings, the Borrower or such Subsidiary, as applicable, shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP and such contest operates to suspend collection of the contested obligation, tax, assessment or charge and enforcement of a Lien and, in the case of a Mortgaged Property, there is no risk of forfeiture of such property.

SECTION 5.04.  Financial Statements, Reports, etc. Furnish to the Administrative Agent and the Lenders:

(a)    within 90 days after the end of each fiscal year, its consolidated balance sheet and related statements of income, stockholders’ equity and cash flows showing the financial condition of Holdings and its consolidated Subsidiaries as of the close of such fiscal year and the results of its operations and the operations of such Subsidiaries during such year, together with comparative figures for the immediately preceding fiscal year, all audited by KPMG LLP or other independent public accountants of recognized national standing and accompanied by an opinion of such accountants (which opinion shall not include (i) an explanatory paragraph expressing substantial doubt about the ability of Holdings and its consolidated Subsidiaries to continue as a “going concern” or (ii) any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements fairly present in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, together with a customary “management discussion and analysis” report;

(b)    within 45 days after the end of each of the first three Fiscal Quarters of each fiscal year, its consolidated balance sheet and related statements of income, stockholders’ equity and cash flows showing the financial condition of Holdings and its consolidated Subsidiaries as of the close of such Fiscal Quarter and the results of its operations and the operations of such Subsidiaries during such Fiscal Quarter and the then elapsed portion of the fiscal year, comparative figures for the same periods in the immediately preceding fiscal year, all certified by one of its Financial Officers as fairly presenting in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes, together with a customary “management discussion and analysis” report;

(c)    within 30 days after the end of each of the first two fiscal months of each Fiscal Quarter, its consolidated balance sheet and related statements of income, stockholders’ equity and cash flows showing the financial condition of Holdings and its consolidated

Subsidiaries as of the close of such fiscal month and the results of its operations and the operations of such Subsidiaries during such fiscal month and the then elapsed portion of the fiscal year, comparative figures for the same periods in the immediately preceding fiscal year, all certified by one of its Financial Officers as fairly presenting in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

(d)    concurrently with any delivery of financial statements under paragraph (a) or (b) above, a Compliance Certificate (i) certifying that no Event of Default or Default has occurred or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (ii) setting forth computations in reasonable detail satisfactory to the Administrative Agent and the Required Lenders demonstrating compliance with the Financial Covenants and, in the case of a Compliance Certificate delivered with the financial statements required by paragraph (a) above (commencing with the financial statements for the first full fiscal year commencing after the Closing Date), setting forth the Borrower’s calculation of Excess Cash Flow and the Available Amount for the fiscal year covered by such statements;

(e)    concurrently with any delivery of financial statements under clause (a) above, a certificate of the accounting firm that reported on such statements (which certificate may be limited to accounting matters and disclaim responsibility for legal interpretations) certifying that as of the last day of the immediately preceding fiscal year no Event of Default or Default has occurred with respect to the Financial Covenants or, if such an Event of Default or Default has occurred, specifying the extent thereof.

(f)    not later than the date that is 30 days prior to the last day of each fiscal year of Holdings, a detailed consolidated budget for such fiscal year (including a projected consolidated balance sheet and related statements of projected operations and cash flows as of the end of and for the immediately following fiscal year on a monthly basis and setting forth the assumptions used for purposes of preparing such budget) and, promptly when available, any significant revisions of such budget;

(g)    promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials, if any, filed by Holdings, the Borrower or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of the Securities and Exchange Commission, or with any national securities exchange, as the case may be;

(h)    promptly after the receipt thereof by Holdings or the Borrower or any of their respective Subsidiaries, a copy of any “management letter” received by any such Person from its certified public accountants and the management’s response thereto;

(i)    promptly after the request by any Lender, all documentation and other information that such Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act;

(j)    promptly after the delivery thereof to the administrative agent and/or the collateral agent under the ABL Credit Agreement, copies of each Borrowing Base Certificate (as defined in the ABL Credit Agreement) with respect to each fiscal month of Holdings;

(k)    on a weekly basis, a comparison of same-store sales results (on an aggregate basis) for Stores that have been open for at least one year;

(l) promptly after the receipt thereof by Holdings or the Borrower or any of their respective Subsidiaries, a copy of any material notices received with respect to the ABL Credit Agreement; and

(m)    promptly, from time to time, such other information regarding the operations, business affairs and financial condition of Holdings, the Borrower or any Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender (through the Administrative Agent) may reasonably request.

SECTION 5.05.  Litigation and Other Notices. Furnish to the Administrative Agent and the Lenders prompt written notice of the following:

(a)    any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) taken or proposed to be taken with respect thereto;

(b)    the filing or commencement of or any threat or notice of intention of any Person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, against the Borrower or any Affiliate thereof that could reasonably be expected to result in a Material Adverse Effect;

(c)    the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and the Subsidiaries in an aggregate amount exceeding $2,500,000, together with a description of such ERISA Event and the actions (if any) the Borrower or such Subsidiary proposes to take with respect thereto;

(d)    any development that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect

(e)    any “Event of Default” or “Default” under and as defined in the ABL Credit Agreement, specifying the nature and extent thereof and the corrective action (if any) taken or proposed to be taken with respect thereto; and

(f)    any downward change in the Borrower’s corporate credit rating by S&P, in the Borrower’s corporate family rating by Moody’s or in the ratings of the Term Facility by S&P or Moody’s, or any notice from either such agency indicating its intent to effect such a change or to place the Borrower or the Term Facility on a “CreditWatch” or “WatchList” or any similar list, in each case with negative implications, or its cessation of, or its intent to cease, rating the Borrower or the Term Facility.

SECTION 5.06.  Information Regarding Collateral. (a)    Furnish to the Administrative Agent and the Lenders prompt written notice of any change (i) in any Loan Party’s corporate name, (ii) in the jurisdiction of organization or formation of any Loan Party, (iii) in any Loan Party’s identity or type of organization or organizational structure or (iv) in any Loan Party’s Federal Taxpayer Identification Number or organizational identification number. Holdings and the Borrower agree not to effect or permit any change referred to in the preceding sentence unless all filings have been delivered to the Collateral Agent (and Collateral Agent has confirmed receipt thereof) or made, under the Uniform Commercial Code or otherwise, that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral. If requested by the Administrative Agent, Holdings and the Borrower agree to promptly provide the Collateral Agent with certified copies of organizational documents reflecting any of the changes described in the preceding sentence. Holdings and the Borrower also agree promptly to notify the Administrative Agent and the Lenders if any material portion of the Collateral is damaged or destroyed.

(b)    In the case of the Borrower, each year, at the time of delivery of the annual financial statements with respect to the preceding fiscal year pursuant to Section 5.04(a), deliver to the Administrative Agent and Lenders a certificate of a Financial Officer setting forth the information required pursuant to the Perfection Certificate or confirming that there has been no change in such information since the date of the Perfection Certificate delivered on the Closing Date or the date of the most recent certificate delivered pursuant to this Section 5.06(b).

SECTION 5.07.  Maintaining Records; Access to Properties and Inspections; Maintenance of Ratings; Lender Meetings. (a)    Keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all requirements of law are made of all dealings and transactions in relation to its business and assets. Each Loan Party will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent (for itself and on behalf of the Lenders) or any Lender to visit and inspect the financial records and the properties of such Person at reasonable times and as often as reasonably requested and to make extracts from and copies of such financial records, and permit any representatives designated by the Administrative Agent or any Lender to discuss the affairs, finances and condition of such Person with the officers thereof and independent accountants therefor; provided that, excluding any such visits while an Event of Default has occurred and is continuing, such visits and inspections by the Administrative Agent or any Lender shall not exceed two times per fiscal year (in the aggregate for the Administrative Agent and the Lenders) and shall be made during normal business hours and upon reasonable prior notice; provided, further, that upon the occurrence and during the continuance of an Event of Default, the Administrative Agent or any Lender may do any of the foregoing at the expense of the Borrower at any time without advance notice.

(b)    In the case of Holdings and the Borrower, use commercially reasonable efforts to cause the Term Facility to be continuously publicly rated by S&P and Moody’s, and in the case of the Borrower, use commercially reasonable efforts to maintain a public corporate credit rating from S&P and a public corporate family rating from Moody’s, in each case in respect of the Borrower.

(c)    Within (i) 125 days after the end of each fiscal year of Holdings and (ii) within 60 days after the end of each Fiscal Quarter of Holdings (other than the fourth Fiscal Quarter of a fiscal year), at the request of the Administrative Agent or the Required Lenders, hold a meeting (by conference call, unless otherwise requested by the Administrative Agent, in which case it will be held at a mutually agreeable location, venue and time, the costs of such venue or call to be paid by the Borrower) with all Lenders who choose to attend such meeting, at which meeting shall be reviewed the financial results of the previous fiscal year and the financial condition of Holdings and its Subsidiaries and the budgets presented for the current fiscal year of Holdings and its Subsidiaries.

SECTION 5.08.  Use of Proceeds. (a) Use the proceeds of the Loans (other than Incremental Term Loans) only for the purposes specified in the introductory statement to this Agreement, and use the proceeds of Incremental Term Loans only for general corporate purposes, including Permitted Acquisitions, and (b) ensure that no part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board, including Regulation T, Regulation U or Regulation X.

SECTION 5.09.  Employee Benefits. (a) Comply in all material respects with the applicable provisions of ERISA and the Code and the laws applicable to any Foreign Pension Plan and (b) furnish to the Administrative Agent and the Lenders as soon as possible after, and in any event within ten days after any responsible officer of Holdings, the Borrower or any ERISA Affiliate knows or has reason to know that, any ERISA Event has occurred that, alone or together with any other ERISA Event could reasonably be expected to result in liability of Holdings, the Borrower or any ERISA Affiliate in an aggregate amount exceeding $2,500,000, a statement of a Financial Officer of Holdings or the Borrower setting forth details as to such ERISA Event and the action, if any, that Holdings or the Borrower proposes to take with respect thereto.

SECTION 5.10.  Compliance with Environmental Laws. Comply, and cause all lessees, sublessees and other Persons occupying its properties to comply, in all material respects with all Environmental Laws applicable to its operations and properties; obtain and renew all environmental permits necessary for its operations and properties, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect; and conduct any remedial action required in accordance with Environmental Laws; provided, however, that none of Holdings, the Borrower or any Subsidiary shall be required to undertake any remedial action required by Environmental Laws to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with GAAP.

SECTION 5.11.  Preparation of Environmental Reports. If a Default caused by reason of a breach of Section 3.17 or Section 5.10 shall have occurred and be continuing for more than 20 days without Holdings, the Borrower or any Subsidiary commencing activities reasonably likely to cure such Default, at the written request of the Required Lenders through the Administrative Agent, provide to the Lenders within 45 days (or such longer period as permitted by the Administrative Agent in its sole discretion) after receipt of such request, at the expense of the Loan Parties, an environmental site assessment report regarding the matters which are the subject of such Default prepared by an environmental consulting firm reasonably acceptable to the Administrative Agent and indicating the presence or absence of Hazardous Materials and the estimated cost of any compliance or remedial action in connection with such Default.

SECTION 5.12.  Further Assurances.

(a)    Execute any and all further documents, financing statements, agreements and instruments, and take all further action (including filing Uniform Commercial Code and other financing statements, mortgages and deeds of trust) that may be required under applicable law, or that the Required Lenders, the Administrative Agent or the Collateral Agent may reasonably request, in order to effectuate the transactions contemplated by the Loan Documents and in order to grant, preserve, protect and perfect the validity and priority of the security interests created or intended to be created by the Security Documents and the Intercreditor Agreement; provided that (a) with respect to (x) any CFC or Excluded Holdco, 100% of the non-voting Equity Interests (if any) shall be required to be pledged by the Loan Parties (or such lesser amount that is owned by any Loan Party) and only 65% of the voting Equity Interests of such CFC (to the extent owned directly by any Loan Party) shall be required to be pledged, and (y) Excluded Domestic Subsidiaries, no pledge of any Equity Interests will be required, (b) leasehold mortgages shall not be required to be delivered with respect to any leasehold interests of the Loan Parties and (c) Mortgages shall not be required to be delivered with respect to any fee interest in real property having a fair market value not exceeding $1,000,000 (or if the subject property is already mortgaged to a third party to the extent permitted by Section 6.02, in which case such Mortgage shall be required within 30 days after such third party’s mortgage is terminated). If the ABL Agent or any lender under the ABL Credit Agreement receives any additional collateral, guaranty or other credit enhancement of any type after the date hereof, the Borrower will cause the same to be granted to the Collateral Agent for the benefit of the Secured Parties (in accordance with the Intercreditor Agreement). The Borrower will cause any subsequently acquired or organized Subsidiary (other than a CFC, an Excluded Domestic Subsidiary, or an Excluded Holdco) that is a Wholly Owned Subsidiary to become a Loan Party by executing the Guarantee and Collateral Agreement and each applicable Security Document in favor of the Collateral Agent within 10 Business Days of such acquisition or organization (or such longer period as the Administrative Agent shall agree). In addition, from time to time, but subject to the limitations set forth in the Security Documents, the Borrower will, at its cost and expense, promptly secure the Obligations by pledging or creating, or causing to be pledged or created, perfected security interests with respect to such of its assets and properties (other than Excluded Assets) as the Administrative Agent or the Required Lenders shall designate (it being understood that it is the intent of the parties that the Obligations shall be secured by substantially all the assets of Holdings, the Borrower and the Domestic Subsidiaries, in each case, other than Excluded Assets). Such security interests and Liens will be created under the Security Documents and other security agreements, mortgages, deeds of trust and other instruments and documents in form and substance reasonably satisfactory to the Collateral Agent, and the Borrower shall deliver or cause to be delivered to the Lenders all such instruments and documents (including legal opinions, title insurance policies and lien searches) as the Collateral Agent shall reasonably request to evidence compliance with this Section 5.12, including with respect to real property, Mortgages, legal opinions, title insurance policies, surveys, and any other items required to be delivered with respect to the Mortgaged Properties pursuant to Section 5.13. The Borrower agrees to provide such evidence as the Collateral Agent shall reasonably request as to the perfection and priority status of each such security interest and Lien. In furtherance of the foregoing, the Borrower will give prompt notice to the Administrative Agent of the acquisition by it or any of the Subsidiaries of any fee interest in real property having a value in excess of $1,000,000.

(b) (i)    Upon the request of the Collateral Agent (at the direction of the Required Lenders), request and use reasonable efforts to cause any landlord of any Loan Party to deliver a Collateral Access Agreement to the Collateral Agent in such form as the Collateral Agent and Required Lenders may reasonably require, provided that in all events such Collateral Access Agreement shall be furnished for each of Borrowers’ distribution centers; and (ii) simultaneously with the delivery to the ABL Agent, deliver to the Collateral Agent a Collateral Access Agreement for any location or Store for which a Collateral Access Agreement has been provided to the ABL Agent.

SECTION 5.13.  Real Property Collateral. As promptly as practicable, and in any event, not later than 30 days after the date of acquisition (or such later date as the Collateral Agent shall agree) of any fee interest in real property having a value (together with improvements thereof) in excess of $1,000,000 (unless, in each case, the subject property is already mortgaged to a third party to the extent permitted by Section 6.02, in which case compliance with the provisions of this Section 5.13 with respect to such real property shall be required within 30 days after such third party’s mortgage is terminated), (i) execute and deliver a Mortgage, in favor of the Collateral Agent, for the benefit of the Secured Parties, covering such real property, which Mortgage shall be first priority subject to any prior Liens permitted under Section 6.02, (ii) if requested by the Collateral Agent, provide the Lenders with (x) title and extended coverage insurance covering such real property in an amount at least equal to the purchase price of such real property (or such other amount as shall be reasonably specified by the Collateral Agent) as well as a current ALTA survey thereof, together with a surveyor’s certificate, and (y) any consents or estoppels reasonably deemed necessary or advisable by the Collateral Agent in connection with such Mortgage, each of the foregoing in form and substance reasonably satisfactory to the Collateral Agent, (iii) if reasonably requested by the Collateral Agent, deliver to the Collateral Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Collateral Agent and (iv) if any improvement on such real property is in an area identified by the Federal Emergency Management Agency (or any successor agency) as a special flood hazard area with respect to which flood insurance has been made available under the National Flood Insurance Act of 1968 (as now or hereafter in effect or successor act thereto), then (x) maintain, or cause to be maintained, with a financially sound and reputable insurer, flood insurance in an amount and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws and (y) deliver to the Collateral Agent evidence of such compliance in form and substance reasonably acceptable to the Collateral Agent. In the event the Specified Real Property remains a Material Real Property on or after June 30, 2015, the Borrower agrees to promptly (but in no event later than July 15, 2015) deliver those documents set forth in clauses (i), (ii), (iii) and (iv) of the proceeding sentence to the Collateral Agent, to the extent requested by the Collateral Agent (at the direction of the Required Lenders), as the case may be.

SECTION 5.14.  Post-Closing Actions. Notwithstanding anything to the contrary contained in this Agreement or the other Loan Documents, the parties hereto acknowledge and agree that the Borrower and Holdings shall take, or cause their respective Subsidiaries to take, as applicable, the actions specified in Schedule 5.14 attached hereto within the time periods set forth in Schedule 5.14. The provisions of Schedule 5.14 shall be deemed incorporated by reference herein as fully as if set forth herein in its entirety.

ARTICLE VI

Negative Covenants

Each of Holdings and the Borrower covenants and agrees with the Administrative Agent, the Collateral Agent and each Lender that, so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan and all Fees and all other expenses or amounts payable under any Loan Document have been paid in full (other than contingent obligations that survive termination of the Loan Documents for which no claim has been made) neither Holdings nor the Borrower will, nor will they cause or permit any of the Subsidiaries to:

SECTION 6.01.  Indebtedness. Incur, create, assume or permit to exist any Indebtedness, except:

(a)    Indebtedness existing on the date hereof and set forth in Schedule 6.01 (and Permitted Refinancing Indebtedness in respect thereof);

(b)    Indebtedness created hereunder and under the other Loan Documents;

(c) (x)    intercompany Indebtedness of the Borrower and the Subsidiaries to the extent permitted by Section 6.04(c), so long as any such Indebtedness constituting an obligation of a Loan Party is subordinated to the Obligations pursuant to an Affiliate Subordination Agreement and (y) Guarantees by a Loan Party of Indebtedness of another Loan Party;

(d)    Indebtedness of the Borrower or any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, and Permitted Refinancing Indebtedness in respect thereof; provided that (i) such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement and (ii) the aggregate principal amount of Indebtedness permitted by this Section 6.01(d), when combined with the aggregate principal amount of all Capital Lease Obligations incurred pursuant to Section 6.01(e) shall not exceed $15,000,000 at any time outstanding;

(e)    Capital Lease Obligations (and any Permitted Refinancings thereof) in an aggregate principal amount, when combined with the aggregate principal amount of all Indebtedness incurred pursuant to Section 6.01(d), not in excess of $15,000,000 at any time outstanding;

(f)    Indebtedness under performance bonds or with respect to workers’ compensation claims, in each case incurred in the ordinary course of business;

(g)    Indebtedness of Holdings and its Subsidiaries incurred under the ABL Documents (and Permitted Refinancing Indebtedness in respect thereof) in an aggregate principal amount, with respect to loans, advances and outstanding letters of credit, not to exceed $135,000,000 at any time outstanding; provided that, after the Closing Date, Holdings and its Subsidiaries shall be permitted to incur additional Indebtedness under the ABL Documents in an aggregate principal amount, with respect to loans, advances and outstanding letters of credit, not to exceed $15,000,000, so long as, (x) such additional Indebtedness is not incurred prior to June 3, 2017 and (y) both before and immediately after giving effect to any increase in the commitments under the ABL Facilities such that the aggregate principal amount of commitments under the ABL Facility exceeds $150,000,000 (and assuming any such additional commitments or loans made thereunder are fully funded on such date), the Borrower would be in compliance with Section 6.11 on a Pro Forma Basis (assuming that the maximum Total Net Leverage Ratio permitted at the time by Section 6.11 was in fact 15.0% less than the ratio actually provided for in such Section at such time as of the most recently completed period of four consecutive Fiscal Quarters ending prior to such transaction for which Section 5.04 Financials have been delivered (by way of illustration, if the Total Net Leverage Ratio permitted at such time by Section 6.11 is 2.50:1.00, Holdings and its Subsidiaries shall be permitted to incur such additional Indebtedness so long as the Total Net Leverage Ratio does not exceed 2.125:1.00 on a Pro Forma Basis both before and immediately after giving effect to such increase (and assuming any such additional commitments or loans are fully funded on such date)); and

(h) (i)    Indebtedness of any Person that becomes a Subsidiary after the date hereof); provided that (x) such Indebtedness exists at the time such Persons becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary and (y) immediately before and after such Person becomes a Subsidiary, no Default or Event of Default shall have occurred and be continuing and (ii) Permitted Refinancing Indebtedness in respect thereof;

(i)    Indebtedness in respect of those Hedging Agreements incurred in the ordinary course of business, consistent with prudent business practice and not for speculative purposes;

(j)    other Indebtedness of the Borrower or the Subsidiaries in an aggregate principal amount not exceeding $10,000,000 at any time outstanding;

(k)    Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business;

(l)    Indebtedness incurred in the ordinary course of business in connection with the financing of insurance premiums;

(m)    Indebtedness consisting of promissory notes issued by any Loan Party to current or former officers, directors and employees (or their estates, spouses or former spouses) of any Loan Party or any Subsidiary to purchase or redeem Equity Interests of Holdings purchased or redeemed pursuant to Section 6.06(a);

(n)    Indebtedness incurred in the ordinary course of business in connection with cash pooling arrangements, cash management and other similar arrangements consisting of netting arrangements and overdraft protections incurred in the ordinary course of business;

(o)    Indebtedness consisting of debt owing to a seller incurred in connection with a Permitted Acquisition (whether in the form of an “earn out” or otherwise); provided that such Indebtedness is subordinated to the Obligations in a manner reasonably satisfactory to the Administrative Agent and the Required Lenders;

(p)    Indebtedness representing any taxes, assessments or governmental charges so long as (x) the validity or amount thereof shall be contested in good faith by appropriate proceedings, (y) the Borrower shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP, and (x) such contest operates to suspend collection of the contested obligation, tax, assessment or charge and enforcement of a Lien; and

(q)    Contingent liabilities under surety bonds or similar instruments incurred in the ordinary course of business in connection with the construction or improvement of Stores.

SECTION 6.02.  Liens. Create, incur, assume or permit to exist any Lien on any property or assets (including Equity Interests or other securities of any Person, including the Borrower or any Subsidiary) now owned or hereafter acquired by it or on any income or revenues or rights in respect of any thereof, except:

(a)    Liens on property or assets of the Borrower and its Subsidiaries existing on the date hereof and set forth in Schedule 6.02; provided that such Liens shall secure only those obligations which they secure on the date hereof and any Permitted Refinancing Indebtedness in respect thereof;

(b)    any Lien created under the Loan Documents;

(c)    any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsidiary or existing on any property or assets of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary, as the case may be; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, (ii) such Lien does not apply to any other property or assets of Holdings, the Borrower or any Subsidiary and (iii) such Lien secures only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be (or Permitted Refinancing Indebtedness in respect thereof;

(d)    Liens for taxes, assessments or governmental charges or levies not yet due or which are being contested in compliance with Section 5.03;

(e)    carriers’, warehousemen’s, landlord’s, supplier’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business and securing obligations that are not due and payable or which are being contested in compliance with Section 5.03;

(f)    pledges and deposits made in the ordinary course of business in compliance with workmen’s compensation, unemployment insurance and other social security laws or regulations;

(g)    deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capital Lease Obligations), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(h)    zoning restrictions, easements, rights-of-way, restrictions on use of real property and other similar minor title encumbrances incurred in the ordinary course of business which are non- monetary Liens and, in the aggregate, do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

(i)    purchase money security interests in real property, improvements thereto or equipment hereafter acquired (or, in the case of improvements, constructed) by the Borrower or any Subsidiary; provided that (i) such security interests secure Indebtedness permitted by clause (d) or (e) of Section 6.01, (ii) such security interests are incurred, and the Indebtedness secured thereby is created, within 90 days after such acquisition (or construction), (iii) the Indebtedness secured thereby does not exceed the lesser of the cost or the fair market value of such real property, improvements or equipment at the time of such acquisition (or construction) and (iv) such security interests do not apply to any other property or assets of Holdings, the Borrower or any Subsidiary;

(j)    judgment Liens securing judgments not constituting an Event of Default under Section 7.01;

(k)    other Liens securing liabilities otherwise permitted hereunder in an aggregate amount not to exceed $10,000,000 at any time outstanding; and

(l)    Liens on Collateral securing Indebtedness permitted under clause (g) of Section 6.01, to the extent such Liens comply with the Intercreditor Agreement; provided that any such Liens on any Term Priority Collateral (as defined in the Intercreditor Agreement) are junior to the Liens on the Term Priority Collateral (as defined in the Intercreditor Agreement) securing the Obligations;

(m)    Liens securing Indebtedness under Section 6.01(h); provided that such Liens exist at the time the Person that is the obligor thereof became a Subsidiary and were not incurred in contemplation of or in connection with such Person becoming a Subsidiary and relate solely to the assets of such Person that has become a Subsidiary;

(n)    Liens arising by virtue of deposits made in the ordinary course of business to secure liability for premiums to insurance carriers;

(o)    bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and Permitted Investments on deposit in one or more accounts, in each case, granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements;

(p)    licenses and sublicenses of Intellectual Property granted in the ordinary course of business and not interfering in any material respect with the ordinary conduct of business of the Loan Parties;

(q)    Liens in favor of customs and revenue authorities which secure payment of customs duties in connection with the importation of goods; and

(r)    Liens arising from precautionary Uniform Commercial Code financing statements filed under any lease or consignment of goods and not otherwise prohibited by this Agreement.

SECTION 6.03.  Anti-Layering. Create or incur any Indebtedness (other than the Obligations) that is subordinated or junior in right of payment to any other Indebtedness of the Loan Parties, unless such Indebtedness is also subordinated or junior in right of payment, in the same manner and to the same extent, to the Obligations.

SECTION 6.04.  Investments, Loans and Advances. Purchase, hold or acquire any Investment, except:

(a)(i) Investments by Holdings, the Borrower and the Subsidiaries existing on the date hereof in the Equity Interests of the Borrower and the Subsidiaries and (ii) additional Investments by Holdings, the Borrower and the Subsidiaries in the Equity Interests of the Borrower and the Subsidiary Guarantors; provided that any such Equity Interests held by a Loan Party shall be pledged pursuant to the Guarantee and Collateral Agreement (subject to the limitations applicable to Equity Interests in Excluded Domestic Subsidiaries, voting stock of CFCs or Excluded Holdcos, and Excluded Assets referred to therein);

(b)    cash and Permitted Investments;

(c)    loans or advances made by the Borrower to any Subsidiary and made by any Subsidiary to Holdings, the Borrower or any other Subsidiary; provided that (i) any such loans and advances made by a Loan Party shall be evidenced by a promissory note pledged to the Collateral Agent for the ratable benefit of the Secured Parties pursuant to the Guarantee and Collateral Agreement, (ii) such loans and advances shall be unsecured and subordinated to the Obligations (to the extent constituting an obligation of a Loan Party) pursuant to an Affiliate Subordination Agreement, and (iii) the amount of such loans and advances made by Loan Parties to Subsidiaries that are not Loan Parties shall be subject to the limitation set forth in clause (a) above;

(d)    Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

(e)    the Borrower and the Subsidiaries may make loans and advances in the ordinary course of business to their respective directors, officers and employees so long as the aggregate principal amount thereof at any time outstanding (determined without regard to any write-downs or write-offs of such loans and advances) shall not exceed $2,000,000;

(f)    the Borrower and the Subsidiaries may enter into Hedging Agreements permitted by Section 6.01(i);

(g)    the Borrower or any Subsidiary may acquire all or substantially all the assets of a Person or line of business of such Person, or not less than 100% of the Equity Interests (other than directors’ qualifying shares) of a Person (referred to herein as the “Acquired Entity”); provided that (i) such acquisition was not preceded by an unsolicited tender offer for such Equity Interests by, or proxy contest initiated by, Holdings, the Borrower or any Subsidiary, and the board of directors (or similar governing body) of such Person shall not have indicated publicly its opposition to the consummation of such proposed acquisition; (ii) the Acquired Entity shall be in a line of business permitted under Section 6.08; and (iii) at the time of such transaction (A) both before and immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing; (B) both before and immediately after giving effect thereto, the Borrower would be in compliance with the Financial Covenants on a Pro Forma Basis (assuming, for purposes of compliance with Section 6.11, that the maximum Total Net Leverage Ratio permitted at the time by such Section was in fact 0.25 to 1.00 less than the ratio actually provided for in such Section at such time) as of the most recently completed period of four consecutive Fiscal Quarters ending prior to such transaction for which Section 5.04 Financials have been delivered; (C) the total consideration paid in connection with such acquisition and any other acquisitions pursuant to this Section 6.04(g) (including any Indebtedness of the Acquired Entity that is assumed by the Borrower or any Subsidiary following such acquisition and any payments following such acquisition pursuant to earn-out provisions or similar obligations) shall not in the aggregate exceed (i) (x) $100,000,000 or (y) $10,000,000 with respect to any such acquisition where any of the Persons acquired (directly or indirectly) are not required to become Guarantors under Section 5.12 or where substantially all of the assets acquired (in the case of a purchase of assets other than Equity Interests), directly or indirectly, are not pledged as Collateral pursuant to Section 5.12; (D) at least 2 Business Days prior to such acquisition (or such later date as permitted by the Administrative Agent and the Required Lenders), the Borrower shall have delivered a certificate of a Financial Officer, certifying as to compliance with the foregoing clauses (A) through (C) and containing reasonably detailed calculations in support thereof, in form and substance satisfactory to the Administrative Agent and the Required Lenders, and, if the total consideration paid in connection with such acquisition (including any Indebtedness of the Acquired Entity that is assumed by the Borrower or any Subsidiary following such acquisition and any payments following such acquisition pursuant to earn-out provisions or similar obligations) exceeds $10,000,000, attaching a copy of the applicable acquisition agreement and (E) the Borrower shall comply, and shall cause the Acquired Entity to comply, with the applicable provisions of Section 5.12 and the Security Documents (any acquisition of an Acquired Entity meeting all the criteria of this Section 6.04(g) being referred to herein as a “Permitted Acquisition”);

(h)    Investments by the Borrower in Hedging Agreements permitted under Section 6.01(i);

(i)    to the extent constituting Investments, transactions permitted under Section 6.05(a) among the Loan Parties and their Subsidiaries; and

(j)    in addition to Investments permitted by paragraphs (a) through (i) above, additional Investments by the Borrower and the Subsidiaries so long as the aggregate amount of such Investments (calculated based on the fair market value of each such Investment as of the date of the making of such Investment) pursuant to this paragraph (j) (determined without regard to any write-downs or write-offs of such Investments) does not exceed (x) $15,000,000 plus (v) the Available Amount at such time, in the aggregate; provided that (x) both before and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing, (y) both before and immediately after giving effect thereto, the Borrower would be in compliance with the Financial Covenants on a Pro Forma Basis for the most recent Calculation Period for which Section 5.04 Financials have been delivered and (z) with respect to any Investment in an amount in excess of $10,000,000, at least 2 Business Days prior to the making of such Investment (or such later date as permitted by the Administrative Agent and the Required Lenders), the Borrower shall have delivered a certificate of a Financial Officer, certifying as to compliance with this paragraph (j) and as to the Available Amount and containing reasonably detailed calculations in support thereof, in form and substance satisfactory to the Administrative Agent and the Required Lenders.

SECTION 6.05.  Mergers, Consolidations, Sales of Assets and Acquisitions. (a) Merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all the assets (whether now owned or hereafter acquired) of the Borrower or less than all the Equity Interests of any Subsidiary, or purchase, lease or otherwise acquire (in one transaction or a series of transactions) all or substantially all of the assets of any other Person, except that (i) the Borrower and any Subsidiary may purchase and sell inventory and grant licenses and sublicenses of Intellectual Property that do not interfere in any material respect with the ordinary conduct of business of the Loan Parties and their Subsidiaries, in each case, in the ordinary course of business, (ii) if at the time thereof and immediately after giving effect thereto no Event of Default or Default shall have occurred and be continuing (x) any Wholly Owned Subsidiary may merge into the Borrower in a transaction in which the Borrower is the surviving corporation, (y) any Wholly Owned Subsidiary (other than the Borrower) may merge into or consolidate with any other Wholly Owned Subsidiary (other than the Borrower) in a transaction in which the surviving entity is a Wholly Owned Subsidiary and no Person other than the Borrower or a Wholly Owned Subsidiary receives any consideration (provided that if any party to any such transaction is a Loan Party, the surviving entity of such transaction shall be a Loan Party) and (z) the Borrower and the Subsidiaries may make Permitted Acquisitions, (iii) any Subsidiary (other than the Borrower) may dissolve, liquidate or wind up its affairs at any time if the assets of such Subsidiary are transferred to a Loan Party or, in the case of the dissolution, liquidation or winding up of a Subsidiary that is not a Loan Party, to a Loan Party or any other Subsidiary and (iv) the Borrower or any of its Subsidiaries may sell, transfer, lease or otherwise dispose of all or substantially all of their assets to the Borrower or a Subsidiary thereof; provided that in the case of any such sale, transfer, lease or other disposition by a Loan Party, the Person to which such sale, transfer, lease or other disposition is made shall be the Borrower or a Wholly Owned Subsidiary of the Borrower that is a Loan Party.

(b)    Make any Asset Sale otherwise permitted under paragraph (a) above unless (i) such Asset Sale is for consideration at least 85% of which is cash, (ii) such consideration is at least equal to the fair market value of the assets being sold, transferred, leased or disposed of and (iii) the fair market value of all assets sold, transferred, leased or disposed of pursuant to this paragraph (b) shall not exceed (i) $20,000,000 in any fiscal year or (ii) $80,000,000 in the aggregate.

SECTION 6.06.  Restricted Payments; Restrictive Agreements. (a)    Declare or make, or agree to declare or make, directly or indirectly, any Restricted Payment (including pursuant to any Synthetic Purchase Agreement), or incur any obligation (contingent or otherwise) to do so; provided, however, that (i) [reserved], (ii) the Borrower or any Subsidiary may declare and pay dividends or make other distributions ratably to its equity holders, (iii) so long as no Event of Default or Default shall have occurred and be continuing or would result therefrom, the Borrower may, or the Borrower may make distributions to Holdings so that Holdings may (and Holdings may) repurchase its Equity Interests owned by employees of Holdings, the Borrower or the Subsidiaries or make payments to employees of Holdings, the Borrower or the Subsidiaries upon termination of employment in connection with the exercise of stock options, stock appreciation rights or similar equity incentives or equity based incentives pursuant to management incentive plans or in connection with the death or disability of such employees in an aggregate amount not to exceed $2,000,000 in any fiscal year with unused amounts in any fiscal year being carried over to the immediately succeeding fiscal year; provided that in determining whether any amount is available for carry-over, the amount expended in any fiscal year shall first be deemed to be from the amount allocated to such fiscal year (before giving effect to any carryover)) and (iv) the Borrower may make Restricted Payments to Holdings (x) in an amount not to exceed $250,000 in any fiscal year, to the extent necessary to pay general corporate and overhead expenses incurred by Holdings in the ordinary course of business and (y) for so long as Holdings, the Borrower and the Subsidiaries are members of the same combined, unitary or affiliated group of corporations within the meaning of Section 1504 of the Code (or corresponding provision of state or local law), in an amount necessary to pay the Tax liabilities of Holdings directly attributable to (or arising as a result of) the operations of the Borrower and the Subsidiaries; provided, however, that (A) the amount of such Restricted Payments shall not exceed the Borrower’s or a Subsidiary’s (as applicable) share of the group’s consolidated tax liability under Section 1552 of the Code (or corresponding provision of state or local law) and (B) all Restricted Payments made to Holdings pursuant to this clause (iii) are used by Holdings for the purposes specified herein within 20 days of the receipt thereof.

(b)    Enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (i) the ability of Holdings, the Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets for the benefit of the Secured Parties, or (ii) the ability of any Subsidiary of the Borrower to pay dividends or other distributions with respect to any of its Equity Interests or to make or repay loans or advances to the Borrower or any other Subsidiary of the Borrower or to Guarantee Indebtedness of the Borrower or any Subsidiary of the Borrower; provided that (A) the foregoing shall not apply to restrictions and conditions imposed by law or by any Loan Document or any ABL Document, (B) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary of the Borrower pending such sale, provided that such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (C) clause (i) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness and (D) clause (i) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof.

(c)    The Borrower may make Restricted Payments, in an aggregate amount not to exceed the Available Amount as of the time such Restricted Payment is made; provided that (x) both before and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing, (y) both before and immediately after giving effect thereto, the Total Net Leverage Ratio for the most recent Calculation Period for which Section 5.04 Financials have been delivered would not exceed 2.50 to 1.00 on a Pro Forma Basis and (z) with respect to any Restricted Payment in an amount in excess of $10,000,000, at least 2 Business Days prior to the making of such Restricted Payment (or such later date as permitted by the Administrative Agent and the Required Lenders), the Borrower shall have delivered a certificate of a Financial Officer, certifying as to compliance with this paragraph (c) and as to the Available Amount and containing reasonably detailed calculations in support thereof, in form and substance satisfactory to the Administrative Agent and the Required Lenders.

SECTION 6.07.  Transactions with Affiliates. Except for transactions between or among the Loan Parties, sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transactions with, or for the benefit of, any of its Affiliates, except that (a) the Borrower or any Subsidiary may engage in any of the foregoing transactions in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, (b) to pay or reimburse the Sponsor for reasonable out-of-pocket costs and expenses related to management, monitoring consulting and advisory services provided to Holdings and its Subsidiaries, (c) [reserved], (d) make Restricted Payments permitted under Section 6.06, (e) enter into and pay customary compensation and indemnity arrangements for officers, directors and other employees of Holdings and its Subsidiaries entered into in the ordinary course of business, (f) incur and, to the extent permitted hereby, perform its obligations under, Indebtedness permitted under Section 6.01(m) and (v) make the investments permitted under Section 6.04(e).

SECTION 6.08.  Business of Holdings, Borrower and Subsidiaries. (a)    With respect to Holdings, engage in any business activities or have any assets or liabilities (i) other than its ownership of the Equity Interests of the Borrower and Minnesota Merchandising and liabilities incidental thereto, including its liabilities pursuant to the Guarantee and Collateral Agreement and its guarantee of the Borrower’s indebtedness under the ABL Credit Agreement, pursuant to the ABL Documents, (ii) distribution of any Restricted Payments permitted by Section 6.06 and (iii) activities incidental to the business or activities described in clauses (i)-(ii) above.

(b)    With respect to Minnesota Merchandising, engage in any business activities or have any assets or liabilities (i) other than engaging in business activities and incurring liabilities to purchasers of gift card at the Stores related to or incidental to such gift card business, (ii) incur its liabilities pursuant to the Guarantee and Collateral Agreement and the ABL Documents and (iii) activities incidental to the business or activities described in clauses (i)-(ii) above.

(c)    With respect to the Borrower and its Subsidiaries, engage at any time in any business or business activity other than the business currently conducted by it and business activities reasonably incidental thereto.

SECTION 6.09.  Other Indebtedness and Agreements. (a) (i) Permit any waiver, supplement, modification, amendment, termination or release of (x) any ABL Document or agreement in respect of any refinancing of any Indebtedness under the ABL Documents, in each case except as permitted by the Intercreditor Agreement, or (y) any indenture, instrument or agreement (other than the ABL Documents) pursuant to which any Material Indebtedness of Holdings, the Borrower or any of the Subsidiaries is outstanding if the effect of such waiver, supplement, modification, amendment, termination or release would materially increase the obligations of the obligor or confer additional material rights on the holder of such Indebtedness in a manner adverse to Holdings, the Borrower, any of the Subsidiaries or the Lenders or (ii) any waiver, supplement, modification or amendment of its certificate of incorporation, by- laws, operating, management or partnership agreement or other organizational documents, to the extent any such waiver, supplement, modification or amendment would be adverse to the Lenders in any material respect (including reorganization of the Borrower or any other Loan Party in a non-U.S. jurisdiction).

(b) (i)    With respect to any Subordinated Indebtedness or Junior Indebtedness, make any distribution, whether in cash, property, securities or a combination thereof, other than regular scheduled payments of principal and interest as and when due (to the extent not prohibited by applicable subordination provisions or subordination agreements), in respect of, or pay or directly or indirectly (including pursuant to any Synthetic Purchase Agreement) redeem, repurchase, retire or otherwise acquire for consideration such Indebtedness except (A) Permitted Refinancing Indebtedness incurred pursuant to Section 6.01 and (B) unless an Event of Default has occurred and is continuing, payments in respect of such Indebtedness owing to the Borrower or any Subsidiary of the Borrower to the extent not otherwise prohibited hereunder, or (ii) pay in cash any amount in respect of any Indebtedness or preferred Equity Interests that may at the obligor’s option be paid in kind or in other securities (other than Indebtedness or preferred Equity Interests held by the Borrower or a Loan Party that is a Subsidiary of the Borrower).

(c)    Notwithstanding the foregoing, the Borrower and its Subsidiaries may pay, redeem, purchase, retire or otherwise acquire for value Indebtedness in transactions that would otherwise be prohibited by paragraph (b) above in an amount not to exceed the Available Amount at such time; provided that (x) both before and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing, (y) both before and immediately after giving effect thereto, the Total Net Leverage Ratio would not exceed 2.50 to 1.00 on a Pro Forma Basis for the most recent Calculation Period for which Section 5.04 Financials have been delivered and (z) with respect to any such payment, redemption, purchase, retirement or acquisition in an amount in excess of $10,000,000, at least 2 Business Days prior to the making of such payment, redemption, purchase, retirement or acquisition (or such later date as permitted by the Administrative Agent and the Required Lenders), the Borrower shall have delivered a certificate of a Financial Officer, certifying as to compliance with this paragraph (c) and as to the Available Amount and containing reasonably detailed calculations in support thereof, in form and substance satisfactory to the Administrative Agent and the Required Lenders.

SECTION 6.10.  Interest Coverage Ratio. Permit the Interest Coverage Ratio for any Calculation Period ending during any period set forth below (inclusive of the dates set forth below) to be less than the ratio set forth opposite such date or period below:

Date or Period	Ratio
Closing Date through February 5, 2015	2.85 to 1.00
February 6, 2015 through May 5, 2015	3.00 to 1.00
May 6, 2015 through August 5, 2015	3.00 to 1.00
August 6, 2015 through November 5, 2015	3.00 to 1.00
November 6, 2015 through February 5, 2016	3.00 to 1.00
February 6, 2016 through May 5, 2016	3.50 to 1.00
May 6, 2016 through August 5, 2016	3.50 to 1.00
August 6, 2016 through November 5, 2016	3.50 to 1.00
November 6, 2016 through February 5, 2017	3.50 to 1.00
February 6, 2017 through May 5, 2017	4.00 to 1.00
May 6, 2017 through August 5, 2017	4.00 to 1.00
August 6, 2017 through November 5, 2017	4.00 to 1.00
November 6, 2017 through February 5, 2018	4.00 to 1.00
February 6, 2018 through the Maturity Date	4.50 to 1.00

SECTION 6.11.  Maximum Total Net Leverage Ratio. Permit the Total Net Leverage Ratio as of the last day of any Calculation Period ending during a period set forth below (inclusive of the dates set forth below) to be greater than the ratio set forth opposite such period below:

Date or Period	Ratio
Closing Date through February 5, 2015	4.19 to 1.00
February 6, 2015 through May 5, 2015	4.61 to 1.00
May 6, 2015 through August 5, 2015	4.82 to 1.00
August 6, 2015 through November 5, 2015	4.67 to 1.00
November 6, 2015 through February 5, 2016	3.80 to 1.00
February 6, 2016 through May 5, 2016	4.07 to 1.00
May 6, 2016 through August 5, 2016	4.25 to 1.00
August 6, 2016 through November 5, 2016	4.12 to 1.00
November 6, 2016 through February 5, 2017	3.35 to 1.00
February 6, 2017 through May 5, 2017	3.46 to 1.00
May 6, 2017 through August 5, 2017	3.61 to 1.00
August 6, 2017 through November 5, 2017	3.50 to 1.00
November 6, 2017 through February 5, 2018	2.85 to 1.00
February 6, 2018 through the Maturity Date	2.50 to 1.00

 SECTION 6.12.  Fiscal Year. With respect to Holdings and the Borrower, change their fiscal year-end to a date other than the Saturday closest to January 31 of each calendar year.

SECTION 6.13.  Certain Equity Securities. Issue any Equity Interest that is not Qualified Capital Stock.

ARTICLE VII

Events of Default

SECTION 7.01.  Events of Default. In case of the happening of any of the following events (“Events of Default”):

(a)    any representation or warranty made or deemed made by any Loan Party in or in connection with any Loan Document or any Credit Event hereunder, or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished by or on behalf of any Loan Party in connection with or pursuant to any Loan Document, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished or, with respect to any representation or warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language, shall prove to have been false or misleading in any respect when so made, deemed made or furnished;

(b)    default shall be made in the payment of any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

(c)    default shall be made in the payment of any interest on any Loan or any Fee or any other amount (other than an amount referred to in (b) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of three Business Days;

(d)    default shall be made in the due observance or performance by Holdings, the Borrower or any Subsidiary of any covenant, condition or agreement contained in Section 5.01(a), 5.02, 5.04(a), 5.04(b), 5.04(d), 5.05, 5.07, 5.08 or 5.14 or in Article VI;

(e)    default shall be made in the due observance or performance by Holdings, the Borrower or any Subsidiary of any covenant, condition or agreement contained in any Loan Document (other than those specified in (b), (c) or (d) above) and such default shall continue unremedied for a period of 30 days after the earlier of (i) notice thereof from the Administrative Agent to the Borrower (which notice shall also be given at the request of any Lender) or (ii) knowledge thereof of Holdings or the Borrower;

(f) (x) (i)    Holdings, the Borrower or any Subsidiary shall fail to pay any principal, interest or other amounts, regardless of amount, due in respect of any Material Indebtedness, when and as the same shall become due and payable, or (ii) any other event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof (or to require an offer to be made in respect of the prepayment, repurchase or redemption thereof), prior to its scheduled maturity; provided that this clause (ii) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness; or (y) Holdings, the Borrower or any Subsidiary shall (A) fail to pay any principal, interest or other amounts, regardless of amount, due in respect of any Indebtedness under the ABL Documents when and as the same shall become due and payable or (B) any other event or condition occurs that results in any Indebtedness under the ABL Documents becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of such Indebtedness or any trustee or agent on its or their behalf to cause such Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof (or to require an offer to be made in respect of the prepayment, repurchase or redemption thereof), prior to its scheduled maturity;

(g)    an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of Holdings, the Borrower or any Subsidiary, or of a substantial part of the property or assets of Holdings, the Borrower or a Subsidiary, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Holdings, the Borrower or any Subsidiary or for a substantial part of the property or assets of Holdings, the Borrower or a Subsidiary or (iii) the winding-up or liquidation of Holdings, the Borrower or any Subsidiary (except with respect to a Subsidiary of the Borrower, as permitted under Section 6.05(a)); and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(h)    Holdings, the Borrower or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in (g) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Holdings, the Borrower or any Subsidiary or for a substantial part of the property or assets of Holdings, the Borrower or any Subsidiary, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any action for the purpose of effecting any of the foregoing;

(i)    one or more judgments shall be rendered against Holdings, the Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of Holdings, the Borrower or any Subsidiary to enforce any such judgment and such judgment either (i) is for the payment of money in an aggregate amount in excess of $5,000,000 (to the extent not covered by any third party insurance as to which the insurer has acknowledged coverage) or (ii) is for injunctive relief and could reasonably be expected to result in a Material Adverse Effect;

(j)    an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other such ERISA Events, could reasonably be expected to result in liability of the Borrower and its ERISA Affiliates in an aggregate amount exceeding $5,000,000;

(k)    any Guarantee under the Guarantee and Collateral Agreement or any other Security Document for any reason shall cease to be in full force and effect (other than in accordance with its terms), or any Guarantor shall deny in writing that it has any further liability under the Guarantee and Collateral Agreement or any other Security Document (in each case, other than as a result of the discharge of such Guarantor in accordance with the terms of the Loan Documents);

(l)    any security interest purported to be created by any Security Document shall cease to be, or shall be asserted by the Borrower or any other Loan Party not to be, a valid, perfected, first priority (except as otherwise expressly provided in this Agreement or such Security Document) security interest in any material portion of the assets covered thereby;

(m)    the Intercreditor Agreement or any provision of any thereof shall cease to be in full force or effect (except in accordance with its terms) or any Loan Party or lender under the ABL Credit Agreement shall deny or disaffirm in writing its obligations thereunder; or

(n)    there shall have occurred a Change in Control;

then, and in every such event (other than an event with respect to Holdings or the Borrower described in paragraph (g) or (h) above), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the written request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate forthwith the Commitments and (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding; and in any event with respect to Holdings or the Borrower described in paragraph (g) or (h) above, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding.

SECTION 7.02.  Right to Cure. (a)    Notwithstanding anything to the contrary contained in Section 7.01, in the event that the Borrower fails to comply with the requirements of any of the Financial Covenants with respect to any Calculation Period, at any time after the last day of the relevant Calculation Period until the expiration of the tenth Business Day subsequent to the date on which a Compliance Certificate with respect to such Calculation Period is required to be delivered in accordance with Section 5.04(c) (such period commencing after the Calculation Period and ending prior to the expiration of such tenth Business Day, the “Cure Period”), Holdings shall have the right to receive cash capital contributions or issue Qualified Capital Stock in the form of common stock for cash (which cash Holdings shall promptly contribute to the Borrower as cash common equity) (collectively, the “Cure Right”), and upon the receipt by the Borrower of such cash (the “Cure Amount”) the Financial Covenants shall be recalculated giving effect to the following pro forma adjustment:

(i)    Consolidated EBITDA shall be increased, solely for the purpose of measuring the Financial Covenants with respect to such Calculation Period (the “Initial Calculation Period”) and any subsequent Calculation Period that contains the last Fiscal

Quarter of the Initial Calculation Period, and not for any other purpose under this Agreement, by an amount equal to the Cure Amount; and

(ii)    if, after giving effect to the foregoing recalculations, the Borrower shall then be in compliance with the requirements of the Financial Covenants, the Borrower shall be deemed to have satisfied the requirements of the Financial Covenants as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default of the Financial Covenants that had occurred shall be deemed cured for the purposes of this Agreement;

provided that (x) the Borrower shall have notified the Administrative Agent of the exercise of such Cure Right prior to the issuance of the relevant Equity Interests for cash or the receipt of the cash contributions by Holdings and (y) such cash is actually received by the Borrower (including through capital contribution of such cash by Holdings to the Borrower) during the Cure Period.

(b)    Notwithstanding anything herein to the contrary, (i) in each four consecutive Fiscal Quarter period of Holdings there shall be at least two Fiscal Quarters in which the Cure Right is not exercised, (ii) during the term of this Agreement, the Cure Right shall not be exercised more than four times, (iii) for purposes of this Section 7.02, the Cure Amount shall be no greater than the minimum amount required for purposes of complying with the Financial Covenants for the relevant period, and any amounts in excess thereof shall not be deemed to be a Cure Amount, (iv) the Cure Amount received pursuant to any exercise of the Cure Right shall be disregarded for purposes of determining any financial ratio-based terms, the Available Amount and any available basket hereunder, and (v) the Cure Amount shall not result in any (x) reduction in Indebtedness for purposes of calculating compliance with any of the financial covenants hereunder or (y) increase in the amount of cash and Cash Equivalents that would otherwise be included in the calculation of Total Net Debt.

SECTION 7.03.  Application of Proceeds. All amounts received by or on behalf of the Collateral Agent or any other Secured Party (i) pursuant to Section 2.05 of the Security Agreement, (ii) consisting of the proceeds of any collection, sale, foreclosure or other realization (in connection with the exercise of remedies or following an Event of Default under Section 7.01 (g) or (h)) upon any Collateral, including any Collateral consisting of cash, or following the acceleration or maturity of the Obligations and (iii) following an Event of Default under Section (g) or (h), shall be applied, together with any other sums then held by the Collateral Agent pursuant to this Agreement, by the Collateral Agent as follows:

(a)    First, to the payment of all costs and expenses incurred by the Administrative Agent or the Collateral Agent (in their respective capacities as such hereunder or under any other Loan Document) in connection with such collection, sale, foreclosure or realization or otherwise in connection with this Agreement, any other Loan Document or any of the Obligations, including all court costs and the fees and expenses of its agents and legal counsel (subject to the limitations set forth in Section 9.05), the repayment of all advances made by the Administrative Agent and/or the Collateral Agent hereunder or under any other Loan Document on behalf of any Loan Party and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document and all indemnification and reimbursement obligations owing to the Administrative Agent or the Collateral Agent under any Loan Document;

(b)    Second, ratably, to pay Obligations in respect of any cost or expense reimbursements, fees (other than the Prepayment Premium) or indemnities (other than contingent indemnity obligations for which no claim has been asserted) then due to any of the Lenders under the Loan Documents, until paid in full;

(c)    Third, ratably, to pay interest (other than default interest) then due and payable in respect of the Obligations under the Loan Documents, until paid in full;

(d)    Fourth, to pay the outstanding principal balance of the Term Loan (in the inverse order of the maturity of the installments due thereunder), until the Term Loan is paid in full;

(e)    Fifth, to pay any other amounts in respect of any other Obligations other than any Prepayment Premium or default interest, until paid in full;

(f)    Sixth, to pay any Obligations in respect of any Prepayment Premium and default interest then due to any of the Lenders under the Loan Documents, until paid in full; and

(g)    Seventh, to the Loan Parties, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.

ARTICLE VIII

The Administrative Agent and the Collateral Agent; Etc.

SECTION 8.01.  Appointment and Authority. Each Lender hereby irrevocably appoints the Administrative Agent and the Collateral Agent (for purposes of this Article VIII, the Administrative Agent and the Collateral Agent are referred to collectively as the “Agents”) its agent and each Lender irrevocably authorizes the Agents to take such actions on its behalf and to exercise such powers as are delegated to such Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto. Each Agent may, and each Lender authorizes each Agent to, enter into all Loan Documents to which such Agent is intended to be a party and accept all Security Documents. Any action taken by an Agent in accordance with the provisions of the Loan Documents, and the exercise by the Agents of any rights or remedies set forth therein, together with all other powers reasonably incidental thereto, shall be authorized by and binding upon all Lenders. Without limiting the generality of the foregoing, the Agents shall have the sole and exclusive authority to (a) act as the disbursing and collecting agent for Lenders with respect to all payments and collections arising in connection with the Loan Documents; (b) execute and deliver as Administrative Agent and/or Collateral Agent each Loan Document, including any intercreditor or subordination agreement, and accept delivery of each Loan Document; (c) act as collateral agent for Lenders for purposes of perfecting and administering Liens under the Loan Documents, and for all other purposes stated therein; (d) manage, supervise or otherwise deal with Collateral; (e) act as loss payee and additional insured on behalf of the Lenders under any insurance policies of the Loan Parties and (f) exercise any rights or remedies with respect to any Collateral or under any Loan Documents, applicable law or otherwise.

SECTION 8.02.  Duties. The title of “Administrative Agent” and “Collateral Agent” are used solely as a matter of market custom and the duties of such Agents are administrative in nature only. Neither Agent has duties except those expressly set forth in the Loan Documents, and in no event shall the Agents have any agency, fiduciary or implied duty to or relationship with any Lender or other Person by reason of any Loan Document or related transaction. The conferral upon the Agents of any right shall not imply a duty to exercise such right, unless instructed to do so by Lenders in accordance with this Agreement.

SECTION 8.03.  Agent Professionals. Each Agent may perform its duties through agents and employees. Each Agent may consult with and employ Agent Professionals, and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon, any advice given by an Agent Professional. Neither Agent shall be responsible for the negligence or misconduct of any agents, employees or Agent Professionals selected by it with reasonable care.

SECTION 8.04.  Instructions of Required Lenders. The rights and remedies conferred upon each Agent under the Loan Documents may be exercised without the necessity of joining any other party, unless required by applicable law. In determining compliance with a condition for any action hereunder, including satisfaction of any condition in Article IV, each Agent may presume that the condition is satisfactory to a Lender unless such Agent has received notice to the contrary from such Lender before such Agent takes the action. Each Agent may request instructions from Required Lenders or other Lenders with respect to any act (including the failure to act) in connection with any Loan Documents or Collateral, and may seek assurances to its satisfaction from Lenders of their indemnification obligations against claims, liabilities, obligations, losses, damages, penalties, judgments, proceedings, interest, costs and expenses of any kind that would be incurred by such Agent. Each Agent may refrain from any act until it has received such instructions or assurances, and shall not incur liability to any Person by reason of so refraining. Instructions of Required Lenders shall be binding upon all Lenders, and no Lender shall have any right of action whatsoever against either Agent as a result of such Agent acting or refraining from acting pursuant to instructions of Required Lenders. Notwithstanding the foregoing, instructions by and consent of specific parties shall be required to the extent provided in Section 9.08. In no event shall either Agent be required to take any action that it determines in its discretion is contrary to applicable law or any Loan Documents or would subject such Agent Indemnitee to liability.

SECTION 8.05.  Lien Releases; Care of Collateral. Lenders authorize each Agent to release any Lien with respect to any Collateral (a) upon payment in full of the Obligations; (b) that is the subject of a disposition or Lien that Borrower certify in writing is an Asset Sale permitted pursuant to Section 6.05(b) or a Permitted Lien entitled to priority over Liens (and each Agent may rely conclusively on any such certificate without further inquiry); (c) that does not constitute a material part of the Collateral; or (d) subject to Section 9.08, with the consent of Required Lenders. Neither Agent has an obligation to assure that any Collateral exists or is owned by Loan Party, or is cared for, protected or insured, nor to assure that the Liens have been properly created, perfected or enforced, or are entitled to any particular priority, nor to exercise any duty of care with respect to any Collateral.

SECTION 8.06.  Possession of Collateral. Each Agent and Lenders appoint each Lender as agent (for the benefit of Lenders) for the purpose of perfecting Liens in any Collateral held or controlled by such Lender, to the extent such Liens are perfected by possession or control. If any Lender obtains possession or control of any Collateral, it shall notify each Agent thereof and, promptly upon such Agent’s request, deliver such Collateral to Collateral Agent or otherwise deal with it in accordance with Collateral Agent’s instructions.

SECTION 8.07.  No Other Duties. Notwithstanding any other provision of this Agreement or any provision of any other Loan Document, the Lead Arranger is named as such for recognition purposes only, and in its capacity as such shall have no duties, responsibilities or liabilities with respect to this Agreement or any other Loan Document; it being understood and agreed that the Lead Arranger shall be entitled to all indemnification and reimbursement rights in favor of the Agents provided herein and in the other Loan Documents. Without limitation of the foregoing, the Lead Arranger, in its capacity as such, shall not, by reason of this Agreement or any other Loan Document, have any fiduciary relationship in respect of any Lender, Loan Party or any other Person.

SECTION 8.08.  Reliance By Agents. Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any certification, notice or other communication (including those by telephone, e-mail, fax, telex, telegram, telecopy or e-mail) believed by it to be genuine and correct and to have been signed, sent or made by the proper Person. Each Agent shall have a reasonable and practicable amount of time to act upon any instruction, notice or other communication under any Loan Document, and shall not be liable for any delay in acting.

SECTION 8.09.  Action Upon Default. Neither Agent shall be deemed to have knowledge of any Default or Event of Default, or of any failure to satisfy any conditions in Article VI, unless it has received written notice from a Loan Party or Required Lenders specifying the occurrence and nature thereof. If any Lender acquires knowledge of a Default, Event of Default or failure of such conditions, it shall promptly notify Agents and the other Lenders thereof in writing. Each Lender agrees that, except as otherwise provided in any Loan Documents or with the written consent of Agents and Required Lenders, it will not accelerate the Obligations or assert any rights relating to any Collateral.

SECTION 8.10.  Ratable Sharing. If any Lender obtains any payment or reduction of any Obligation, whether through set-off or otherwise, in excess of its ratable share of such Obligation, such Lender shall forthwith purchase from Lenders participations in the affected Obligation as are necessary to share the excess payment or reduction on a Pro Rata basis or in accordance with Section 7.03, as applicable. If any of such payment or reduction is thereafter recovered from the purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

SECTION 8.11  Indemnification. EACH LENDER SHALL INDEMNIFY AND HOLD HARMLESS AGENT INDEMNITEES, TO THE EXTENT NOT REIMBURSED BY THE LOAN PARTIES, ON A JOINT AND SEVERAL BASIS, AGAINST ALL CLAIMS THAT MAY BE INCURRED BY OR ASSERTED AGAINST ANY SUCH AGENT INDEMNITEE, PROVIDED THAT ANY CLAIM AGAINST AN AGENT INDEMNITEE RELATES TO OR ARISES FROM ITS ACTING AS OR FOR EITHER AGENT (IN THE CAPACITY OF AGENT). In each Agent’s discretion, it may reserve for any claims, liabilities, obligations, losses, damages, penalties, judgments, proceedings, interest, costs and expenses of any kind made against an Agent Indemnitee, and may satisfy any judgment, order or settlement relating thereto, from proceeds of Collateral prior to making any distribution of Collateral proceeds to Lenders. If either Agent is sued by any receiver, trustee or other Person for any alleged preference or fraudulent transfer, then any monies paid by such Agent in settlement or satisfaction of such proceeding, together with all interest, costs and expenses (including attorneys’ fees) incurred in the defense of same, shall be promptly reimbursed to such Agent by each Lender on a joint and several basis.

SECTION 8.12.  Limitation on Responsibilities of Agents. Neither Agent nor their Affiliates nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates: (a) shall be liable to any Lender for any action taken or omitted to be taken under the Loan Documents, except for losses directly and solely caused by such Agent’s gross negligence or willful misconduct; (b) assumes any responsibility for any failure or delay in performance or any breach by any Loan Party or any Lender of any obligations under the Loan Documents; and (c) makes any express or implied representation, warranty or guarantee to any Lender with respect to any Obligations, Collateral, Liens, Loan Documents or Loan Party. No Agent Indemnitee shall be responsible to Lenders for any recitals, statements, information, representations or warranties contained in any Loan Documents or Borrower Materials; the execution, validity, genuineness, effectiveness or enforceability of any Loan Documents; the genuineness, enforceability, collectability, value, sufficiency, location or existence of any Collateral, or the validity, extent, perfection or priority of any Lien therein; the validity, enforceability or collectability of any Obligations; or the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any Loan Party. No Agent Indemnitee shall have any obligation to any Lender to ascertain or inquire into the existence of any Default or Event of Default, the observance by any Loan Party of any terms of the Loan Documents, or the satisfaction of any conditions precedent contained in any Loan Documents.

SECTION 8.13.  Resignation and Removal; Successor Agent. (a) Each Agent may resign at any time by giving at least 30 days written notice thereof to Lenders and Borrower and (b) the Required Lenders may remove either Agent at any time without cause by giving at least 30 days written notice thereof to Lenders and Borrower. In the case of either clause (a) or (b) above, the Required Lenders may appoint a successor to replace the resigning Agent, which successor shall be (i) a Lender or an Affiliate of a Lender; or (ii) a financial institution reasonably acceptable to Required Lenders and (provided no Event of Default exists under Section 7.01(b), Section 7.01(c), Section 7.01(g) or Section 7.01(h)), Borrower. If no successor agent is appointed prior to the effective date of such Agent’s resignation or removal, as applicable, then such Agent may appoint a successor agent that is a financial institution acceptable to it (which shall be a Lender unless no Lender accepts the role) or in the absence of such appointment, Required Lenders shall on such date assume all rights and duties of such Agent hereunder. Upon acceptance by any successor Agent of its appointment hereunder, such successor Agent shall thereupon succeed to and become vested with all the powers and duties of the retiring Agent without further act and the term “Administrative Agent” and “Collateral Agent,” as applicable, shall mean such successor agent effective upon such appointment and acceptance. On the effective date of its resignation or removal, as applicable, the retiring Agent shall be discharged from its duties and obligations hereunder but shall continue to have all rights and protections under the Loan Documents with respect to actions taken or omitted to be taken by it while Agent, including the indemnification set forth in Section 8.11 and Section 9.05(b), and all rights and protections under this Article VIII, and on the effective date of such resignation or removal, such retiring Agent shall be paid any and all fees and expenses due and owing such retiring Agent, whether under the terms of the Agent Fee Letter, this Agreement or other Loan Document. After any retiring Agent’s resignation as Agent, the provisions of this Section 8.13 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent under this Agreement and the other Loan Documents. Any successor to Cortland Capital Market Services LLC by merger or acquisition of stock or this loan shall continue to be Agent hereunder without further act on the part of any Lender or Loan party.

SECTION 8.14.  Co-Collateral Agent. If appropriate under applicable law, each Agent may appoint a Person to serve as a co-collateral agent or separate collateral agent under any Loan Document. Each right, remedy and protection intended to be available to such Agent under the Loan Documents shall also be vested in such agent. Lenders shall execute and deliver any instrument or agreement that each Agent may request to effect such appointment. If any such agent shall die, dissolve, become incapable of acting, resign or be removed, then all the rights and remedies of the agent, to the extent permitted by applicable law, shall vest in and be exercised by such Agent until appointment of a new agent.

SECTION 8.15.  Due Diligence and Non-Reliance. Each Lender acknowledges and agrees that it has, independently and without reliance upon the Agents or any other Lenders, and based upon such documents, information and analyses as it has deemed appropriate, made its own credit analysis of each Loan Party and its own decision to enter into this Agreement and to fund Term Loans hereunder. Each Lender has made such inquiries as it feels necessary concerning the Loan Documents, Collateral and Loan Parties. Each Lender acknowledges and agrees that the other Secured Parties have made no representations or warranties concerning any Loan Party, any Collateral or the legality, validity, sufficiency or enforceability of any Loan Documents or Obligations. Each Lender will, independently and without reliance upon any other Lender, and based upon such financial statements, documents and information as it deems appropriate at the time, continue to make and rely upon its own credit decisions in making Term Loans, and in taking or refraining from any action under any Loan Documents. Except for notices, reports and other information expressly requested by a Lender, neither Agent shall have a duty or responsibility to provide any Lender with any notices, reports or certificates furnished to such Agent by any Loan Party or any credit or other information concerning the affairs, financial condition, business or Properties of any Loan Party (or any of its Affiliates) which may come into possession of either Agent or its Affiliates.

SECTION 8.16.  Remittances Generally. All payments by any Lender to Administrative Agent shall be made by the time and on the day set forth in this Agreement, in immediately available funds. If no time for payment is specified or if payment is due on demand by Administrative Agent and request for payment is made by Administrative Agent by 1:00 p.m. New York City time on a Business Day, payment shall be made by Lender not later than 3:00 p.m. New York City time on such day, and if request is made after 1:00 p.m. New York City time, then payment shall be made by 11:00 a.m. New York City time on the next Business Day. Payment by Administrative Agent to any Lender shall be made by wire transfer, in the type of funds received by Administrative Agent. Any such payment shall be subject to Administrative Agent’s right of offset for any amounts due from such payee under the Loan Documents.

SECTION 8.17.  Failure to Pay. If any Lender fails to pay any amount when due by it to either Agent pursuant to the terms hereof, such amount shall bear interest, from the due date until paid in full, at the greater of the Federal Funds Effective Rate or the rate determined by Administrative Agent as customary for interbank compensation for two Business Days and thereafter at the Default Rate. In no event shall Borrower be entitled to credit for any interest paid by a Lender to either Agent.

SECTION 8.18.  Recovery of Payments. If either Agent pays an amount to a Lender in the expectation that a related payment will be received by such Agent from a Loan Party and such related payment is not received, then such Agent may recover such amount from the Lender. If either Agent determines that an amount received by it must be returned or paid to a Loan Party or other Person pursuant to applicable law or otherwise, then such Agent shall not be required to distribute such amount to any Lender. If any amounts received and applied by such Agent to Obligations held by a Lender are later required to be returned by such Agent pursuant to applicable law, such Lender shall pay to such Agent, on demand, its share of the amounts required to be returned.

SECTION 8.19.  No Third Party Beneficiaries. This Article VIII is an agreement solely among Lenders and each Agent, and shall survive payment in full of the Obligations. This Article VIII (other than Section 8.13) does not confer any rights or benefits upon the Loan Parties or any other Person. As between the Loan Parties and the Agents, any action that either Agent may take under any Loan Documents or with respect to any Obligations shall be conclusively presumed to have been authorized and directed by Lenders.

ARTICLE IX

Miscellaneous

SECTION 9.01.  Notices; Electronic Communications. Except in the case of notices and other communications expressly permitted hereby to be given by telephone, notices and other communications provided for herein shall be in writing and, except as otherwise provided in this Section 9.01, shall be delivered by overnight courier service, mailed by certified or registered mail or sent by e-mail or fax, and all notices, demands, requests and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable number, as follows:

(a)    if to the Borrower or Holdings, to it at Sportsman’s Warehouse, 7035 S. High Tech Drive, Midvale, UT 84047, Attention Chief Financial Officer, Fax No. 801-304-4388, Phone 801-304-4321, E- mail: ktalbot@sportsmanswarehouse.com;

(b)    if to the Administrative Agent, to Cortland Capital Market Services LLC, 225 West Washington Street, Suite 2100, Chicago, IL 60606, Attention: Aslam Azeem and Legal Department, Fax No. 312-376-0751, E-mail: aslam.azeem@cortlandglobal.com; legal@cortlandglobal.com, with a copy, which shall not constitute notice, to Holland & Knight LLP, Attention: Joshua M. Spencer, Fax No. 312-578-6666, Phone: 312-263-3600, E-mail: joshua.spencer@hklaw.com; and

(c)    if to a Lender, to it at its address (or fax number) set forth on Schedule 2.01 or in the Assignment and Acceptance pursuant to which such Lender shall have become a party hereto.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by overnight courier service or e-mail or sent by fax or other electronic image scan transmission (except that if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient) or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 9.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 9.01. As agreed to among Holdings, the Borrower, the Administrative Agent and the applicable Lenders from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable Person provided from time to time by such Person.

Loan Documents may be transmitted and/or signed by facsimile or other electronic image transmission (e.g., “PDF” or “TIF” via electronic mail). The effectiveness of any such documents and signatures shall, subject to applicable law, have the same force and effect as manually signed originals and shall be binding on the Loan Parties party thereto, the Administrative Agent and the Lenders.

The Borrower hereby agrees, unless directed otherwise by the Administrative Agent or unless the electronic mail address referred to below has not been provided by the Administrative Agent to the Borrower, that it will, or will cause its Subsidiaries to, provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to the Loan Documents or to the Lenders under Article V, including all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (i) is or relates to a Borrowing Request or a notice pursuant to Section 2.10, (ii) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (iii) provides notice of any Default or Event of Default under this Agreement or any other Loan Document or (iv) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any Borrowing or other extension of credit hereunder (all such non-excluded communications being referred to herein collectively as “Communications”), by transmitting the Communications in an electronic/soft medium that is properly identified in a format acceptable to the Administrative Agent to an electronic mail address as directed by the Administrative Agent. In addition, the Borrower agrees, and agrees to cause its Subsidiaries, to continue to provide the Communications to the Administrative Agent or the Lenders, as the case may be, in the manner specified in the Loan Documents but only to the extent requested by the Administrative Agent.

The Borrower hereby acknowledges that (a) the Administrative Agent may, but shall not be obligated to, make available to the Lenders (and prospective Lenders, assignees and participants) materials and/or information provided by or on behalf of the Borrower hereunder (collectively, the “Borrower Materials”) by posting the Borrower Materials on Intralinks, SyndTrak or another similar electronic system (the “Platform”) and (b) certain of the Lenders (and prospective Lenders, assignees and participants) may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non- public information with respect to the Borrower or its securities) (each, a “Public Lender”). The Borrower hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Borrower or its securities for purposes of United States federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 9.16); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated as “Public Investor;” and (z) the Administrative Agent shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not marked as “Public Investor.” Notwithstanding the foregoing, the following Borrower Materials shall be marked “PUBLIC”, unless the Borrower notifies the Administrative Agent promptly that any such document contains material non-public information: (1) the Loan Documents and (2) notification of changes in the terms of the Loan Documents.

Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable law, including United States Federal and state securities laws, to make reference to Communications that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities laws.

THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE”. NEITHER THE ADMINISTRATIVE AGENT NOR ANY OF ITS RELATED PARTIES WARRANTS THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS OR THE ADEQUACY OF THE PLATFORM AND EACH EXPRESSLY DISCLAIMS LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS IS MADE BY THE ADMINISTRATIVE AGENT OR ANY OF ITS RELATED PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT OR ANY OF ITS RELATED PARTIES HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER OR ANY OTHER PERSON FOR DAMAGES OF ANY KIND, WHETHER OR NOT BASED ON STRICT LIABILITY AND INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY LOAN PARTY’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE PLATFORM, EXCEPT TO THE EXTENT THE LIABILITY OF ANY SUCH PERSON IS FOUND IN A FINAL RULING BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED PRIMARILY FROM SUCH PERSON’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

The Administrative Agent agrees that the receipt of the Communications by the Administrative Agent at its e-mail address set forth above shall constitute effective delivery of the Communications to the Administrative Agent for purposes of the Loan Documents. Each Lender agrees that receipt of notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender agrees to notify the Administrative Agent in writing (including by electronic communication) from time to time of such Lender’s e-mail address to which the foregoing notice may be sent by electronic transmission and that the foregoing notice may be sent to such e-mail address.

Nothing herein shall prejudice the right of the Administrative Agent or any Lender to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

SECTION 9.02.  Survival of Agreement. All covenants, agreements, representations and warranties made by the Borrower or Holdings herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and shall survive the making by the Lenders of the Loans, regardless of any investigation made by the Lenders or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any Fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid and so long as the Commitments have not been terminated. The provisions of Sections 2.14, 2.16, 2.20, 2.25, 9.05, 9.06 and 9.11 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, the Collateral Agent or any Lender.

SECTION 9.03.  Binding Effect. Except as provided in Article IV, this Agreement shall become effective when it shall have been executed by the Borrower, Holdings and the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto.

SECTION 9.04.  Successors and Assigns. (a)    Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Borrower, Holdings, the Administrative Agent, the Collateral Agent or the Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

(b)    Each Lender may assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent of the Administrative Agent (not to be unreasonably withheld or delayed) (provided that the consent of the Administrative Agent shall not be required for assignments of Term Loans to existing Term Lenders); provided, however, that (i) the consent of the Borrower (such consent not to be unreasonably withheld, conditioned or delayed) shall be required for any assignment unless (1) an Event of Default has occurred and is continuing, (2) such assignment is to a Lender, an Affiliate of a Lender or a Related Fund of a Lender or (3) such assignment is consummated on or prior to the date of completion of the primary syndication of the Term Facility (as determined by the Administrative Agent); provided that the Borrower shall be deemed to have consented to any proposed assignee unless it shall object thereto by written notice to the Administrative Agent within ten Business Days after having received notice thereof, (ii) the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall be in an integral multiple of, and not less than, $1,000,000 (or, if less, the entire remaining amount of such Lender’s Commitment or Loans); provided that simultaneous assignments by two or more Related Funds shall be combined for purposes of determining whether the minimum assignment requirement is met (iii) the parties to each assignment shall (A) execute and deliver to the Administrative Agent an Assignment and Acceptance via an electronic settlement system reasonably acceptable to the Administrative Agent or (B) if previously agreed with the Administrative Agent, manually execute and deliver to the Administrative Agent an Assignment and Acceptance, and, in each case, shall pay to the Administrative Agent a processing and recordation fee of $3,500 (which fee may be waived or reduced in the sole discretion of the Administrative Agent), and (iv) the assignee, if it shall not be a Lender immediately prior to such assignment, shall deliver to the Administrative Agent an Administrative Questionnaire (in which the assignee shall designate one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Loan Parties and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws) and all applicable tax forms. Upon acceptance and recording pursuant to paragraph (g) of this Section 9.04, from and after the effective date specified in each Assignment and Acceptance, (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and (B) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.16, 2.20 and 9.05, as well as to any Fees accrued for its account and not yet paid).

(c)    [Reserved].

(d)    [Reserved].

(e)    By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Term Loan Commitment and the outstanding balances of its Term Loans, in each case without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance, (ii) except as set forth in (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of the Borrower or any Subsidiary or the performance or observance by the Borrower or any Subsidiary of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee represents and warrants that it is an Eligible Assignee legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements referred to in Section 3.05 or delivered pursuant to Section 5.04 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon the Administrative Agent, the Collateral Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent and the Collateral Agent, respectively, by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

(f)    The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrower, shall maintain at its office in The City of Chicago a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error and the Borrower, the Administrative Agent, the Collateral Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Collateral Agent and any Lender (in the case of any Lender, with respect to any entry relating to such Lender’s Loans), at any reasonable time and from time to time upon reasonable prior notice. Failure to make any such recordation, or any error in such recordation, shall not affect the Borrower’s obligations in respect of such Commitment. With respect to any Lender, the transfer of an Obligation of such Lender pursuant to Sections 9.04 or 2.21 and the rights to the principal of, and interest on, any Obligation made pursuant to such obligation shall not be effective until such transfer is recorded on the Register maintained by the Administrative Agent with respect to ownership of such Obligation and prior to such recordation all amounts owing to the transferor with respect to such Obligation shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Obligations shall be recorded by the Administrative Agent on the Register upon and only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment and Assumption pursuant to Section 9.04, the appropriate IRS forms (including without limitation, IRS form W-9s, W-8 BEN-Es, or such other tax form as may be applicable, tax identification numbers and addresses), if applicable, the processing and recordation fee referred to in Section 9.04, if applicable, and the consent of the Administrative Agent and, if required, the Borrower.

(g)    Upon its receipt of, and consent to, a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) above, if applicable, and the written consent of the Administrative Agent and, if required, the Borrower (in each case, not to be unreasonably withheld or delayed), to such assignment and any applicable tax forms, the Administrative Agent shall (i) accept such Assignment and Acceptance and (ii) record the information contained therein in the Register. No assignment shall be effective unless it has been recorded in the Register as provided in this paragraph (g).

(h)    Each Lender may without the consent of the Borrower or the Administrative Agent sell participations to one or more banks or other Persons (other than a natural person or Holdings, the Borrower or any of their respective Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided, however, that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the Participants or other Persons shall be entitled to the benefit of the cost protection provisions contained in Sections 2.14, 2.16 and 2.20 to the same extent as if they were Lenders (but, with respect to any particular Participant, to no greater extent than the Lender that sold the participation to such Participant (except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the date the Participant acquired the applicable participation)); and provided that such Participant provides the applicable Lender and the Borrower the forms described in Section 2.20 as though it was a Lender providing such forms to the Borrower or the Administrative Agent and (iv) the Borrower, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrower relating to the Loans and to approve any amendment, modification or waiver of any provision of this Agreement (except that the applicable selling Lender may be required to obtain prior consent of a Participant for amendments, modifications or waivers decreasing any fees payable to such Participant hereunder or the amount of principal of or the rate at which interest is payable on the Loans in which such Participant has an interest, extending any scheduled principal payment date or date fixed for the payment of interest on the Loans in which such Participant has an interest, increasing or extending the Commitments in which such Participant has an interest or releasing all or substantially all of the value of the Guarantors’ Guarantees of the Obligations) or all or substantially all of the Collateral). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.06 as though it were a Lender; provided such Participant agrees to be subject to Section 2.18 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(i)    Any Lender or Participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.04, disclose to the assignee or Participant or proposed assignee or Participant any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided that, prior to any such disclosure of information designated by the Borrower as confidential, each such assignee or participant or proposed assignee or Participant shall execute an agreement whereby such assignee or participant shall agree (subject to customary exceptions) to preserve the confidentiality of such confidential information on terms no less restrictive than those applicable to the Lenders pursuant to Section 9.16.

(j)    Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release a Lender from any of its obligations hereunder or substitute any such pledgor or assignee for such Lender as a party hereto.

(k)    Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPV”), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPV to make any Loan and (ii) if an SPV elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPV hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPV shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPV, it will not institute against, or join any other Person in instituting against, such SPV any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section 9.04, any SPV may (i) with notice to, but without the prior written consent of, the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by the Borrower and Administrative Agent) providing liquidity and/or credit support to or for the account of such SPV to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPV.

(l)    Neither Holdings nor the Borrower shall assign or delegate any of its rights or duties hereunder without the prior written consent of the Administrative Agent and each Lender, and any attempted assignment without such consent shall be null and void.

SECTION 9.05.  Expenses; Indemnity. (a)    The Borrower and Holdings agree, jointly and severally, to pay (or reimburse, as applicable) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and the Collateral Agent in connection with the syndication of the Term Facility and the preparation and administration of this Agreement and the other Loan Documents or in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby or thereby contemplated shall be consummated) or incurred by the Administrative Agent, the Collateral Agent or any Lender in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents or in connection with the Loans made hereunder (including any documentary taxes, without duplication), including all such out of pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans and including, in each case, the reasonable and documented fees, charges and disbursements of Proskauer Rose LLP, counsel for the Lenders and Holland & Knight LLP, counsel for the Administrative Agent and the Collateral Agent, and, in connection with any such enforcement or protection, the fees, charges and disbursements of each for the Administrative Agent, the Collateral Agent or any Lender; provided that the Loan Parties shall not be responsible for such fees, charges and disbursements of more than one separate law firm (in addition to one local counsel per relevant jurisdiction and, in the case of a reasonably perceived or actual conflict of interest where the Indemnitee affected by such conflict retains its own counsel, of another firm of counsel for such affected Indemnitee).

(b)    The Borrower and Holdings agree, jointly and severally, to indemnify the Administrative Agent, the Collateral Agent, each Lender and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated by this Agreement or any other Loan Document, (ii) the use of the proceeds of the Loans, (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto (and regardless of whether such matter is initiated by a third party or by the Borrower, any other Loan Party or any of their respective Affiliates), or (iv) any actual or alleged presence or Release of Hazardous Materials on any property currently or formerly owned or operated by the Borrower or any of the Subsidiaries, or any Environmental Liability related in any way to the Borrower or the Subsidiaries; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted primarily from the gross negligence or willful misconduct of such Indemnitee or (y) arise from any dispute among Lenders or their Related Parties (other than any losses, claims, damages, liabilities and related expenses (A) arising out of any act or omission of the Borrower, Holdings or any of their respective subsidiaries or Affiliates or (B) against the Administrative Agent, the Collateral Agent, the Lead Arranger or any other agent or arranger in its capacity as such).

(c)    To the extent that Holdings and the Borrower fail to pay any amount required to be paid by them to the Administrative Agent or the Collateral Agent under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent or the Collateral Agent, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent or the Collateral Agent in its capacity as such. For purposes hereof, a Lender’s “pro rata share” shall be determined based upon its share of the sum of the outstanding Term Loans and unused Commitments at the time.

(d)    To the extent permitted by applicable law, neither Holdings nor the Borrower shall assert, and each hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the Transactions and the other transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. No Indemnitee referred to in paragraph (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it using customary industry practices through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(e)    The provisions of this Section 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, the Collateral Agent or any Lender. All amounts due under this Section 9.05 shall be payable on written demand therefor.

SECTION 9.06.  Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized, after obtaining the prior written consent of the Administrative Agent, at any time and from time to time, except to the extent prohibited by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower or Holdings against any of and all the obligations of the Borrower or Holdings now or hereafter existing under this Agreement and other Loan Documents held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or such other Loan Document and although such obligations may be unmatured. The rights of each Lender under this Section 9.06 are in addition to other rights and remedies (including other rights of setoff) that such Lender or its Affiliates may have. Each Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

SECTION 9.07.  Applicable Law. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT (INCLUDING, WITHOUT LIMITATION, ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

SECTION 9.08.  Waivers; Amendment. (a)    No failure or delay of the Administrative Agent, the Collateral Agent or any Lender in exercising any power or right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Collateral Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower or any other Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrower or Holdings in any case shall entitle the Borrower or Holdings to any other or further notice or demand in similar or other circumstances.

(b)    Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower, Holdings and the Required Lenders; provided, however, that no such agreement shall (i) decrease the principal amount of, or extend the maturity of or any scheduled principal payment date or date for the payment of any interest on any Loan, or waive or excuse any such payment or any part thereof, or decrease the rate of interest on any Loan, without the prior written consent of each Lender directly adversely affected thereby, (ii) increase or extend the Commitment or decrease or extend the date for payment of any fees of any Lender without the prior written consent of such Lender, (iii) amend or modify the provisions of Section 2.25 without the prior written consent of each Lender affected thereby, (iv) amend or modify the pro rata requirements of Section 2.17, the provisions of Section 9.04(l) or the provisions of this Section or release all or substantially all the value of the Guarantors’ Guarantees of the Obligations or all or substantially all of the Collateral, without the prior written consent of each Lender, (v) [reserved], (vi) modify the protections afforded to an SPV pursuant to the provisions of Section 9.04(k) without the written consent of such SPV or (vii) reduce the percentage contained in the definition of the term “Required Lenders” without the prior written consent of each Lender (it being understood that with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the Term Loan Commitments); provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Collateral Agent or any other agent named on the cover page hereto hereunder or under any other Loan Document without the prior written consent of the Administrative Agent, the Collateral Agent or such other agent, as applicable.

(c)    The Administrative Agent and the Borrower may amend any Loan Document to correct administrative errors or omissions, or to effect administrative changes that are not adverse to any Lender. Notwithstanding anything to the contrary contained herein, such amendment shall become effective without any further consent of any other party to such Loan Document.

(d)    Notwithstanding anything to the contrary contained herein, the Administrative Agent, the Collateral Agent (as appropriate) and the Borrower may, without any further consent of any other party to such Loan Document being required, amend any Loan Document (including the Intercreditor Agreement) to the extent (but only to the extent) necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to reflect the incurrence, existence and/or terms of Other Term Loans, and such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrower in connection with the making of such Other Term Loans, in each case on terms consistent with Sections 2.22, as applicable.

SECTION 9.09.  Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section 9.09 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

SECTION 9.10.  Entire Agreement. This Agreement and the other Loan Documents constitute the entire contract between the parties relative to the subject matter hereof. Any other previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any Person (other than the parties hereto and thereto, their respective successors and assigns permitted hereunder and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Collateral Agent and the Lenders) any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

SECTION 9.11.  WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.

SECTION 9.12.  Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 9.13.  Counterparts; Electronic Execution. (a)    This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 9.03. Delivery of an executed signature page to this Agreement by facsimile or other electronic image scan transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

(b)    The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

SECTION 9.14.  Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 9.15.  Jurisdiction; Consent to Service of Process. (a) Each of Holdings and the Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in the Borough of Manhattan in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, the Collateral Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against the Borrower, Holdings or their respective properties in the courts of any jurisdiction.

(b)    Each of Holdings and the Borrower hereby irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c)    Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 9.16.  Confidentiality. Each of the Administrative Agent, the Collateral Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and to its Related Parties and administration, numbering, settlement and other similar service providers (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent (i) required by applicable laws or regulations or by any subpoena or similar legal process or (ii) requested by any regulatory authority or quasi-regulatory authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto; (e) in connection with the exercise of any remedies hereunder or under the other Loan Documents or any suit, action or proceeding relating to the enforcement of its rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 9.16, to (i) any actual or prospective assignee of or participant in any of its rights or obligations under this Agreement and the other Loan Documents or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower or any Subsidiary or any of their respective obligations, (g) with the consent of the Borrower, (h) on a confidential basis to (i) any rating agency in connection with rating Holdings, the Borrower or their Subsidiaries or the Facilities or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Facilities, (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section 9.16 or (y) becomes available to the Administrative Agent, the Collateral Agent, any Lender or any of their respective Affiliates on a non-confidential basis from a source other than the Loan Parties or (j) in connection with: (i) the establishment of any SPV with respect to the Term Loans and (ii) any actual or proposed credit facility for loans, letters of credit or other extensions of credit to or for the account of such Agent or Lender or any of its Affiliates, including to any Person providing or proposing to provide such loan, letter of credit or other extension of credit or any agent, trustee or representative of such Person (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential). In addition, each Agent and each Lender may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar services providers to the lending industry. For the purposes of this Section, “Information” shall mean all information received from any Loan Party or any of their respective Subsidiaries and related to any Loan Party or any of their respective Subsidiaries or their business, other than any such information that was available to the Administrative Agent, the Collateral Agent or any Lender on a nonconfidential basis prior to its disclosure by the Borrower or Holdings; provided that, in the case of Information received from any Loan Party or any of their respective Subsidiaries after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 9.16 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord its own confidential information.

SECTION 9.17.  Lender Action. Each Lender agrees that it shall not take or institute any actions or proceedings, judicial or otherwise, for any right or remedy against any Loan Party or any other obligor under any of the Loan Documents (including the exercise of any right of setoff, rights on account of any banker’s lien or similar claim or other rights of self-help), or institute any actions or proceedings, or otherwise commence any remedial procedures, with respect to any Collateral or any other property of any such Loan Party, unless expressly provided for herein or in any other Loan Document, without the prior written consent of the Administrative Agent. The provisions of this Section 9.17 are for the sole benefit of the Lenders and shall not afford any right to, or constitute a defense available to, any Loan Party.

SECTION 9.18.  USA PATRIOT Act Notice. Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies Holdings and the Borrower that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies Holdings and the Borrower, which information includes the name and address of Holdings and the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify Holdings and the Borrower in accordance with the USA PATRIOT Act.

SECTION 9.19.  No Fiduciary Duty. The Administrative Agent, the Collateral Agent, each Lender and their respective Related Parties (collectively, solely for purposes of this Section 9.19, the “Lenders”), may have economic interests that conflict with those of Holdings, the Borrower and their Subsidiaries and their respective Related Parties (collectively, solely for purposes of this Section 9.19, the “Loan Parties”). Each Loan Party agrees that nothing in the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender, on the one hand, and such Loan Party, on the other. Holdings and the Borrower acknowledge and agree that (i) the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lenders, on the one hand, and the Loan Parties, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Lender has assumed an advisory or fiduciary responsibility in favor of any Loan Party, its stockholders or its affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender has advised, is currently advising or will advise any Loan Party, its stockholders or its Affiliates on other matters) or any other obligation to any Loan Party except the obligations expressly set forth in the Loan Documents and (y) each Lender is acting solely as principal and not as the agent or fiduciary of any Loan Party, its management, stockholders, creditors or any other Person. Holdings and the Borrower acknowledge and agree that each Loan Party has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. Holdings and the Borrower agree that the Loan Parties will not claim that any Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to any Loan Party, in connection with such transaction or the process leading thereto.

SECTION 9.20.  OTHER LIENS ON COLLATERAL; TERMS OF INTERCREDITOR AGREEMENT, ETC. (a)    EACH LENDER UNDERSTANDS, ACKNOWLEDGES AND AGREES THAT LIENS SHALL BE CREATED ON THE COLLATERAL PURSUANT TO THE ABL DOCUMENTS, WHICH LIENS SHALL BE SUBJECT TO TERMS AND CONDITIONS OF THE INTERCREDITOR AGREEMENT. PURSUANT TO THE EXPRESS TERMS OF THE INTERCREDITOR AGREEMENT, IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF THE INTERCREDITOR AGREEMENT AND ANY OF THE LOAN DOCUMENTS, THE PROVISIONS OF THE INTERCREDITOR AGREEMENT SHALL GOVERN AND CONTROL.

(b)    EACH LENDER AUTHORIZES AND INSTRUCTS THE ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT TO ENTER INTO THE INTERCREDITOR AGREEMENT ON BEHALF OF THE LENDERS, AND TO TAKE ALL ACTIONS (AND EXECUTE ALL DOCUMENTS) REQUIRED (OR DEEMED ADVISABLE) BY IT IN ACCORDANCE WITH THE TERMS OF THE INTERCREDITOR AGREEMENT.

(c)    THE PROVISIONS OF THIS SECTION 9.20 ARE NOT INTENDED TO SUMMARIZE ALL RELEVANT PROVISIONS OF THE INTERCREDITOR AGREEMENT, THE FORM OF WHICH IS ATTACHED AS AN EXHIBIT TO THIS AGREEMENT. REFERENCE MUST BE MADE TO THE INTERCREDITOR AGREEMENT ITSELF TO UNDERSTAND ALL TERMS AND CONDITIONS THEREOF. EACH LENDER IS RESPONSIBLE FOR MAKING ITS OWN ANALYSIS AND REVIEW OF THE INTERCREDITOR AGREEMENT AND THE TERMS AND PROVISIONS THEREOF, AND NONE OF THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT OR ANY OF THEIR RESPECTIVE AFFILIATES MAKES ANY REPRESENTATION TO ANY LENDER AS TO THE SUFFICIENCY OR ADVISABILITY OF THE PROVISIONS CONTAINED IN THE INTERCREDITOR AGREEMENT.

[Remainder of page intentionally left blank; signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

SPORTSMAN’S WAREHOUSE, INC., as Borrower
By:	/s/ Kevan Talbot
Name: Kevan Talbot
Title: Chief Financial Officer

SPORTSMAN’S WAREHOUSE HOLDINGS, INC., as Holdings
By:	/s/ Kevan Talbot
Name: Kevan Talbot
Title: Chief Financial Officer

[Signature Page to Term Loan Agreement]

CORTLAND CAPITAL MARKET SERVICES LLC,
as Administrative Agent and Collateral Agent
By:	/s/ Emily Ergang Pappas
Name: Emily Ergang Pappas
Title: Associate Counsel

[Signature Page to Term Loan Agreement]

KKR CREDIT ADVISORS (US) LLC, as Lead Arranger
By:	/s/ Nicole J. Macarchuck
Name: Nicole J. Macarchuck
Title: Authorized Signatory

[Signature Page to Term Loan Agreement]

KKR CREDIT SELECT FUNDING LLC, as a Lender
By:	/s/ Nicole J. Macarchuck
Name: Nicole J. Macarchuck
Title: Authorized Signatory

[Signature Page to Term Loan Agreement]

KKR LENDING PARTNERS FUNDING LLC, as a Lender
By:	/s/ Nicole J. Macarchuck
Name: Nicole J. Macarchuck
Title: Authorized Signatory

KKR LENDING PARTNERS FUNDING II LLC, as a Lender
By:	/s/ Nicole J. Macarchuck
Name: Nicole J. Macarchuck
Title: Authorized Signatory

[Signature Page to Term Loan Agreement]

KKR LENDING PARTNERS II L.P., as a Lender
By:	/s/ Nicole J. Macarchuck
Name: Nicole J. Macarchuck
Title: Authorized Signatory

[Signature Page to Term Loan Agreement]

LINCOLN INVESTMENT SOLUTIONS, INC., as a Lender
By:	/s/ Nicole J. Macarchuck
Name: Nicole J. Macarchuck
Title: Authorized Signatory

[Signature Page to Term Loan Agreement]

KKRLP II FUNDING US LLC, as a Lender
By:	/s/ Nicole J. Macarchuck
Name: Nicole J. Macarchuck
Title: Authorized Signatory

[Signature Page to Term Loan Agreement]

KKR-VRS CREDIT PARTNERS L.P., as a Lender
By:	/s/ Nicole J. Macarchuck
Name: Nicole J. Macarchuck
Title: Authorized Signatory

[Signature Page to Term Loan Agreement]

Schedule 1.01(a)

Subsidiary Guarantors

Sportsman’s Warehouse Southwest, Inc., a California corporation

Minnesota Merchandising Corp., a Minnesota corporation

Pacific Flyway Wholesale, LLC, a Delaware limited liability company

Sportsman’s Warehouse Development I, LLC, a Delaware limited liability company

[Signature Page to Term Loan Agreement]

Schedule 1.01(b)

Mortgaged Property

None.

Schedule 1.01(c)

Fiscal Quarters

Fiscal Year 2014			Fiscal Year 2018
	Begins	Ends		Begins	Ends
1	2/2/2014	5/3/2014	1	2/4/2018	5/5/2018
2	5/4/2014	8/2/2014	2	5/6/2018	8/4/2018
3	8/3/2014	11/1/2014	3	8/5/2018	11/3/2018
4	11/2/2014	1/31/2015	4	11/4/2018	2/2/2019

Fiscal Year 2015			Fiscal Year 2019
	Begins	Ends		Begins	Ends
1	2/1/2015	5/2/2015	1	2/3/2019	5/4/2019
2	5/3/2015	8/1/2015	2	5/5/2019	8/3/2019
3	8/2/2015	10/31/2015	3	8/4/2019	11/2/2019
4	11/1/2015	1/30/2016	4	11/3/2019	2/1/2020

Fiscal Year 2016			Fiscal Year 2020
	Begins	Ends		Begins	Ends
1	1/31/2016	4/30/2016	1	2/2/2020	5/2/2020
2	5/1/2016	7/30/2016	2	5/3/2020	8/1/2020
3	7/31/2016	10/29/2016	3	8/2/2020	10/31/2020
4	10/30/2016	1/28/2017	4	11/1/2020	1/30/2021

Fiscal Year 2017
	Begins	Ends
1	1/29/2017	4/29/2017
2	4/30/2017	7/29/2017
3	7/30/2017	10/28/2017
4	10/29/2017	2/3/2018

Schedule 2.01

Lenders and Commitments

Lender:	Term Loan Commitment:
KKR Credit Select Funding LLC	$6,900,000
KKR Lending Partners Funding LLC	$30,000,000
KKR Lending Partners Funding II LLC	$7,063,923
KKR Lending Partners II L.P.	$90,381,457
KKRLP II Funding US LLC	$10,000,000
Lincoln Investment Solutions, Inc.	$7,210,916
KKR-VRS Credit Partners L.P.	$8,443,704
Total:	$160,000,000

Schedule 3.08

Subsidiaries

Subsidiaries of Holdings and the percentage ownership interest of Holdings, the Borrower or the applicable Subsidiary therein:

Name of Shareholder	Name of Subsidiaries the Equity Interest of Which Are Held by Stockholder	Authorized Capital Stock	Issued and Outstanding Shares of Capital Stock	Shareholder Percentage Ownership
Sportsman’s Warehouse Holdings, Inc.	Sportsman’s Warehouse, Inc.	1,000 shares of common stock, $0.01 par value	100 shares of common stock	100%
	Minnesota Merchandising Corp.	1,000 shares of common stock, $0.01 par value	100 shares of common stock	100%
Sportsman’s Warehouse, Inc. (Borrower)	Sportsman’s Warehouse Southwest, Inc.	1,000 shares of common stock, $0.01 par value	100 shares of common stock	100%
	Pacific Flyway Wholesale LLC	Percentage Interests	100% of the Percentage Interests	100%
	Sportsman’s Warehouse Development I, LLC	Percentage Interests	100% of the Percentage Interests	100%
Minnesota Merchandising Corp.	None.	N/A	N/A	N/A
Sportsman’s Warehouse Southwest, Inc.	None.	N/A	N/A	N/A
Pacific Flyway Wholesale LLC	None.	N/A	N/A	N/A

Schedule 3.09

Litigation

None.

Schedule 3.17

Environmental Matters

None.

Schedule 3.18

Insurance

Type	Policy #/Period	Limits	Deductible	Premiums
Great American	***	Agent: Diversified Insurance / Carpenter Moore
Directors & Officers	4/16/14—4/16/15	***	***	***
Swiss Re	***	Agent: Diversified Insurance / Carpenter Moore
Directors & Officers	4/16/14—4/16/15	***	***	***
Starr	***	Agent: Diversified Insurance / Carpenter Moore
Directors & Officers	4/16/14—4/16/15	***	***	***
AIG – Side-A Only Excess	***	Agent: Diversified Insurance / Carpenter Moore
Directors & Officers	4/16/14—4/16/15	***	***	***
Paragon/Lloyd’s of London	***	Agent: Diversified Insurance / Carpenter Moore
Employment Practices	4/16/14—4/16/15	***	***	***
Great American	***	Agent: Diversified Insurance / Carpenter Moore
Fiduciary	4/16/14—4/16/15	***	***	***
Worker’s Comp		Agent: Lockton Companies
Zurich	***	***	Varies	***
(A) Sportsman’s liability is ***/Accident, *** Policy Limit and ***/Employee, umbrella applies. Claims covered by state statute.
GL, Property, Umbrella		Agent: Lockton Companies
General Liability
LM Insurance Corporation	***
	11/1/14—11/1/15	***		***
***
Property—Affiliated FM	11/1/14—11/1/15	***	***	***
(Other Deductibles: *** to EDP, *** to Fine Arts)
***
Umbrella—National Union Fire Ins of PA	11/1/14—11/1/15	***	***	***

“*** Indicates that certain information contained herein has been omitted and confidentially submitted separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Type	Policy #/Period	Limits	Deductible	Premiums
Umbrella-Ohio Casualty Insurance Company	***	Agent: Lockton Companies
	11/1/14—11/1/15	***	***	***
XS Quake—QBE	***	Agent: Lockton Companies
	11/1/14- 11/1/15	***		***
Auto – LM Insurance Corporation	***	Agent: Lockton Companies
	11/1/14 – 11/1/15	***	***	***
Ocean Cargo—Lloyds of London	***	Agent: Lockton Companies
	11/1/14 – 11/1/15	***	***	***
Crime—National Union Fire of PA	***	Agent: Lockton Companies
	11/1/14 – 11/1/15	***	***	***
Network Security—Network Security	***	Agent: Lockton Companies
	11/1/14 – 11/1/15	***	***	***

*** Indicates that certain information contained herein has been omitted and confidentially submitted separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule 3.19(a)

UCC Filing Offices

Loan Party	UCC Filing Office	Address

Sportsman’s Warehouse Holdings, Inc.	Utah Department of Commerce, Division of Corporations and Commercial Code	160 E. 300 S. 2nd Floor Salt Lake City, UT 84111
Sportsman’s Warehouse, Inc.

Minnesota Merchandising Corp.	Minnesota Secretary of State	60 Empire Dr. Suite 100 Saint Paul, MN 55103

Sportsman’s Warehouse Southwest, Inc.	California Secretary of State	Uniform Commercial Code P.O. Box 942835 Sacramento, CA 94235-0001

Pacific Flyway Wholesale, LLC	Delaware Secretary of State	Secretary of State’s Office- Dover 401 Federal Street Dover, DE 19901

Sportsman’s Warehouse Development I, LLC	Delaware Secretary of State	Secretary of State’s Office- Dover 401 Federal Street Dover, DE 19901

Schedule 3.20(a)

Owned Real Property

1.

Sportsman’s Warehouse, Inc. owns a small outparcel located at 41 W. 84th Avenue, Thornton, Colorado 80260. The estimated market value of the property is $376,768 and it is not a Material Real Property.

2.

Sportsman’s Warehouse, Inc. owns property in Williston, ND. The estimated market value of the property is $1,500,513.00. Additionally, Sportsman’s Warehouse, Inc. is under contract to purchase a house in Williston, ND at an estimated fair market value of $259,000.

Schedule 3.20(b)

Leased Real Property

1.	Mesa, Arizona
	Address:	1750 South Greenfield Rd., Mesa, AZ 85206-3481
	Lease:	Lease dated October 15, 2012 between Spirit SPE Portfolio 2012-4, LLC and Sportsman’s Warehouse, Inc.
	Guaranty:	Guaranty of Lease dated October 15, 2012 by Sportsman’s Warehouse Holdings, Inc. in favor of Spirit SPE Portfolio 2012-4, LLC.
2.	Phoenix, Arizona
	Address:	19205 North 27th Ave., Phoenix, AZ 85027
	Lease:	Lease dated October 15, 2012 between Spirit SPE Portfolio 2012-4, LLC and Sportsman’s Warehouse, Inc.
	Guaranty:	Guaranty of Lease dated October 15, 2012 by Sportsman’s Warehouse Holdings, Inc. in favor of Spirit SPE Portfolio 2012-4, LLC.
3.	Loveland, Colorado
	Address:	1675 Rocky Mountain Ave., Loveland, CO 80538
	Lease:	Lease dated October 15, 2012 between Spirit SPE Portfolio 2012-4, LLC and Sportsman’s Warehouse, Inc.
	Guaranty:	Guaranty of Lease dated October 15, 2012 by Sportsman’s Warehouse Holdings, Inc. in favor of Spirit SPE Portfolio 2012-4, LLC.
4.	Thornton, Colorado
	Address:	11 West 84th Ave, Thornton, CO 80260
	Lease:	Lease dated October 15, 2012 between Spirit SPE Portfolio 2012-4, LLC and Sportsman’s Warehouse, Inc.
	Guaranty:	Guaranty of Lease dated October 15, 2012 by Sportsman’s Warehouse Holdings, Inc. in favor of Spirit SPE Portfolio 2012-4, LLC.
5.	Ankeny, Iowa
	Address:	921 SE Oralabor Rd., Ankeny, IA 50021
	Lease:	Lease dated October 15, 2012 between Spirit SPE Portfolio 2012-4, LLC and Sportsman’s Warehouse, Inc.
	Guaranty:	Guaranty of Lease dated October 15, 2012 by Sportsman’s Warehouse Holdings, Inc. in favor of Spirit SPE Portfolio 2012-4, LLC.
6.	Midvale, Utah
	Address:	165 West 7200 South, Midvale, UT 84047
	Lease:	Lease dated October 15, 2012 between Spirit SPE Portfolio 2012-4, LLC and Sportsman’s Warehouse, Inc.
	Guaranty:	Guaranty of Lease dated October 15, 2012 by Sportsman’s Warehouse Holdings, Inc. in favor of Spirit SPE Portfolio 2012-4, LLC.
7.	Anchorage, Alaska
	Address:	8681 Old Seward Highway, Anchorage, AK 99515
	Lease:	Lease dated July 30, 2003 between ANC Hawkins (as assignee of Gary R. Hawkins and Hawkins Companies) and ANC Dimond LLC, and Sports Warehouse, Inc.
	Guaranty:	Guaranty of Lease dated November 23, 2003 by Sportsman’s Warehouse Holdings, Inc. in favor of ANC Dimond LLC.

8.	Fairbanks, Alaska
	Address:	423 Merhar Avenue, Fairbanks, AK 99701-3166
Lease:

Lease dated December 28, 2004 between Aurora Center LLC, Cascade I, LLC and Cornell III, LLC (as assignees of P.O’B. Montgomery & Company) and Sportsman’s Warehouse, Inc., as amended by that Amendment dated April 1, 2009.

9.	Soldotna, Alaska
	Address:	44402 Sterling Highway, Soldotna, AK 9969-8033
	Lease:	Lease dated November 18, 2010 between SXQ Company LLC and Sportsman’s Warehouse, Inc., as amended by that First Amendment dated December 8, 2010, and that Second Amendment dated September 26, 2013.
10.	Wasilla, Alaska
	Address:	1901 East Parks Highway, Wasilla, AK 99654
	Lease:	Lease dated February 27, 2007 between G&M Wasilla LLC (as assignee to GRH Jenks LLC, MRH Venture Capital LLC) and Sportsman’s Warehouse, Inc., as amended by that First Amendment dated March 1, 2009.
	Guaranty:	Guarantee of Lease dated February 23, 2007 by Sportsman’s Warehouse Holdings, Inc. in favor of G&M Wasilla LLC (as assignee to GRH Jenks LLC, MRH Venture Capital LLC).
11.	Tucson, Arizona
	Address:	3945 West Costco Drive, Marana (Tucson), AZ 85741
	Lease:	Lease dated November 11, 2004 between HCo Marana LLC, Gary R. Hawkins and Sportsman’s Warehouse, Inc., as amended by that Amendment dated March 1, 2009.
	Guaranty:	Guaranty of Lease dated November 11, 2004 by Sportsman’s Warehouse Holdings, Inc., in favor of HCo Marana LLC and Gary R. Hawkins.
12.	Redding, California
	Address:	1659 Hilltop Drive, Redding, CA 96002-0240
Lease:

Lease dated March 31 2011 between GRH California LLC, GP Hilltop LLC (as assignee to 7% of GRH California LLC’s interest), MRH Redding LLC and Sportsman’s Warehouse Southwest, Inc. (an assignee of Sportsman’s Warehouse, Inc.), as amended by that First Amendment dated August 8, 2011, as amended by that Second Amendment dated May 18, 2012, and as amended by that Third Amendment dated November 1, 2012.

	Guaranty:	Guarantee of Lease dated April 20, 2011 by Sportsman’s Warehouse Holdings, Inc. in favor of GRH California LLC, GP Hilltop LLC (as assignee to 7% of GRH California LLC’s interest) and MRH Redding LLC.
13.	Rocklin, California
	Address:	6640 Lonetree Blvd., Rocklin, CA 95765
Lease:

Lease dated June 1, 2005 between MGP X Properties LLC (as assignee of Rocklin Retail LLC) and Sportsman’s Warehouse Southwest, Inc. (as assignee of Sportsman’s Warehouse, Inc.), as amended by that First Amendment dated May 11, 2006, as amended by that Second Amendment dated October 31, 2007, as amended by that Third Amendment dated May 7, 2009.

14.	Colorado Springs, Colorado
	Address:	555 North Chelton Road, Colorado Springs, CO 80909-5217
	Lease:	Lease dated June 27, 2005 between MMP Citadel LLC (as assigned of Macerich Citadel Limited Partnership) and Sportsman’s Warehouse, Inc., as amended by that First Amendment dated May 1, 2009.
15.	Grand Junction, Colorado
	Address:	2464 US Highway 6 & 50, Suite A, Grand Junction, CO 81505

	Lease:	Lease dated July 25, 2001 between AIG Baker Grand Junction, LLC and Sports Warehouse, Inc., as amended by that First Amendment dated June 30, 2002.
16.	Idaho Falls, Idaho
	Address:	2909 South 25th East, Idaho Falls, ID 83405
Lease:

Lease dated June 15, 2000 between William H Ziering (as assignee of Teton Spectrum LLC) and Sports Warehouse, Inc., as amended by that First Amendment dated May 31, 2002, as further amended by that Amendment to Lease dated March 1, 2009.

17.	Lewiston, Idaho
	Address:	2002 Thain Grade, Lewiston, ID, 83501-4105
	Lease:	Lease dated June 20, 2012 between McCann Ranch & Livestock Co. and Sportsman’s Warehouse, Inc., as amended by that First Amendment dated September 6, 2012.
18.	Meridian, Idaho
	Address:	3797 East Fairview Avenue, Meridian, ID 83642
	Lease:	Lease dated November 15, 1999 between TFCM Associates LLC and Sports Warehouse, Inc., as amended by that First Amendment dated April 6, 2000.
19.	Nampa, Idaho
	Address:	16865 North Market Place Blvd., Nampa, ID 83687
	Lease:	Lease dated May 30, 2012 between Trade Zone Associates and Mabury Village and Sportsman’s Warehouse, Inc.
20.	Twin Falls, Idaho
	Address:	1940 Bridgeview Blvd., Twin Falls, ID 83301
	Lease:	Lease dated April 17, 2003 between Canyon Park LLC and Sports Warehouse, Inc., as amended by that Amendment dated March 1, 2009.
21.	Lexington, Kentucky
	Address:	2200 War Admiral Way, Suite 140, Lexington, KY 40509
	Lease:	Lease dated March 25, 2010 between War Admiral Place, LLC and Sportsman’s Warehouse, Inc., as amended by that First Amendment dated January 30, 2012.
22.	Southaven, Mississippi
	Address:	130 Marathon Way, Southaven, MS 38671
	Lease:	Lease dated November 17, 2010 between Lucknow, LLC, Nolin SW, LLC and Sportsman’s Warehouse, Inc.
	Guaranty:	Guarantee of Lease dated November 12, 2010 by Sportsman’s Warehouse Holdings, Inc. in favor of Lucknow, LLC and Nolin SW, LLC.
23.	Las Vegas, Nevada
	Address:	5647 Centennial Center Boulevard, Las Vegas, NV 89149-7104
	Lease:	Lease dated June 27, 2011 between Centennial Gateway, LLC and Sportsman’s Warehouse, Inc., as amended by that First Amendment to Lease dated March 23, 2012.
24.	Reno, Nevada
	Address:	3306 Kietzke Lane, Reno, NV 89502
	Lease:	Lease dated September 18, 2003 between Kietzke Plaza LLC and Sports Warehouse, Inc., as amended by that Amendment dated April 15, 2004, as amended by that Second Amendment dated August 1, 2004.

25.	Albuquerque, New Mexico
	Address:	1450 Renaissance Blvd. NE, Albuquerque, NM 87107
Lease:

Lease dated March 18, 2004 between Kenneth D. Knievel, Marjorie A. Knievel, Kenneth Donald Knievel, Karen M. Knievel, Kenneth Donald Knievel, Karen Louise Knievel, David Alan Knievel, Marbery Ann Knievel, Charles E Scheid, Pauline Scheid, Arthur T. Koldeway and Agnes R. Koldeway (as assignees of TMRED 10, LLC) and Sportsman’s Warehouse, Inc., as amended by that Amendment dated April 14, 2005, as amended by that Second Amendment dated March 1, 2009.

26.	Farmington, New Mexico
	Address:	4905 E. Main St., Farmington NM 87402-8657
	Lease:	Lease dated August 28, 2012 between Farmington SWH LLC (as assignees of Hawkins-Smith & Christensen LLC) and Sportsman’s Warehouse, Inc.
27.	Medford, Oregon
	Address:	1710 Delta Waters Road, Medford, OR 97504
Lease:

Lease dated May 15, 2007 between Crater Lake Venture, LLC and Sportsman’s Warehouse, Inc., as amended by that Fourth Amendment dated March 1, 2009. Note that the Fourth Amendment is the only amendment to this agreement.

28.	Columbia, South Carolina
	Address:	476 Piney Grove Road, Columbia, SC 29210
Lease:

Lease dated September 30, 2005 between Boise Spectrum LLC, GRH Kaysville LLC and MRH Venture Capital LLC and Sportsman’s Warehouse, Inc., as amended by that Second Amendment, dated March 15, 2006, that Third Amendment dated July 15, 2008, and that Fourth Amendment dated March 1, 2009.

	Guaranty:	Guarantee of Lease dated September 27, 2005 by Sportsman’s Warehouse Holdings, Inc. in favor of Boise Spectrum LLC, GRH Kaysville LLC and MRH Venture Capital LLC.
29.	Chattanooga, Tennessee
	Address:	6241 Perimeter Drive, Suite 101, Chattanooga, TN 37421
Lease:

Lease dated July 28, 2005 between G&M Chattanooga, Slovis Chattanooga LLC (as assignee of Boise Spectrum LLC, 5-Mile Plaza, MRK Venture Capital LLC, Slovis & Associates, LLC) and Sportsman’s Warehouse, Inc., as amended by that First Amendment dated November 30, 2005, that Second Amendment dated February 22, 2006, that Third Amendment dated March 15, 2006, and that Fourth Amendment dated January 1, 2007.

Guaranty:

Guarantee of Lease dated July 25, 2005 by Sportsman’s Warehouse Holdings, Inc. in favor of G&M Chattanooga and Slovis Chattanooga LLC (as assignee of Boise Spectrum LLC, 5-Mile Plaza, MRK Venture Capital LLC, Slovis & Associates, LLC).

30.	Provo, Utah
	Address:	1075 South University Avenue, Provo, UT 84601
Lease:

Lease Agreement dated November 1, 1997 between East Bay Center LLC (as assignee of East Bay Development Company Inc.) and Sports Warehouse, Inc., as amended by that First Amendment dated May 29, 2002, as amended by that Second Amendment dated May 2004, as amended by that Third Amendment dated March 1, 2009.

31.	Midvale, Utah
	Address:	7035 S. High Tech Drive, Suite 200, Midvale, UT 84047
Lease:

Lease dated May 31, 2002 by and between Scott Nielsen dba 7037 South Warehouse LLC and Pacific Flyway Wholesale, Inc., as amended by that Amendment to Lease dated January 24, 2003, that Second Amendment to Lease dated February 2004, that Third Amendment to Lease dated March 19, 2007, that Fourth Amendment to Lease dated March 1, 2009, that Fifth Amendment to Lease dated February 23, 2012, that Sixth Amendment to Lease dated October 26, 2013, and that Lease Confirmation Memorandum dated November 17, 2011.

32.	Riverdale, Utah
	Address:	1137 West Riverdale Road, Riverdale, UT 84405
Lease:

Commercial Lease dated March 24, 1998 between DDR Riverdale South LLC (as assignee of Riverdale Retail Associates, LC, DDR Riverdale Associates LLC, DDR Family Centers, LP, Rocky Mountain Real Estate, LLC) and Sports Warehouse, Inc., as amended by that Lease Amendment dated July 30, 1998, that Second Lease Amendment dated October 21, 1998, that Third Lease Amendment dated March 23, 1999, that Fourth Amendment dated February 5, 2014 and that Lease Renewal Notice Letter dated March 11, 2009.

33.	St. George, Utah
	Address:	2957 East 850 North, St. George, UT 84790
Lease:

Lease dated June 30, 2005 between Miller Properties St. George, LLC (as assignee to MRH Venture Capital LLC, GRH St. George LLC, GRH South Ogden LLC) and Sportsman’s Warehouse, Inc., as amended by that First Amendment dated December 30, 2005, that Second Amendment dated March 15, 2006, that Third Amendment dated December 12, 2006 and that Fourth Amendment dated March 16, 2009.

Guaranty:

Guarantee of Lease dated June 28, 2005 by Sportsman’s Warehouse Holdings, Inc. in favor of Miller Properties St. George, LLC (as assignee to MRH Venture Capital LLC, GRH St. George LLC, GRH South Ogden LLC).

34.	West Jordan, Utah
	Address:	9669 South Prosperity Road, West Jordan, UT 84081
Lease:

Lease Agreement for Sportsman’s Warehouse Building dated January 13, 2010 between KPFN Properties, LLC, and Sportsman’s Warehouse, Inc., as amended by that Amendment to Lease dated February 23, 2010, that Second Amendment to Lease dated March 15, 2010, that Third Amendment to Lease dated December 2010, and that Termination of Prime Lease and Sublease dated October 2, 2014; Sublease dated September 12, 2012 between Sportsman’s Warehouse, Inc. and Integracore, LLC.

35.	Roanoke, Virginia
	Address:	3550 Ferncliff Avenue N.W., Roanoke, VA 24107
	Lease:	Lease dated November 28, 2011 between G&M Fargo LLC, MRH Venture Capital LLC and Sportsman’s Warehouse, Inc., and that First Amendment to Lease dated April 23, 2014.
	Guaranty:	Guarantee of Lease dated November 28, 2011 by Sportsman’s Warehouse Holdings, Inc. in favor of G&M Fargo LLC and MRH Venture Capital LLC.
36.	Puyallup, Washington
	Address:	120 31st Avenue SE, Suite G, Puyallup, WA 98374
	Lease:	Lease dated May 13, 2011 between South Hill Village Limited Partnership and Sportsman’s Warehouse, Inc.
37.	Casper, Wyoming
	Address:	4120 East 2nd Street, Casper, WY 82609-2319
	Lease:	Lease dated January 25, 2005 between GRH Casper LLC, MKJ Casper LLC (as assignee of Boise Surplus 2002 LLC, MKJ Casper LLC, GRH Kaysville LLC) and Sportsman’s Warehouse, Inc.
Guaranty:

Guarantee of Lease dated January 25, 2005 by Sportsman’s Warehouse Holdings, Inc. in favor of GRH Casper LLC and MKJ Casper LLC (as assignee of Boise Surplus 2002 LLC, MKJ Casper LLC, GRH Kaysville LLC).

38.	Cheyenne, Wyoming
	Address:	3745 East Lincoln Way, Cheyenne, WY 82001
	Lease:	Lease dated October 11, 2012 between SW Cheyenne, LLC and Sportsman’s Warehouse, Inc.
39.	Carson City, Nevada

	Address:	1443 South Carson Street, Carson City, NV 89701
Lease:

Lease dated June 10, 2013 between The Carrington Company and Sportsman’s Warehouse, Inc., that First Amendment to Lease dated October 17, 2013 and that Second Amendment to Lease dated February 21, 2014.

40.	Wenatchee, Washington
	Address:	611 Valley Mall Parkway, East Wenatchee, WA 98801
	Lease:	Lease dated June 20, 2013 between VCG-Wenatchee Valley Mall, LLC and Sportsman’s Warehouse, Inc.
41.	Hillsboro, Oregon
	Address:	18645 NW Tanasbourn Drive, Hillsboro, OR 97124-7129
	Lease:	Lease dated July 31, 2013 between Tanasbourn Retail Center, LLC and Tanasbourn Robinson & Sons, LLC and Sportsman’s Warehouse, Inc.
42.	Logan, Utah
	Address:	99 E 1400 N, Logan, UT 84341
	Lease:	Lease dated January 10, 2013 between Black Sheep Land Company, LLC and Sportsman’s Warehouse, Inc., as amended by that First Amendment dated March 27, 2013.
43.	Salt Lake City, Utah
	Address:	1630 South 5070 West, Salt Lake City, Utah 84104; 1680 South 5200 West, Salt Lake City, UT 841041
Lease:

Lease dated September 12, 2012 between Natomas Meadows, LLC and Pacific Flyway Wholesale, LLC, as amended by that First Amendment dated April 2013, and as amended by that Second Amendment dated June 12, 2013.

44.	Bozeman, Montana
	Address:	2214 Tschache Lane, Bozeman, MT 59715
Lease:

Lease Assignment and Assumption Agreement dated March 11, 2013 between Wholesale Sports USA, Inc. and Sportsman’s Warehouse, Inc. with respect to the Lease dated June 26, 2006, as amended by amendments dated August 17, 2006 and March 11, 2013.

45.	Helena, Montana
	Address:	2990 N. Sanders Road, Helena, MT 59601
Lease:

Lease Assignment and Assumption Agreement dated March 11, 2013 between Wholesale Sports USA, Inc. and Sportsman’s Warehouse, Inc. with respect to the Lease dated May 24, 2007, as amended by amendment dated March 11, 2013.

46.	Missoula, Montana
	Address:	2323 North Reserve Street, Missoula, MT 59808
Lease:

Lease Assignment and Assumption Agreement dated March 11, 2013 between Wholesale Sports USA, Inc. and Sportsman’s Warehouse, Inc. with respect to the Lease dated September 17, 2002, as amended by amendments dated September 1, 2011 and March 11, 2013.

47.	Bend, Oregon
	Address:	63492 Hunnell Road, Bend, OR 97701
Lease:

Lease Assignment and Assumption Agreement dated March 11, 2013 between Wholesale Sports USA, Inc. and Sportsman’s Warehouse, Inc. with respect to the Lease dated January 19, 2005, as amended by amendments dated May 2009 and March 11, 2013.

48.	Portland, Oregon
	Address:	9401 East 82nd Avenue, Portland (Clackamas), OR 97222

Lease:

Lease Assignment and Assumption Agreement dated March 11, 2013 between Wholesale Sports USA, Inc. and Sportsman’s Warehouse, Inc. with respect to the Lease dated February 11, 2003, as amended by instruments dated July 9, 2004, July 10, 2009, and June 8, 2010.

49.	Salem, Oregon
	Address:	1260 Lancaster Drive SE, Salem, OR 97317
Lease:

Lease Assignment and Assumption Agreement dated March 11, 2013 between Wholesale Sports USA, Inc. and Sportsman’s Warehouse, Inc. with respect to the Lease dated March 11, 2002, as amended by amendments dated March 15, 2002, May 9, 2002, May 19, 2005, August 8, 2005 and March 11, 2013.

50.	Federal Way, Washington
	Address:	1405 S. 348th Street, Federal Way, WA 98003
	Lease:	Lease Assignment and Assumption Agreement dated March 11, 2013 between Wholesale Sports USA, Inc. and Sportsman’s Warehouse, Inc. with respect to the Lease dated December 5, 2003.
51.	Kennewick, Washington
	Address:	6603 West Canal Drive, Kennewick, WA 99336
Lease:

Lease Assignment and Assumption Agreement dated March 11, 2013 between Wholesale Sports USA, Inc. and Sportsman’s Warehouse, Inc. with respect to the Lease dated April 15, 2002, as amended by amendments dated September 7, 2003 and March 11, 2013.

52.	Silverdale, Washington
	Address:	9577 Ridgetop Blvd., N.W., Suite 150, Silverdale, WA 98383
Lease:

Lease Assignment anAd Assumption Agreement dated March 11, 2013 between Wholesale Sports USA, Inc. and Sportsman’s Warehouse, Inc. with respect to the Lease dated January 29, 2004, as amended by amendments dated December 7, 2011 and March 11, 2013.

53.	Vancouver, Washington
	Address:	11505 NE Fourth Plan Road, Vancouver, WA 98662
Lease:

Lease Assignment and Assumption Agreement dated March 11, 2013 between Wholesale Sports USA, Inc. and Sportsman’s Warehouse, Inc. with respect to the Lease dated February 28, 2006, as amended by the First Amendment to Lease dated June 5, 2006.

54.	South Jordan, Utah
	Address:	***
	Lease:	Residential Rental Agreement dated May 7, 2014 between *** and Sportsman’s Warehouse, Inc.[2]
55.	Chico, California
	Address:	765 East Avenue, Suite 170, Chico, CA 95926
Lease:

Lease dated October 1, 2103 between North Valley Mall, LLC and Sportsman’s Warehouse Southwest, Inc. and amended by the First Amendment to Lease dated November 20, 2013, and that Second Amendment to Lease dated May 14, 2014.

***

Indicates that certain information contained herein has been omitted and confidentially submitted separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[2]	Apartment lease for CEO.

56.	Rancho Cordova, California
	Address:	2344 Sunrise Blvd, Rancho Cordova, CA 95670

	Lease:	Lease dated October 7, 2013 between Conrad Rivergate, LLC and Sportsman’s
Warehouse Southwest, Inc. and amended by the First Amendment to Lease dated February 5,
2014 and that Second Amendment to Lease dated June 5, 2014.
57.	Vernal, Utah
	Address:	2015 W Highway 40, Vernal, UT 84078
	Lease:	Lease dated October 25, 2013 between Gardner Towne Center, LLC and Sportsman’s Warehouse, Inc.
58.	Kelso, Washington
	Address:	321 Three Rivers Dr., Kelso, WA 98626
	Lease:	Lease dated December 6, 2013 between Three Rivers Mall, LLC and Sportsman’s Warehouse, Inc.
59.	Pocatello, Idaho
	Address:	760 Yellowstone Ave., Pocatello, ID 83201
	Lease:	Lease dated February 26, 2014 between CCA Acquisition Company, LLC and Sportsman’s Warehouse, Inc.
60.	Fresno, California
	Lease:	Lease dated June 9, 2014 between Fresno 40 Limited Partnership, LP and amended by that First Amendment dated June 19, 2014.
61.	Spokane, Washington
	Address:	6720 N Division Street Spokane, WA 99208-3942
	Lease:	Lease dated September 2, 2014 between Argo Klamath Two, LLC and Sportsman’s Warehouse and amended by that First Amendment dated October 14, 2014.
62.	Klamath Falls, Oregon
	Address:	1863 Avalon Street Klamath Falls, OR 97603
	Lease:	Lease dated September 2, 2014 between Argo Klamath Two, LLC and Sportsman’s Warehouse and amended by that First Amendment dated October 14, 2014.
63.	Flagstaff, Arizona
	Lease:	Lease dated September 8, 2014 between Evergree-TRAX, LLC and Sportsman’s Warehouse, Inc.
64.	Heber City, Utah
	Address:	1276 S US 189 Heber City, UT 84032
	Lease:	Lease dated September 8, 2014 between Boyer Heber City, LC and Sportsman’s Warehouse, Inc.
65.	Sheridan, Colorado
	Lease:	Lease dated September 10, 2014 between Weingarten Miller Sheridan LLC and Sportsman’s Warehouse, Inc.
66.	Show Low, Arizona
	Lease:	Lease dated November 3, 2014 between Show Low Yale Casitas, LLC and Sportsman’s Warehouse, Inc.

Schedule 4.02(a)

Local Counsel

Utah:

Ray Quinney & Nebeker P.C.

36 South State Street, Suite 1400

Salt Lake City, Utah 84111

Minnesota:

Lindquist & Vennum

4200 IDS Center

80 South 8th Street

Minneapolis, MN 55402 US

Schedule 5.14

Post-Closing Actions

1.

Landlord Waivers. On or before the date that is ninety (90) days following the Closing Date (or such later date as the Required Lenders may agree in their sole discretion), the Borrower shall use commercially reasonable efforts to deliver, or cause to be delivered, to the Administrative Agent Collateral Access Agreements, each in form and substance reasonably satisfactory to the Administrative Agent and Required Lenders.

2.

Deposit Account Control Agreement. On or before the date that is sixty (60) days following the Closing Date (or such later date as the Required Lenders may agree in their sole discretion), the Borrower shall deliver, or cause to be delivered, to the Administrative Agent amendments to the control agreements set forth in clauses (i) through (v) below which provide Control (as defined in the Guarantee and Collateral Agreement) over each Deposit Account set forth therein: (i) that certain Deposit Account Control Agreement dated as of March 26, 2013 (as amended, restated, supplemented or otherwise modified from time to time), with respect to deposit account number 4098328172; (ii) that certain Deposit Account Control Agreement dated as of March 26, 2013 (as amended, restated, supplemented or otherwise modified from time to time), with respect to Deposit account number 4000089763; (iii) that certain Deposit Account and Sweep Investment Control Agreement dated as of March 26, 2013 (as amended, restated, supplemented or otherwise modified from time to time), with respect to Deposit account number 4098328214; (iv) that certain Blocked Account Control Agreement dated as of April 5, 2013 (as may be further amended, restated, supplemented or otherwise modified from time to time) with respect to deposit account number 152302057871 and the other deposit accounts identified therein; and (v) that certain Blocked Account Control Agreement dated as of April 5, 2013 (as may be further amended, restated, supplemented or otherwise modified from time to time) with respect to certain deposit accounts set forth on Exhibit A thereto.

3.

Insurance. On or before the date that is forty-five (45) days following the Closing Date (or such later date as the Administrative Agent and Required Lenders may agree in their sole discretion), the Borrower shall deliver, or cause to be delivered, to the Administrative Agent, evidence of (i) additional insured endorsements naming Collateral Agent as an additional insured with respect to the Loan Parties’ liability insurance policies and (ii) loss payable endorsement naming Collateral Agent as loss payee with respect to the Loan Parties’ property insurance policies.

Schedule 6.01

Existing Indebtedness

None.

Schedule 6.02

Existing Liens

None.

EXHIBIT A

[Form of]

ADMINISTRATIVE QUESTIONNAIRE

Sportman’s Warehouse, Inc.

Agent Address:	Cortland Capital Market	Return form to: Aslam Azeem and Legal
	Services LLC	Department
	225 West Washington Street,	Facsimile: 312-376-0571
	Suite 2100	Email: aslam.azeem@cortlandglobal.com;
	Chicago, IL 60606	legal@cortlandglobal.com

It is very important that all of the requested information be completed accurately and that thisquestionnaire be returned promptly. If your institution is sub-allocating its allocation, please fillout an administrative questionnaire for each legal entity.

Legal Name of Lender to appear in Documentation:

Signature Block Information:
—	Signing Term Loan Agreement ☐ Yes ☐ No
—	Coming in via Assignment ☐ Yes ☐ No

Type of Lender:

(Bank, Asset Manager, Broker/Dealer, CLO/CDO; Finance Company, Hedge Fund, Insurance, Mutual Fund, Pension Fund, Other Regulated Investment Fund, Special Purpose Vehicle, Other – please specify)

Lender Parent:

Domestic Address	Eurodollar Address

Contacts/Notification Methods: Borrowings, Paydowns, Interest, Fees, etc.

	Primary Credit Contact	Secondary Credit Contact

Name:

Company:

Title:

Address:

Telephone:

Facsimile:

E-Mail Address:
	Primary Operations Contact	Secondary Operations Contact

Name:

Company:

Title:

Address:

Telephone:

Facsimile:

E-Mail Address:

Lender’s Domestic Wire Instructions

Bank	Name: ______________

ABA/Routing No.:

Account Name:

Account No.:

FFC Account	Name: ______________

FFC Account	No.: ______________

Attention:

Reference:

Lender’s Foreign Wire Instructions

Currency:

Bank Name:

Exhibit A-2

Swift/Routing No.:

Account Name:

Account No.:

FFC Account	Name: ______________

FFC Account	No.: ________________

Attention:

Reference:

Agent’s Wire Instructions

[Bank	Name: ______________

ABA/Routing No.:

Account Name:

Account No.:

FFC Account	Name: ______________

FFC Account	No.: ________________

Attention:

Reference:

Agent’s Wire Instructions

[Bank	Name: ______________

ABA/Routing No.:

Account Name:

Account No.:

FFC Account	Name: ______________

FFC Account	No.: ______________

Attention:

Reference:	]

Tax Documents

NON-U.S. LENDER INSTITUTIONS:

I. Corporations:

If your institution is incorporated outside of the United States for U.S. federal income tax purposes, and is the beneficial owner of the interest and other income it receives, you must complete one of the following three tax forms, as applicable to your institution: a.) Form W-8BEN (Certificate of Foreign Status of Beneficial Owner), b.) Form W-8ECI (Income Effectively Connected to a U.S. Trade or Business), or c.) Form W-8EXP (Certificate of Foreign Government or Governmental Agency).

Exhibit A-3

A U.S. taxpayer identification number is required for any institution submitting Form W-8ECI. It is also required on Form W-8BEN for certain institutions claiming the benefits of a tax treaty with the U.S. Please refer to the instructions when completing the form applicable to your institution. In addition, please be advised that U.S. tax regulations do not permit the acceptance of faxed forms. Original tax form(s) must be submitted.

  II. Flow-Through Entities:

If your institution is organized outside the U.S., and is classified for U.S. federal income tax purposes as either a Partnership, Trust, Qualified or Non-Qualified Intermediary, or other non-U.S. flow-through entity, an original Form W-8IMY (Certificate of Foreign Intermediary, Foreign Flow-Through Entity, or Certain U.S. Branches for United States Tax Withholding) must be completed by the intermediary together with a withholding statement. Flow-through entities other than Qualified Intermediaries are required to include tax forms for each of the underlying beneficial owners.

Please refer to the instructions when completing this form. In addition, please be advised that U.S. tax regulations do not permit the acceptance of faxed forms. Original tax form(s) must be submitted.

U.S. LENDER INSTITUTIONS:

If your institution is incorporated or organized within the United States, you must complete and return Form W-9 (Request for Taxpayer Identification Number and Certification). Please be advised that we request that you submit an original Form W-9.

Pursuant to the language contained in the tax section of the Term Loan Agreement, the applicable tax form(s) for your institution must be completed and returned on or before your institution becomes a party to the Term Loan Agreement, and at such times as are reasonably requested by Borrower or the Administrative Agent. Failure to provide the proper tax form when requested may subject your institution to U.S. tax withholding.

Exhibit A-4

EXHIBIT B

[Form of]

ASSIGNMENT AND ACCEPTANCE

This Lender Assignment and Acceptance (the “Assignment Agreement”) is dated as of the Assignment Effective Date set forth below and is entered into by and between [the][each]1 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]2 Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]3 hereunder are several and not joint.]4 Capitalized terms used but not defined herein shall have the meanings given to them in the Term Loan Agreement (as defined below), receipt of a copy of which is hereby acknowledged by [the][each] Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment Agreement as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Term Loan Agreement, as of the Assignment Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Term Loan Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below (including without limitation any guarantees included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Term Loan Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to

[1]

For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.

[2]

For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.

[3]	Select as appropriate.
[4]

Include bracketed language if there are either multiple Assignors or multiple Assignees. [the][any] Assignor and, except as expressly provided in this Assignment Agreement, without representation or warranty by [the][any] Assignor.

1. Assignor[s]:

2. Assignee[s]:

3. Borrower:	Sportsman’s Warehouse, Inc., a Utah corporation

4. Administrative Agent:	Cortland Capital Market Services LLC, as the administrative agent under the Term Loan Agreement.

5. Term Loan Agreement:

Term Loan Agreement, dated as of December 3, 2014 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Term Loan Agreement”), by and among the Borrower, Sportsman’s Warehouse Holdings, Inc., a Delaware corporation, the lenders from time to time party thereto, and the Administrative Agent.

6. Assigned Interest[s]:

Exhibit B

Assignor[s][5]	Assignee[s][6]	Aggregate Amount of Commitment/ Loans for all Lenders[7]	Amount of Commitments/ Loans Assigned[8]	Percentage Assigned of Commitments/ Loans[9]

		$	$	%

		$	$	%

		$	$	%

		$	$	%

[5]	List each Assignor, as appropriate.
[6]	List each Assignee, as appropriate.
[7]	Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Assignment Effective Date.
[8]

Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Assignment Effective Date. The amount of the Commitments/Loans of the Assignor subject to this Assignment Agreement shall be in an integral multiple of, and not less than, $1,000,000 (or, if less, the entire remaining amount of such Assignor’s Commitment/Loans).

[9]	Set forth, to at least 9 decimals, as a percentage of the applicable Commitments/Loans of all Lenders thereunder.

[7. Trade Date:	____________________________][10]
8. Assignment Effective Date:	[_______________________,201_][11]

[signature pages follow]

[10]	To be completed if the Assignor(s) and the Assignee(s) intend that the minimum assignment amount is to be determined as of the Trade Date.
[11]	To be inserted by the Administrative Agent and which shall be the Assignment Effective Date of Recordation of Transfer in the Register therefore.

Exhibit B

The terms set forth in this Assignment Agreement are hereby agreed to:

ASSIGNOR[S]12
[NAME OF ASSIGNOR]

By:
Title:

[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE[S]13
[NAME OF ASSIGNEE]

By:
Title:

[NAME OF ASSIGNEE]

By:
Title:

[12]	Add additional signature blocks as needed.
[13]	Add additional signature blocks as needed.

Exhibit B

  [Consented to and]14 Accepted:

CORTLAND CAPITAL MARKET SERVICES LLC,

as Administrative Agent

By:
Name:
Title:

[14]	To be added only if the consent of Administrative Agent is required by the terms of the Term Loan Agreement.

Exhibit B

  [Consented to:

SPORTSMAN’S WAREHOUSE, INC.

By:
Name:
Title:][15]

[15]	To be added only if the consent of Borrower is required by the terms of the Term Loan Agreement.

Exhibit B

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR LENDER ASSIGNMENT AND ACCEPTANCE

1.	Representations and Warranties.

1.1 Assignor[s]. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment Agreement and to consummate the transactions contemplated hereby and (iv) it is [not] a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Term Loan Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any Collateral thereunder, (iii) the financial condition of any Loan Party, any of their respective Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by any Loan Party, any of their respective Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document or any other instrument or document furnished pursuant hereto or thereto.

1.2 Assignee[s]. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment Agreement and to consummate the transactions contemplated hereby and to become a Lender under the Term Loan Agreement, (ii) it meets all the requirements of an Eligible Assignee under the Term Loan Agreement (subject to receipt of such consents as may be required under the Term Loan Agreement), (iii) from and after the Assignment Effective Date, it shall be bound by the provisions of the Term Loan Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Term Loan Agreement and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 5.04 of the Term Loan Agreement, as applicable, and has received such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent, the Collateral Agent, [the][any] Assignor, or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment Agreement and to purchase [the][such] Assigned Interest (vii) if it is a Foreign Lender, attached to the Assignment Agreement is any documentation required to be delivered by it pursuant to the terms of the Term Loan Agreement, duly completed and executed by [the][such] Assignee, (viii) if it is not already a Lender under the Term Loan Agreement, attached to this Assignment Agreement is an Administrative Questionnaire in the form of Exhibit A to the Term Loan Agreement, and (ix) the Administrative Agent has received a processing and recordation fee of $3,500 as of the Assignment Effective Date; (b) agrees that (i) it will, independently and without reliance on any Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender; and (c) appoints and authorizes the Administrative Agent and the Collateral Agent to take such action on its behalf and to exercise such powers under the Term Loan Agreement as are delegated to the Administrative Agent and Collateral, respectively, by the terms therein, together with such powers as are reasonably incidental thereof.

2. Payments. From and after the Assignment Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Assignment Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Assignment Effective Date.

3. General Provisions. This Assignment Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment Agreement may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment Agreement by facsimile transmission or other electronic image transmission (e.g., “PDF” or “TIF”) shall be effective as delivery of a manually executed counterpart of this Assignment Agreement.

4. Governing Law. THIS ASSIGNMENT AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT (INCLUDING, WITHOUT LIMITATION, ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

Exhibit B

EXHIBIT C

BORROWING REQUEST

[_________ ],__ 201[_]

Cortland Capital Market Services LLC, as Administrative Agent for the Lenders party to the Term Loan Agreement referred to below 225 West Washington Street, Suite 2100

Chicago, IL 60606

Attention: Aslam Azeem and Legal Department Fax No. 312-376-0571

Email: aslam.azeem@cortlandglobal.com; legal@cortlandglobal.com

Ladies and Gentlemen:

The undersigned, Sportsman’s Warehouse, Inc. (the “Borrower”), refers to the Term Loan Agreement, dated as of December 3, 2014 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Term Loan Agreement”; the capitalized terms defined therein being used herein as therein defined), among the Borrower, Sportsman’s Warehouse Holdings, Inc., the lenders from time to time party thereto (the “Lenders”), and Cortland Capital Market Services LLC, as Administrative Agent, and hereby gives you notice, irrevocably, pursuant to Section 2.03 of the Term Loan Agreement, that the undersigned hereby requests a Borrowing under the Term Loan Agreement, and in that connection sets forth below the information relating to such borrowing of Loans (the “Credit Event”) as required by Section 2.03 of the Term Loan Agreement:

1.	The Business Day of the Credit Event is:		[___ ],_ 201[___]

2.	Term Borrowing:

	☐ ABR Loans:	$	[ ___, ___,__	]

☐ Eurodollar Loans, with an Initial

	Interest Period of Months[*]:	$	[__ ,__ ,__	]

3.	Incremental Term Borrowing:
	☐ ABR Loans:	$	[__ ,___ ,___	]

	☐ Eurodollar Loans, with an Initial Interest Period of Month(s)[*]:	$	[___ ,__ ,__	]

[*] [*] Insert: 1, 2, 3, or 6 (or 9 or 12 months if available to all Lenders, or all relevant Lenders).

Exhibit C-1

4. The proceeds of such Loans are to be disbursed to the following account:	Bank: [________] ABA: [________] Account No.: [__________]

The Borrower hereby certifies that:

(A) The representations and warranties set forth in Article III of the Term Loan Agreement and in each other Loan Document shall (i) with respect to representations and warranties that are qualified by materiality or “Material Adverse Effect”, be true and correct and (ii) with respect to representations and warranties that are not qualified by materiality or “Material Adverse Effect”, be true and correct in all material respects, in each case, on and as of the date of such Credit Event with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall (i) with respect to representations and warranties that are qualified by materiality or “Material Adverse Effect”, be true and correct and (ii) with respect to representations and warranties that are not qualified by materiality or “Material Adverse Effect”, be true and correct in all material respects, in each case, on as of such earlier date.; and

(B) at the time of and immediately after such Credit Event, no Default or Event of Default has occurred and is continuing.

[signature pages follow]

Exhibit C-2

Very truly yours,
SPORTSMAN’S WAREHOUSE, INC.,
as Borrower

By:
Name:
Title:

Exhibit C-3

EXHIBIT D

FORM OF GUARANTEE AND COLLATERAL AGREEMENT

See attached.

Exhibit D-1

EXHIBIT E

FORM OF INTERCREDITOR AGREEMENT

See attached.

Exhibit E-1

EXHIBIT F

[FORM OF] AFFILIATE SUBORDINATION AGREEMENT

THIS AFFILIATE SUBORDINATION AGREEMENT (this “Agreement”), dated as of [—], 201[—], made by and among each entity named on Schedule I attached hereto (collectively with any entity becoming a party hereto pursuant to Section 10, the “Subordinated Creditors”) and each entity named on Schedule II attached hereto (collectively, the “Subordinated Debtors”), in favor of Cortland Capital Market Services LLC (“Cortland”), in its capacity as administrative agent and collateral agent under the Term Loan Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, pursuant to the Loan Documents (such capitalized term, and other terms used herein and not otherwise defined herein, to have the meanings ascribed thereto in the Term Loan Agreement) the Lenders have extended and/or will extend financing arrangements to the Borrower;

WHEREAS, each Subordinated Debtor may hereafter from time to time become indebted or otherwise obligated to the applicable Subordinated Creditor in respect of indebtedness related to or resulting from intercompany loans, advances or other indebtedness from such Subordinated Creditor (all such present and future indebtedness owing to the Subordinated Creditors (whether created directly or acquired by assignment or otherwise), and interest, premiums and fees, if any, thereon and other amounts payable in respect thereof and all rights and remedies of the Subordinated Creditors with respect thereto, being referred to as the “Intercompany Subordinated Debt”);

WHEREAS, pursuant to the Term Loan Agreement, each of the Subordinated Creditors and each of the Subordinated Debtors is required to execute and deliver this Agreement;

WHEREAS, each Subordinated Creditor and each Subordinated Debtor has duly authorized the execution, delivery and performance of this Agreement; and

WHEREAS, it is in the best interests of each Subordinated Creditor to execute this Agreement inasmuch as such Subordinated Creditor and each Subordinated Debtor will derive substantial direct and indirect benefits from the financing arrangements made from time to time to the Borrower by the Lenders pursuant to the Loan Documents.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.       Definitions. As used in this Agreement, the following terms shall have the meanings specified below (for all purposes of this Agreement, the rules of construction and interpretative provisions set forth in Section 1.02 of the Term Loan Agreement shall apply unless the context otherwise requires):

  “Agreement” is defined in the preamble hereof.

“Discharge of Obligations” shall mean, subject to Section 8(b) hereof, (a) payment in full in cash of the principal of and interest (including interest accruing on or after the commencement of any Insolvency or Liquidation Proceeding, whether or not such interest would be allowed in such Insolvency or Liquidation Proceeding) and premium, if any, on all Indebtedness outstanding under the Loan Documents (including, without limitation any refinancings or replacement of any thereof), (b) payment in full of all other Obligations (or, with respect to obligations under Hedging Agreements, other arrangements reasonably satisfactory to the applicable hedge counterparty) that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest and premium, if any, are paid, and (c) termination of all Commitments (if any) of the Lenders under the Loan Documents (including without limitation, any refinancings or replacements of any thereof).

“Insolvency or Liquidation Proceeding” shall mean as to any Person (a) any voluntary or involuntary case or proceeding under any Debtor Relief Laws with respect to such Person, (b) any other voluntary or involuntary insolvency, reorganization, arrangement or bankruptcy case or proceeding, or any receivership, liquidation, reorganization, arrangement or other similar case or proceeding with respect to such Person or with respect to a material portion of its assets, (c) any liquidation, dissolution, reorganization or winding up of such Person whether voluntary or involuntary and whether or not involving insolvency or bankruptcy or (d) any general assignment for the benefit of creditors or any other marshalling of assets and liabilities of such Person.

Exhibit F-1

“Intercompany Subordinated Debt” is defined in the recitals hereof.

“Prepayment” is defined in Section 2(b) hereof.

“Scheduled Payment” is defined in Section 2(b) hereof.

“Subordinated Creditor” is defined in the preamble hereof.

“Subordinated Debtor” is defined in the preamble hereof.

“Term Loan Agreement” shall mean that certain Term Loan Agreement, dated as of December 3, 2014 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, by and among Sportsman’s Warehouse, Inc., a Utah corporation, Sportsman’s Warehouse Holdings, Inc., a Delaware corporation, the lenders from time to time party thereto, and Cortland Capital Market Services LLC, as administrative agent, (in such capacity, the “Administrative Agent”) and as collateral agent, (in such capacity, the “Collateral Agent”).

2.       Agreement to Subordinate.

(a)     Each of the Subordinated Debtors and Subordinated Creditors agrees that the Intercompany Subordinated Debt is and shall be subject, subordinate and rendered junior, to the extent and in the manner hereinafter set forth, in right of payment, to the prior payment in full of all Obligations now existing or hereafter arising under the Loan Documents. For purposes of this Agreement, the Obligations shall not be deemed to have been paid in full until the Discharge of Obligations. To the extent permitted by applicable law, each of the Subordinated Debtors and the Subordinated Creditors waives notice of acceptance of this Agreement by the Lenders, and each Subordinated Creditor waives notice of and consent to the making, amount and terms of the Obligations which may exist or be created from time to time and any renewal, extension, amendment or modification thereof, and any other lawful action which any Lender in its sole and absolute discretion may take or omit to take with respect thereto. The provisions of this Section 2 shall constitute a continuing offer made for the benefit of and to all Lenders, and each Lender is hereby irrevocably authorized to enforce such provisions.

(b)     Prior to the Discharge of Obligations and subject to Sections 2(c) and 3(d) below, no Subordinated Debtor shall pay or make and no Subordinated Creditor shall accept or receive, any payment in respect of the Intercompany Subordinated Debt other than (i) regularly scheduled payments of principal and interest on the Intercompany Subordinated Debt (a “Scheduled Payment”) and (ii) prepayments of principal and accrued interest on the Intercompany Subordinated Debt (a “Prepayment”). For purposes of these provisions in this Section 2, “payment” in respect of any Intercompany Subordinated Debt shall include any payment or distribution from any source, whether in cash, property or securities, by set-off or otherwise, in respect of principal, premium, interest or otherwise, including in connection with any redemption or purchase of such Intercompany Subordinated Debt or any recovery on any claim for rescission or damages.

(c)     No Subordinated Debtor shall make, and no Subordinated Creditor shall receive or accept, any Prepayment or Scheduled Payment if (i) an Event of Default has occurred and is continuing under the Term Loan Agreement or would result therefrom, or (ii) such Prepayment or Scheduled Payment is otherwise prohibited under the Loan Documents.

  (d)     In the event that any Subordinated Debtor shall make, and/or any Subordinated Creditor shall receive, any payment on Intercompany Subordinated Debt in contravention of this Agreement or the terms of the Term Loan Agreement, then and in any such event such payment shall be deemed to be the property of and segregated, received and held in trust for the benefit of, the Lenders, and shall be promptly paid over and delivered to the Administrative Agent in the same form as so received (with any necessary indorsement) for the benefit of the Lenders.

(e)     Subject to compliance with Section 3(b) hereof, a Subordinated Creditor shall automatically be released from its obligations hereunder upon the consummation of any transaction permitted by the Term Loan Agreement as a result of which such Subordinated Creditor ceases to be a Subsidiary of Holdings.

3.      In Furtherance of Subordination.

(a)     Upon any distribution of all or any of the assets of any Subordinated Debtor or any Subordinated Creditor in the event of any Insolvency or Liquidation Proceeding of any such Subordinated Debtor or such Subordinated Creditor, then, and in any such event, the Lender shall be entitled to the Discharge of Obligations (whether or not the Obligations have been declared due and payable prior to the date on which the Obligations would otherwise have become due and payable) before such Subordinated Creditor or anyone claiming through or on its behalf (including any receiver, trustee, or otherwise) is entitled to receive any payment on account

Exhibit F-2

of principal of (or premium, if any) or interest on or other amounts payable in respect of the Intercompany Subordinated Debt, and to that end any payment or distribution of any kind or character, whether in cash, property or securities, which may be payable or deliverable in respect of the Intercompany Subordinated Debt in any such case, proceeding, dissolution, liquidation or other winding up or event, shall be paid or delivered directly to the Administrative Agent for the application to the Obligations until the Discharge of Obligations.

(b)     Prior to any dissolution, distribution, sale or other disposition of any Subordinated Creditor pursuant to a transaction permitted by the Term Loan Agreement, each Subordinated Creditor and each Subordinated Debtor shall cause the subsequent holder (to the extent such subsequent holder is not a Loan Party) of the Intercompany Subordinated Debt to subordinate the Intercompany Subordinated Debt to the Obligations on substantially the same terms and conditions set forth in this Agreement or otherwise on terms and conditions reasonably satisfactory to the Administrative Agent.

(c)     If any Insolvency or Liquidation Proceeding referred to in Section 3(a) above is commenced by or against any Subordinated Debtor or any Subordinated Creditor during the continuance of such Insolvency or Liquidation Proceeding,

 (i)     the Administrative Agent is hereby irrevocably authorized and empowered (in its own name or in the name of such Subordinated Debtor, such Subordinated Creditor or otherwise), but shall have no obligation, to demand, sue for, collect and receive every payment or distribution in respect of the Intercompany Subordinated Debt and give acquittance therefor and to file claims and proofs of claim and take such other action (including, without limitation, voting the Intercompany Subordinated Debt or enforcing any security interest or other lien securing payment of the Intercompany Subordinated Debt) as the Administrative Agent may deem necessary or advisable for the exercise or enforcement of any of the rights or interests of the Lenders hereunder; provided, that, in the event that the Administrative Agent takes such action, the Administrative Agent shall apply all proceeds first, to the payment of the actual costs and expenses of enforcement of this Agreement, and second, to the Obligations in accordance with Section 7.03 of the Term Loan Agreement; and

(ii)     such Subordinated Creditor shall duly and promptly take such action as the Administrative Agent may reasonably request (A) to collect the Intercompany Subordinated Debt for the account of the Lenders and to file appropriate claims or proofs of claim in respect of the Intercompany Subordinated Debt, (B) to execute and deliver to the Administrative Agent such powers of attorney, assignments, or other instruments as the Administrative Agent may reasonably request to enable them to enforce any and all claims with respect to, and any security interests and other liens securing payment of, the Intercompany Subordinated Debt and (C) to collect and receive any and all payments or distributions which may be payable or deliverable upon or with respect to the Intercompany Subordinated Debt.

  (d)     All payments or distributions of assets of any Subordinated Debtor, whether in cash, property or securities upon or with respect to the Intercompany Subordinated Debt that are received by the applicable Subordinated Creditor contrary to the provisions of this Agreement shall be received in trust for the benefit of the Lenders, shall be segregated from other funds and property held by such Subordinated Creditor and shall be forthwith paid over to the Administrative Agent in the same form as so received (with any necessary indorsement) to be applied to the Obligations, whether matured or unmatured, in accordance with the terms of this Agreement.

(e)     The Administrative Agent and the Lenders are hereby authorized to demand specific performance of this Agreement, whether or not the Subordinated Debtors or the Subordinated Creditors shall have complied with any of the provisions hereof applicable to it, at any time when the Subordinated Creditors or any one of them shall have failed to comply with any of the provisions of this Agreement applicable to it. Each Subordinated Creditor hereby irrevocably waives any defense (other than the defense of a Discharge of Obligations) based on the adequacy of a remedy at law which might be asserted as a bar to such remedy of specific performance.

4.      No Enforcement or Commencement of Any Proceedings. Each Subordinated Creditor agrees that prior to the Discharge of Obligations, it will not take any action or commence any proceeding to enforce or collect the Intercompany Subordinated Debt, or commence, or join with any creditor other than the Lenders in commencing, any proceeding referred to in Section 3(a), in each case prior to the 10th Business Day after the date upon which such Subordinated Creditor shall have given written notice to the Administrative Agent of its intention to take such action.

5.      Rights of Subordination. Each Subordinated Creditor agrees that no payment or distribution to the Administrative Agent or the Lenders pursuant to the provisions of this Agreement shall entitle such Subordinated Creditor to exercise any rights of subrogation in respect thereof until the Discharge of Obligations. Each Subordinated Creditor agrees that the subordination provisions contained herein shall not be affected by any action, or failure to act, by the Administrative Agent or the Lenders which results, or may result, in affecting, impairing or extinguishing any right of reimbursement or subrogation or other right or remedy of such Subordinated Creditor against the applicable Subordinated Debtor.

Exhibit F-3

6.      Disposition or Enforcement of Intercompany Subordinated Debt. The Subordinated Creditors will not, without the prior written consent of the Administrative Agent, or except to the extent permitted by the Term Loan Agreement:

(a)     sell, assign, transfer, endorse, pledge, encumber or otherwise dispose of any of the Intercompany Subordinated Debt; or

(b)     during the continuance of an Event of Default, take, or permit to be taken, any action to assert, collect or enforce the Intercompany Subordinated Debt or any part thereof, except that portion of the Intercompany Subordinated Debt enforced on behalf of the Lenders pursuant to Section 3(c).

 7.      Agreement by the Subordinated Debtors. Each Subordinated Debtor agrees that it will not make any payment on any of the Intercompany Subordinated Debt, or take any other action, in contravention of the provisions of this Agreement. Each Subordinated Creditor agrees that it shall not require and shall not accept any payment on any of the Intercompany Subordinated Debt, or take any other action, in contravention of the provisions of this Agreement.

8.      Obligations Hereunder Not Affected.

(a)     All rights and interests of the Administrative Agent and the Lenders hereunder, and all agreements and obligations of the Subordinated Creditors and the Subordinated Debtors hereunder, shall to the extent permitted by applicable law remain in full force and effect irrespective of:

(i)     any lack of validity or enforceability of any document evidencing the Obligations;

(ii)     any change in the time, manner or place of payment of, or any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to departure from any of the documents evidencing or relating to the Obligations;

(iii)     any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any guaranty or Loan Document, for all or any of the Obligations;

(iv)     any failure of the Administrative Agent or any Lender to assert any claim or to enforce any right or remedy against any other party hereto under the provisions of this Agreement, the Term Loan Agreement or any other Loan Document;

(v)     any reduction, limitation, impairment or termination of the Obligations for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and each of the Subordinated Debtors and the Subordinated Creditors hereby waives any right to or claim of) any defense (other than the defense of a Discharge of Obligations) or setoff, counterclaim, recoupment or termination whatsoever by reason of invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Obligations; and

(vi)     any other circumstance which might otherwise constitute a defense (other than the defense of a Discharge of Obligations) available to, or a discharge of, the Subordinated Debtors in respect of the Obligations or the Subordinated Creditors in respect of this Agreement.

(b)     Notwithstanding anything to the contrary herein, this Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by the Administrative Agent or any Lender upon any Insolvency or Liquidation Proceeding of any Subordinated Debtor or otherwise, all as though such payment or any portion thereof had not been made. Each Subordinated Creditor acknowledges and agrees that the Administrative Agent and the Lenders may, in accordance with the terms of the Loan Documents, to the extent permitted by applicable law without notice or demand and without affecting or impairing such Subordinated Creditor’s obligations hereunder, from time to time (i) renew, compromise, extend, increase, accelerate or otherwise change the time for payment of, or otherwise change the terms of the Obligations or any part thereof, including, without limitation, to increase or decrease the rate of interest thereon or the principal amount thereof; (ii) take or hold security for the payment of the Obligations and exchange, enforce, foreclose upon, waive and release any such security; (iii) apply such security and direct the order or manner of sale thereof as the Administrative Agent and the Lenders, in their sole discretion, may determine; (iv) release and substitute one or more endorsers, warrantors, borrower or other obligor; and (v) exercise or refrain from exercising any rights against any Subordinated Debtor or any other Person.

  9.    Amendments, Waivers. Subject to Section 10 below, no amendment or waiver of any provision of this Agreement, nor any consent or departure by any Subordinated Creditor or any Subordinated Debtor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent and each other party hereto and then such waiver, amendment, or consent shall be effective only in the specific instance and for the specific purpose for which given.

10.    Additional Subordinated Creditors. Each Subsidiary that was not in existence or not a Subsidiary on the Closing Date is required to enter into this Agreement as a Subordinated Creditor upon becoming such a Subsidiary. Upon execution and delivery by such Subsidiary of a joinder agreement in the form of Exhibit A hereto, such Subsidiary shall become a Subordinated Creditor hereunder with the same force and effect as if originally named as a Subordinated Creditor herein. The execution and delivery of any

Exhibit F-4

such instrument shall not require the consent of any other party hereunder. The rights and obligations of each party hereunder shall remain in full force and effect notwithstanding the addition of any new party as a party to this Agreement.

11.    Expenses. The Borrower shall pay all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent, the Lenders and their respective Affiliates (including the reasonable fees, charges and disbursements of counsel (subject to the limitations set forth in Section 9.05 of the Term Loan Agreement)) in connection with the preparation, negotiation, execution, delivery and administration of this Agreement or in connection with any amendment, amendment and restatement, supplement, joinder, modification and waiver of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated).

12.    Address for Notices. All communications and notices hereunder shall be in writing and given as provided in Section 9.01 of the Term Loan Agreement and as provided on the signature pages hereunder and on any signature page to a Joinder entered into pursuant to Section 10 above.

13.    Entire Agreement; Severability. This Agreement and the other Loan Documents represent the entire agreement of the parties hereto with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender or any of their respective Affiliates relative to the subject matter hereof not expressly set forth or referred to herein or therein. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions. This Agreement is a Loan Document executed pursuant to the Term Loan Agreement.

  14.    Cumulative Rights. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law. The parties hereto expressly acknowledge and agree that the Lenders have entered into the Term Loan Agreement and will continue to make financing arrangements to the Borrower in reliance on the execution and delivery of this Agreement, and the Administrative Agent and the Lenders are intended, and by this reference expressly made, third party beneficiaries of the provisions of this Agreement.

15.    Continuing Agreement. This Agreement is a continuing agreement of subordination and the Lenders may, from time to time and without notice to the Subordinated Creditors, extend credit to or make other financing arrangements with the Borrower in reliance hereon. This Agreement shall (i) remain in full force and effect until the Discharge of Obligations (subject to Section 8(b) hereof), (ii) be binding upon the Subordinated Creditors, the Subordinated Debtors and their respective successors, transferees and assigns and (iii) inure to the benefit of and be enforceable (subject to bankruptcy exclusions) by the Administrative Agent and each of the Lenders and their respective successors, transferees and assigns. Without limiting the generality of the foregoing, any Lender may, subject to the provisions of the Term Loan Agreement, assign or otherwise transfer the Obligations held by it to any other Person, and such other Person shall thereupon become vested with all the rights in respect thereof granted to such Lender herein or otherwise.

16.    GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT (INCLUDING, WITHOUT LIMITATION, ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

  17.    Forum Selection and Consent to Jurisdiction.

(a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in the Borough of Manhattan in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to

Exhibit F-5

this Agreement against the Subordinated Creditors, the Subordinated Debtors or their respective properties in the courts of any jurisdiction.

(b)     Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c)     Each party to this Agreement irrevocably consents to service of process in any action or proceeding arising out of or relating to this Agreement in the manner provided for notices in Section 12 hereof. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable law. In furtherance of the foregoing, and not in limitation thereof, each Subordinated Creditor hereby irrevocably designates, appoints and empowers the Borrower, with offices on the date hereof at [•], as its designee, appointee and agent with respect to any action or proceeding in New York to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents which may be served in any such action or proceeding, and each Subordinated Creditor hereby confirms and agrees that the Borrower has been duly and irrevocably appointed as its agent and true and lawful attorney-in-fact in its name, place and stead to accept such service of any and all legal process, summons, notices and documents, and agrees that the failure of such agent to give any advice of any such service of process to such Subordinated Creditor shall not impair or affect the validity of such service or of any judgment based thereon. If for any reason such designee, appointee and agent shall cease to be available to act as such, each Subordinated Creditor agrees to designate a new designee, appointee and agent in New York City on the terms and for the purposes of this provision reasonably satisfactory to the Administrative Agent.

18.    Waiver of Jury Trial. Each party hereto hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in any litigation directly or indirectly arising out of, under or in connection with this Agreement. Each party hereto (i) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other parties hereto have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 18.

  19.     Execution in Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

20.     Headings. Article and Section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

21.     Relationship Between Administrative Agent and Lenders. Each and every benefit accruing hereunder to the Administrative Agent shall be deemed to also accrue to each applicable Lender.

[Signature Pages Follow]

Exhibit F-6

IN WITNESS WHEREOF, the parties have caused this Affiliate Subordination Agreement to be duly executed and delivered as of the date first above written.

[33][ ]
as Subordinated Creditor
By:
Name:
Title:
Address for Notices:
[ ]
[ ]
Attention: [ ]
Fax No. [ ]
Email: [ ]
[ ]
as Subordinated Debtor
By:
Name:
Title:
Address for Notices:
[ ]
[ ]
Attention: [ ]
Fax No. [ ]
Email: [ ]

[33]	Add additional signature blocks as necessary.

Affiliate Subordination

ACCEPTED BY:
Cortland Capital Market Services LLC,as Administrative Agent and as Collateral Agent
By:
Name:
Title:
Address for Notices:
Cortland Capital Market Services LLC
225 West Washington Street, Suite 2100
Chicago, IL 60606
Attention: Aslam Azeem and Legal Department
Fax No. 312-376-0571
Email: aslam.azeem@cortlandglobal.com;
legal@cortlandglobal.com

Affiliate Subordination

Schedule I

Subordinated Creditors

Schedule II

Subordinated Debtors

 Exhibit A

to Affiliate Subordination Agreement

JOINDER AGREEMENT , dated as of [     ], 201[     ] (“Joinder”), to the Affiliate Subordination Agreement (as defined below), by the [NEW SUBORDINATED CREDITOR].

A.     Reference is made to the Affiliate Subordination Agreement, dated as of December 3, 2014 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Affiliate Subordination Agreement”), among the Subordinated Creditors and the Subordinated Debtors in favor of CORTLAND CAPITAL MARKET SERVICES LLC, as Administrative Agent and Collateral Agent under the Term Loan Agreement.

B.     Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Affiliate Subordination Agreement.

C. Section 10 of the Affiliate Subordination Agreement provides that additional Subsidiaries of Holdings shall become Subordinated Creditors under the Affiliate Subordination Agreement by execution and delivery of an instrument in the form of this Joinder. The undersigned Subsidiary (the “New Subordinated Creditor”) is executing this Joinder in accordance with the requirements of the Affiliate Subordination Agreement to become a Subordinated Creditor under the Affiliate Subordination Agreement.

Accordingly, the New Subordinated Creditor agrees as follows:

SECTION 1. In accordance with Section 10 of the Affiliate Subordination Agreement, the New Subordinated Creditor by its signature below becomes a Subordinated Creditor under the Affiliate Subordination Agreement with the same force and effect as if originally named therein as a Subordinated Creditor and the New Subordinated Creditor hereby agrees to all of the terms and provisions of the Affiliate Subordination Agreement applicable to it as a Subordinated Creditor. Each reference to a “Subordinated Creditor” in the Affiliate Subordination Agreement shall be deemed to include the New Subordinated Creditor. The Affiliate Subordination Agreement is hereby incorporated herein by reference.

SECTION 2. This Joinder may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Joinder shall become effective when the Administrative Agent shall have received counterparts of this Joinder, when taken together, that bears the signatures of the New Subordinated Creditor. Delivery of an executed signature page to this Joinder by facsimile transmission or other electronic transmission shall be as effective as delivery of a manually signed counterpart of this Joinder.

SECTION 3. Except as expressly supplemented hereby, the Affiliate Subordination Agreement shall remain in full force and effect.

SECTION 4. THIS JOINDER AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS JOINDER AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS JOINDER (INCLUDING,

WITHOUT LIMITATION, ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

  SECTION 5. In the event any one or more of the provisions contained in this Joinder should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Affiliate Subordination Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 6. All communications and notices hereunder shall be in writing and given as provided in Section 12 of the Affiliate Subordination Agreement.

SECTION 7. The New Subordinated Creditor agrees to reimburse the Administrative Agent in accordance with Section 11 of the Affiliate Subordination Agreement.

  IN WITNESS WHEREOF, the New Subordinated Creditor has duly executed this Joinder to the Affiliate Subordination Agreement as of the day and year first above written.

[NAME OF NEW SUBORDINATED CREDITOR]

By:
Name:
Title:

Address for Notices:
[ ]
[ ]
Attention: [ ]
Fax No. [ ]
Email: [ ]

EXHIBIT G

FORM OF COMPLIANCE CERTIFICATE

[     ],[     ],201[     ]

This Compliance Certificate (“Compliance Certificate”) is delivered pursuant to Section 5.04(c) of the Term Loan Agreement, dated as of December 3, 2014, among Sportsman’s Warehouse, Inc., a Utah corporation, as the Borrower (this and each other capitalized term used herein without definition having the meaning assigned to such term in the Term Loan Agreement), Sportsman’s Warehouse Holdings, Inc., a Delaware corporation (“Holdings”), the Lenders from time to time party thereto, and Cortland Capital Market Services LLC, as Administrative Agent (as amended, restated, amended and restated, supplemented, restructured or otherwise modified from time to time, the “Term Loan Agreement”).

1.     I am the duly elected, qualified and acting [Insert Title of Financial Officer] of Holdings and the Borrower, and as such, I am authorized to execute and deliver this Compliance Certificate in the name and on the behalf of the Loan Parties.

2.     I have reviewed and am familiar with the contents of this Compliance Certificate.

3.     I have reviewed the terms of the Term Loan Agreement and the other Loan Documents and have made, or caused to be made under my supervision, a review in reasonable detail of the transactions and condition of Holdings and its consolidated subsidiaries during the accounting period covered by the financial statements attached hereto as Attachment 1 (the “Financial Statements “). Such review did not disclose, and I have no knowledge of, the existence of any condition or event that constitutes an Event of Default or Default during or at the end of the accounting period covered by the Financial Statements or as of the date of this Certificate, except as set forth in a separate attachment, if any, to this Compliance Certificate, which separate attachment describes in detail, the nature of the condition or event, the period during which it has existed and the action that Holdings or any of its Subsidiaries has taken, is taking, or proposes to take with respect to each such condition or event.

4.     Attached hereto as Attachment 2. which is incorporated herein by this reference, are the computations showing compliance with the covenants set forth in Sections 6.10 and 6.11 of the Term Loan Agreement [and setting forth the calculation of Excess Cash Flow and the Available Amount for the fiscal year covered by such financial statements]1.

[1]

Insert for Compliance Certificates delivered with annual financial statements (commencing with the first full fiscal year following the Closing Date) pursuant to Section 5.04(d) of the Term Loan Agreement.

Exhibit G-1

IN WITNESS WHEREOF, I have executed this Compliance Certificate as of the date first above written.

SPORTSMAN’S WAREHOUSE HOLDINGS, INC.
By:
Name:
Title:

Exhibit G-2

Attachment 1

to Compliance Certificate

[Attach Financial Statements]

Exhibit G-3

Attachment 2

to Compliance Certificate

The information described herein is as of [                         ] and pertains to the Calculation Period ending on [                         ].

A.	Section 6.10 – Interest Coverage Ratio

1.	Consolidated EBITDA (line A.1.a. plus line A.1.b.x. minus line A.1.c.iv.):[1]			$[ ]
	a.	Consolidated Net Income:		$[ ]
	b.	without duplication and to the extent deducted in determining such Consolidated Net Income for such period:
		i.	consolidated interest expense for such period:	$[ ]
		ii.	consolidated income tax expense for such period:	$[ ]
		iii.	all amounts attributable to depreciation and amortization for such period:	$[ ]
iv.

any non-cash charges (other than the write-down of current assets and non-cash charges representing an accrual or reserve with respect to an item paid or expected to be paid in cash) for such period (including non- cash compensation expense and amounts representing non-cash adjustments for application arising by reason of the application of ASC No. 805 (relating to changes in accounting for the amortization of goodwill and certain other intangibles), ASC No. 350 and ASC No. 360 (relating to the write-down of long-lived assets) and ASC No. 805 (including in connection with “earn outs” incurred as deferred consideration pursuant to a Permitted Acquisition):

$[ ]
		v.	to the extent paid in accordance with Section 6.07, any management, monitoring, consulting and advisory fees and related expenses paid in cash to the Sponsor during such period:	$[ ]
		vi.	costs and expenses incurred in connection with (x) the Transactions or (y) the incurrence of any Incremental Term Loans, in each case, in an amount not to exceed $1,000,000 in the aggregate:	$[ ]

[1]

For purposes of the determination of the Interest Coverage Ratio, the Total Net Leverage Ratio and the Total Secured Leverage Ratio at any time, Consolidated EBITDA shall be calculated on a Pro Forma Basis, with any such adjustments being made in compliance with Section 1.03 of the Term Loan Agreement.

	vii.	costs and expenses incurred in connection with Permitted Acquisitions in an amount not to exceed $2,500,000 in the aggregate:	$[ ]
	viii.	pre-opening and development costs and expenses incurred in connection with the opening of new Stores after the Closing Date in an amount not to exceed $5,000,000 in any fiscal year:	$[ ]
	ix.	any unusual or non-recurring charges, expenses or losses (including, without limitation, for litigation) for such period in an amount not to exceed $2,500,000:	$[ ]
	x.	the sum of lines A.1.b.i. through A.1.b.ix:	$[ ]
c.	without duplication:
	i.	all cash payments made during such period on account of reserves, restructuring charges and other non-cash charges added to Consolidated Net Income pursuant to A.1.a.iv in a previous period:	$[ ]
	ii.	any net after tax gain or income from the early extinguishment of Indebtedness, Hedging Agreements or other derivative investments:	$[ ]
iii.

to the extent included in determining such Consolidated Net Income, any extraordinary gains and all non-cash items of income for such period, all determined on a consolidated basis in accordance with GAAP:

$[ ]

Exhibit G-4

		iv.	the sum of lines A.1.c.i through A.1.c.iii:	$[ ]
2.	Consolidated Interest Expense for such period minus line A.2.d:
	a.	interest income of Holdings, the Borrower and the Subsidiaries for such period:		$[ ]
b.

amortization of deferred financing costs, debt issuance costs, commissions, discounts, fees and expenses, pay-in-kind interest expense and any other amounts of non-cash interest (including as a result of the effects of acquisition method accounting) for such period:

$[ ]
	c.	debt discount or premium and financing fees and expenses for such period, including underwriting and arrangement fees and prepayment or redemption premiums:		$[ ]
	d.	the sum of lines A.2.a through A.2.c:		$[ ]:1.00
3.	Interest Coverage Ratio: (the ratio of line A.1 to line A.2):			$[ ] 1.00[2]
4.	Minimum Consolidated Interest Coverage Ratio permitted for such Calculation Period:			$[ ]
B.	Section 6.11 – Maximum Total Net Leverage Ratio

1.	Total Debt:	$[ ]
2.	Unrestricted Cash; provided that the aggregated amount of cash and Permitted Investments permitted to reduce Total Net Debt pursuant to this line B.2 shall not exceed $7,500,000:	$[ ]
3.	Total Net Debt (line B.1. minus line B.2)	$[ ]
4.	Consolidated EBITDA for the period of four consecutive fiscal quarters most recently ended on or prior to such date (line A.1):	$[ ] 1.00
5.	Total Net Leverage Ratio (the ratio of line B.3 to line B.4):	$[ ] 1.00[3]
6.	Maximum Total Net Leverage Ratio permitted as of the last day of such Calculation Period:	$[ ]

2	As set forth in Section 6.10 of the Term Loan Agreement.
3	As set forth in Section 6.11 of the Term Loan Agreement.

Exhibit G-5

EXHIBIT H-1

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Treated As Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Term Loan Agreement, dated as of December 3, 2014 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Term Loan Agreement”), among Sportsman’s Warehouse, Inc., a Utah corporation (the “Borrower”), Sportsman’s Warehouse Holdings, Inc., a Delaware corporation, the lenders from time to time party thereto, and Cortland Capital Market Services LLC, as administrative agent (in such capacity, the “Administrative Agent”) and as collateral agent.

Pursuant to the provisions of Section 2.20(g) of the Term Loan Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate,

(ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and

(iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Term Loan Agreement and used herein shall have the meanings given to them in the Term Loan Agreement.

[signature pages follow]

Exhibit H-1-1

IN WITNESS WHEREOF, the undersigned has duly executed this certificate.

[NAME OF LENDER]
By:
Name:
Title:
Date:	, 20

Exhibit H-1-2

EXHIBIT H-2

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Treated As Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Term Loan Agreement, dated as of December 3, 2014 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Term Loan Agreement”), among Sportsman’s Warehouse, Inc., a Utah corporation (the “Borrower”), Sportsman’s Warehouse Holdings, Inc., a Delaware corporation, the lenders from time to time party thereto, and Cortland Capital Market Services LLC, as administrative agent (in such capacity, the “Administrative Agent”) and as collateral agent.

Pursuant to the provisions of Section 2.20(g) of the Term Loan Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Term Loan Agreement and used herein shall have the meanings given to them in the Term Loan Agreement.

[signature pages follow]

Exhibit H-2-1

IN WITNESS WHEREOF, the undersigned has duly executed this certificate.

[NAME OF PARTICIPANT]
By:
Name:
Title:
Date:	, 20

Exhibit H-2-2

EXHIBIT H-3

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Treated As Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Term Loan Agreement, dated as of December 3, 2014 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Term Loan Agreement”), among Sportsman’s Warehouse, Inc., a Utah corporation (the “Borrower”), Sportsman’s Warehouse Holdings, Inc., a Delaware corporation, the lenders from time to time party thereto, and Cortland Capital Market Services LLC, as administrative agent (in such capacity, the “Administrative Agent”) and as collateral agent.

Pursuant to the provisions of Section 2.20(g) of the Term Loan Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect to such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Term Loan Agreement and used herein shall have the meanings given to them in the Term Loan Agreement.

[signature pages follow]

Exhibit H-3-1

 IN WITNESS WHEREOF, the undersigned has duly executed this certificate.

[NAME OF PARTICIPANT]
By:
Name:
Title:
Date:	, 20

Exhibit H-3-2

EXHIBIT H-4

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Treated As Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Term Loan Agreement, dated as of December 3, 2014 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Term Loan Agreement”), among Sportsman’s Warehouse, Inc., a Utah corporation (the “Borrower”), Sportsman’s Warehouse Holdings, Inc., a Delaware corporation, the lenders from time to time party thereto, and Cortland Capital Market Services LLC, as administrative agent (in such capacity, the “Administrative Agent”) and as collateral agent.

Pursuant to the provisions of Section 2.20(g) of the Term Loan Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Term Loan Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

 Unless otherwise defined herein, terms defined in the Term Loan Agreement and used herein shall have the meanings given to them in the Term Loan Agreement.

[signature pages follow]

Exhibit H-4-1

 IN WITNESS WHEREOF, the undersigned has duly executed this certificate.

[NAME OF LENDER]
By:
Name:
Title:
Date:	, 20

Exhibit H-4-2

EXHIBIT I

FORM OF TERM LOAN NOTE

$	, 201

FOR VALUE RECEIVED, the undersigned (the “Borrower”), hereby unconditionally promises to pay to [                 ], a [         ] [     ], or its registered assigns (the “Holder”), in lawful money of the United States and in immediately available funds, the principal amount of (a) [                                                  ] ($[                 ]), or, if less, (b) the unpaid principal amount of the Term Loan of the Holder outstanding under the Term Loan Agreement referred to below. The principal amount of this Term Loan Note (as amended, restated, supplemented or otherwise modified, this “Note”) shall be paid in the amounts and on the dates specified in the Term Loan Agreement to the address designated by the Administrative Agent under Section 2.19(a) of the Term Loan Agreement. The Borrower further agrees to pay interest in like money to the address designated by the Administrative Agent under Section 2.19(a) of the Term Loan Agreement on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in the Term Loan Agreement.

Unless otherwise defined herein, terms defined in the Term Loan Agreement and used herein shall have the meanings given to them in the Term Loan Agreement.

The Holder is authorized to endorse on the schedules annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date, and amount of the Term Loan and the date and amount of each payment or prepayment of principal with respect thereto. Each such endorsement shall constitute prima facie evidence, absent manifest error, of the accuracy of the information endorsed. The failure to make any such endorsement or any error in any such endorsement shall not affect the obligations of the Borrower in respect of the Term Loan.

This Note (a) is one of the promissory notes referred to in the Term Loan Agreement, dated as of December 3, 2014 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Term Loan Agreement”), among Borrower, SPORTSMAN’S WAREHOUSE HOLDINGS, INC. (“Holdings”), the lenders from time to time party thereto (each a “Lender” and, collectively, the “Lenders”), CORTLAND CAPITAL MARKET SERVICES LLC, a Delaware limited liability company (“Cortland”), as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent”) and Cortland, as collateral agent for the Secured Parties (in such capacity, together with its successors and assigns in such capacity, the “Collateral Agent”), (b) is subject to the provisions of the Term Loan Agreement and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Term Loan Agreement. This Note is secured and guaranteed as provided in the Loan Documents. Reference is hereby made to the Loan Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and the guarantees, the terms and conditions upon which the security interests and each guarantee were granted and the rights of the Holder in respect thereof.

  Upon the occurrence and continuance of any one or more of the Events of Default, all principal and all accrued interest then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Term Loan Agreement.

All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN OR IN THE CREDIT AGREEMENT, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AND IN ACCORDANCE WITH THE REGISTRATION AND OTHER PROVISIONS OF SECTION 9.04 OF THE CREDIT AGREEMENT.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[Signature page follows].

Exhibit I-1

  IN WITNESS WHEREOF, the undersigned has caused this Term Loan Note to be executed by its duly authorized officer as of the day and year first above written.

SPORTSMAN’S WAREHOUSE, INC., as Borrower
By:
Name:
Title:

Exhibit I-2

 EXHIBIT J

FORM OF NOTICE OF CONVERSION OR CONTINUATION

Cortland Capital Market Services LLC, as

      Administrative Agent for the Lenders party

      to the Term Loan Agreement referred to below

225 West Washington Street, Suite 2100

Chicago, IL 60606

Attention: [             ]

Attention: Aslam Azeem and Legal Department

Fax No. 312-376-0571

Email: aslam.azeem@cortlandglobal.com; legal@cortlandglobal.com

Dated as of                     , 20

Ladies and Gentlemen:

This Notice is delivered in connection to that certain Term Loan Agreement, dated as of December 3, 2014 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Term Loan Agreement”), among Sportsman’s Warehouse, Inc., a Utah corporation (“Borrower”), Sportsman’s Warehouse Holdings, Inc., a Delaware corporation (“Holdings”), the Lenders from time to time party thereto, and Cortland Capital Market Services LLC, as administrative agent for the Lenders (in such capacity, “Administrative Agent”). Capitalized terms used herein and not otherwise defined herein are used as defined in the Term Loan Agreement.

The Borrower hereby gives Administrative Agent irrevocable notice, pursuant to Section 2.10 of the Term Loan Agreement of its request to:20

[A: continue as Eurodollar Loan[s] $                 in principal amount of presently outstanding Term Loan[s] having an Interest Period that expires on                 , . The Interest Period for [the] [each] Eurodollar Loan[s] commencing on [            ] is [$             one month]; [$             two months]; [$             three months] [$             six months].]21

[B: convert $             in principal amount of presently outstanding Term Loan[s] that is/are [ABR/Eurodollar] Loan[s] [having an Interest Period that expires on                 ,             ] to [ABR/Eurodollar] Loan[s] on                 ,             . [The initial Interest Period for [the] [each] Eurodollar Loan[s] is

[20]	Select A, B or C with appropriate insertions and deletions
[21]	With the approval of all Lenders, nine or twelve month Interest Periods are permitted.

  [$             one month]; [$             two months]; [$             three months]; [$             six months].] 22

[C: convert$             in principal amount of presently outstanding Eurodollar Loan[s] having an Interest Period that expires on             ,              to a Eurodollar Loan having an Interest Period that expires on             ,             .]

[Signature page follows].

22With the approval of all Lenders, nine or twelve month Interest Periods are permitted.

Exhibit J-1

In connection herewith, the undersigned hereby certifies, solely in a capacity as an officer and not in an individual capacity, that no Event of Default has occurred and is continuing on the date hereof, both before and after giving effect to any Term Loan to be made on or before any date for any proposed conversion or continuation set forth above.

SPORTSMAN’S WAREHOUSE, INC., a Utah corporation
By:
Name:
Title

SPORTSMAN’S WAREHOUSE HOLDINGS, INC., a Delaware corporation
By:
Name:
Title

Exhibit J-2